                                  CREDIT AGREEMENT


                                made and entered into

                                  as of May 9, 1997

                                     by and among



                           RELIANT BUILDING PRODUCTS, INC.
                               a Delaware corporation,


                     EACH OF THE FINANCIAL INSTITUTIONS WHICH IS
                                A SIGNATORY HERETO OR
                             WHICH MAY FROM TIME TO TIME
                                BECOME A PARTY HERETO,

                                         and

                              THE CHASE MANHATTAN BANK,
                            a New York banking corporation
                       as agent for such Financial Institutions

                                   CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this "AGREEMENT") is made and entered into as of May 9, 1997, by and among RELIANT BUILDING PRODUCTS, INC. ("BORROWER"), a Delaware corporation, EACH OF THE FINANCIAL INSTITUTIONS WHICH IS A SIGNATORY HERETO OR WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO (individually, a "LENDER" and collectively, the "LENDERS") and THE CHASE MANHATTAN BANK ("CHASE"), a New York banking corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                 W I T N E S S E T H:

    THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

I.  Definitions.

    A. CERTAIN DEFINED TERMS. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

    ACQUISITION shall mean the purchase by Reliant Partners of all of the outstanding Stock of RBPI Holding Corporation, a Delaware corporation, pursuant to the terms of the Acquisition Agreement.

    ACQUISITION AGREEMENT shall mean the Stock Purchase Agreement dated effective as of March 27, 1997, by and between Reliant Partners, as purchaser, and the various stockholders of RBPI Holding Corporation described in Schedule I attached to said Stock Purchase Agreement, as sellers.

    ACQUISITION DOCUMENTS shall mean the Acquisition Agreement and all agreements, documents and instruments executed and delivered, or to be executed and delivered, pursuant thereto or in connection with the Acquisition, in each case as in effect on the Closing Date.

    ADJUSTED LIBOR RATE shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) the Applicable Margin.

    AFFILIATE of any Person shall mean any other Person which controls or is controlled by or under common control with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of securities, by contact or otherwise.
Without limiting the generality of the foregoing, beneficial ownership of five percent (5%) or more of any class of voting securities of a Person or five percent (5%) of the outstanding equity interests in such Person shall be deemed to be control for purposes of compliance with the provisions of
SECTION 7.6 hereof.

    AGENT shall have the meaning assigned to such term in the preamble to this Agreement.

    ALTERNATE BASE RATE shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the sum of (a) the greater of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) in effect on such day, (ii) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus 1/2 of 1%, and (iii) the Base CD Rate in effect for such day plus 1% and (b) the Applicable Margin. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) or (b), or both, as appropriate, until the circumstances giving rise to such inability no longer exist.

    ALTERNATE BASE RATE BORROWING shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at the Alternate Base Rate as of such date.

    ANNUAL AUDITED FINANCIAL STATEMENTS shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year and accompanied by a report and opinion of independent certified public accountants with a "Big 6" accounting firm or other accounting firm of similar national standing and reputation, which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board and shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP. The Annual Audited Financial Statements for the Borrower and its Subsidiaries should be prepared on both a Consolidated and a consolidating basis in accordance with GAAP (with such consolidating statements to be prepared in accordance with GAAP only to the extent normal and customary). Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or Event of Default with respect to any of the financial covenants set forth in SECTIONS 7.12 through 7.14 hereof, or if in the opinion of such accountant any such Default or Event of Default exists, a description of the nature and status thereof.

    APPLICABLE COMMITMENT FEE PERCENTAGE shall mean with respect to any Unused Commitment, a rate per annum of .50%. Commencing with the calculation of the Interest Coverage Ratio as of the end of the first fiscal quarter of the Borrower's 1998 fiscal year, the Applicable Commitment Fee Percentage shall be subject to adjustment, based on the Borrower's compliance with the Interest Coverage Ratio, as follows:

               ------------------------------------------------
               ------------------------------------------------
                                                 Per Annum
                 Interest Coverage Ratio      Percentage Rate
               ------------------------------------------------
               LESS THAN OR EQUAL TO 3.50x         0.50%
               ------------------------------------------------
                        GREATER THAN 3.50x         0.375%
               ------------------------------------------------
               ------------------------------------------------

Such compliance with the Interest Coverage Ratio will be tested by the Agent quarterly as of the end of each of the Borrower's fiscal quarters, and for purposes hereof, any adjustment in the respective amounts of the Applicable Commitment Fee Percentage, whether upward or downward, shall be effective ten
(10) Business Days after the applicable Annual Audited Financial Statements or Monthly Unaudited Financial Statements of the Borrower have been delivered to and received by the Agent in accordance with the terms of SECTIONS 6.3(a) and
(b) hereof. The Interest Coverage Ratio for purposes hereof shall be computed for the four most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of determination, based on the Agent's review of the Borrower's most recent Monthly Unaudited Financial Statements or Annual Audited Financial Statements, as applicable, which are delivered to and received by the Agent for the immediately preceding four fiscal quarters of the Borrower in accordance with SECTIONS 6.3(a) and (b) hereof. Notwithstanding any provision to the contrary set forth in this paragraph, upon the occurrence of any Default or any Event of Default, any adjustment downward in the Applicable Commitment Fee Percentage from the initial .50% per annum percentage rate shall automatically cease and the Applicable Commitment Fee Percentage shall automatically revert to the .50% per annum percentage rate amount until such Default or Event of Default is cured to the satisfaction of the Agent or is waived in writing by the Required Lenders, as applicable.

    APPLICABLE LENDING OFFICE shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Borrowing and such Lender's LIBOR Lending Office in the case of a LIBOR Borrowing.

    APPLICABLE MARGIN shall mean with respect to any Loan, a rate per annum of 2.50% for LIBOR Borrowings and a rate per annum of 1.50% for Alternate Base Rate Borrowings. Commencing with the calculation of the Interest Coverage Ratio as of the end of the first fiscal quarter of the Borrower's 1998 fiscal year, the Applicable Margin shall be subject to adjustment, based on the Borrower's compliance with the Interest Coverage Ratio, as follows:

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---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Per Annum Percentage   Per Annum Percentage
                                    for LIBOR             for Alternate
     Interest Coverage Ratio        Borrowings         Base Rate Borrowing
---------------------------------------------------------------------------
   LESS THAN OR EQUAL TO 2.50x        2.50%                   1.50%
---------------------------------------------------------------------------
            GREATER THAN 2.50x        2.25%                   1.25%
---------------------------------------------------------------------------
            GREATER THAN 3.00x        2.00%                   1.00%
---------------------------------------------------------------------------
            GREATER THAN 3.50x        1.75%                    .75%
---------------------------------------------------------------------------
GREATER THAN OR EQUAL TO 4.00x        1.50%                    .50%
---------------------------------------------------------------------------
---------------------------------------------------------------------------

Such compliance with the Interest Coverage Ratio will be tested by the Agent quarterly as of the end of each of the Borrower's fiscal quarters, and for purposes hereof, any adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the applicable Annual Audited Financial Statements or Monthly Unaudited Financial Statements of the Borrower have been delivered to and received by the Agent in accordance with the terms of SECTIONS 6.3(a) and (b) hereof. The Interest Coverage Ratio for purposes hereof shall be computed for the four most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of determination, based on the Agent's review of the Borrower's most recent Monthly Unaudited Financial Statements or Annual Audited Financial Statements, as applicable, which are delivered to and received by the Agent for the immediately preceding four fiscal quarters of the Borrower in accordance with SECTIONS 6.3(a) and (b) hereof. Notwithstanding any provision to the contrary set forth in this paragraph, upon the occurrence of any Default or any Event of Default, any adjustment downward in the Applicable Margin from the initial 2.50% per annum percentage rate for LIBOR Borrowings and the initial 1.50% per annum percentage rate for Alternate Base Rate Borrowings shall automatically cease and the Applicable Margin shall automatically revert to the 2.50% per annum percentage rate amount for LIBOR Borrowings and the 1.50% per annum percentage rate amount for Alternate Base Rate Borrowings until such Default or Event of Default is cured to the satisfaction of the Agent or is waived in writing by the Required Lenders, as applicable.

    APPLICABLE PREPAYMENT FEE PERCENTAGE shall mean with respect to any termination or reduction of the Total Commitment as follows:

       --------------------------------------------------------
       --------------------------------------------------------
         Year of Termination or Reduction      Prepayment Fee
          (on or before the applicable         Percentage Rate
         anniversary of the Closing Date
       --------------------------------------------------------
                       Year 1                       1.00%
                       Year 2                       0.75%
                       Year 3                       0.50%
                   Years 4 and 5                    0.00%
       --------------------------------------------------------
       --------------------------------------------------------

    APPLICATIONS shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

    APPROVED INITIAL PUBLIC OFFERING shall mean an initial public offering of voting Stock of the Borrower or RBPI Holding Corporation, so long as (a) fifty percent (50%) or more of the aggregate net cash proceeds received by the Borrower or RBPI Holding Corporation from the issuance of such voting Stock shall have been applied to reduce the outstanding principal amount of the Senior Subordinated Debt, and (b) no Default or Event of Default shall have occurred and be continuing after such initial public offering has been completed.

    ASSESSMENT RATE shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year.

    ASSESSMENT AND ACCEPTANCE shall have the meaning ascribed to such item in
SECTION 10.12(c) hereof.

    ATEMCO shall mean the joint venture created by the ATEMCO Joint Venture Agreement.

    ATEMCO JOINT VENTURE AGREEMENT shall mean the Joint Venture Agreement of ATEMCO dated March 3, 1982, by and among the Borrower, Tower Extrusions, Inc., and MEB Enterprises, Inc., as amended and in effect from time to time.

    AVAILABILITY shall mean at any time (a) the lesser at such time of (i) the Total Commitment (as such amount may be reduced in accordance with the provisions of this Agreement) and (ii) the Borrowing Base, LESS (b) the sum of
(i) the aggregate amount of each Lender's Current Sum at such time, (ii) the aggregate amount of accrued interest outstanding under the Loans at such time,
(iii) all other outstanding Obligations hereunder or any other Loan Documents which are due and payable at such time, including without limitation, Commitment Fees, fees related to any Letters of Credit, and legal fees and other amounts payable under SECTION 10.9 hereof and (iv) $400,000 until the Borrower has fully complied with and satisfied the provisions of SECTION 6.17 hereof.

    BASE CD RATE shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

    BORROWER shall have the meaning assigned to such term in the preamble of this Agreement.

    BORROWING BASE shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to:

         (a)  85% of the Net Amount of Eligible Receivables at such date;

    PLUS

         (b) the lesser of (i) $10,000,000 and (ii) 50% of the amount of Eligible Inventory at said date, calculated at the lower of cost (determined on a FIFO basis) or market.

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the Agent reserves the right to adjust downward to a level acceptable to the Agent in its reasonable discretion the eighty-five percent (85%) advance rate set forth above for the Net Amount of Eligible Receivables if the Borrower's average dilution percentage for all Receivables exceeds five percent (5%). The Borrowing Base will be computed initially hereunder on a monthly basis (based on all information reasonably available to the Agent, including without limitation, the periodic reports and listings delivered to the Agent in accordance with SECTION 6.3(f) hereof), and a monthly Borrowing Base Compliance Certificate from a Responsible Officer of the Borrower presenting the Borrower's computation of the Borrowing Base will be periodically delivered to the Agent in accordance with SECTION 6.3(f) hereof. When and if the daily collection and application procedure for Receivables is implemented and is continuing in accordance with the provisions of SECTION 6.15(b) hereof, the Borrowing Base will be computed on a daily basis (based on all information reasonably available to the Agent, including without limitation, the periodic reports and listings delivered to the Agent in accordance with SECTIONS 6.3(f) and 6.15(d) hereof), and a monthly Borrowing Base Compliance Certificate from a Responsible Officer of the Borrower shall continue to be periodically delivered to the Agent in accordance with SECTION 6.3(f) hereof.

    BUSINESS DAY shall mean a day when the principal office in New York City of the Agent is open for business and the Lenders in New York City are generally open for business; PROVIDED, however, that with respect to LIBOR Borrowings, BUSINESS DAY shall also mean a day on which transactions in dollar deposits between lenders may be carried on in the London eurodollar interbank market.

    BUSINESS ENTITY shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

    CAPITAL EXPENDITURES shall mean, for any period for which Capital Expenditures is calculated, all capital expenditures of the Borrower and its Subsidiaries, on a Consolidated basis, for such period (including without limitation, the aggregate amount of Capital Lease Obligations incurred during such period which are required to be capitalized and reported as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries), determined in accordance with GAAP, consistently applied.

    CAPITAL LEASE OBLIGATIONS shall mean the obligations of a Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting

Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

    CHANGE OF CONTROL shall mean the occurrence of any of the following at any time after the Closing Date: (a) the Control Group shall fail to Beneficially Own, directly or indirectly, in the aggregate more than fifty percent (50%) of the aggregate voting power of all classes of partnership interests in (1) each of the Reliant Partners Entities or (2) Reliant Coinvestment Partnership, L.P.;
(b) prior to the consummation of an Approved Initial Public Offering for the Borrower, the Control Group shall fail to either (i) Beneficially Own, directly or indirectly, in the aggregate more than fifty percent (50%) of the aggregate voting power of all classes of Stock of the Borrower, or (ii) cause enough of the nominees of the Control Group in the aggregate to be elected to the Board of Directors of the Borrower so as to constitute a majority of such Board of Directors; (c) prior to the consummation of an Approved Initial Public Offering for RBPI Holding Corporation, the Control Group shall fail to either (i) Beneficially Own, directly or indirectly, in the aggregate more than fifty percent (50%) of the aggregate voting power of all classes of Stock of RBPI Holding Corporation, or (ii) cause enough of the nominees of the Control Group in the aggregate to be elected to the Board of Directors of RBPI Holding Corporation so as to constitute a majority of such Board of Directors; (d) following the consummation of an Approved Initial Public Offering for the Borrower, either (i) the Control Group shall fail to either (1) Beneficially Own, directly or indirectly, in the aggregate more than thirty-five percent (35%) of the aggregate voting power of all classes of Stock of the Borrower or
(2) allow any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13(d)-5 of the Securities and Exchange Act of 1934), other than members of the Control Group, to Beneficially Own, directly or indirectly, in the aggregate more than the aggregate voting power of all classes of Stock of the Borrower then held by the Control Group, or (ii) the Control Group and the then current management of the Borrower shall fail to cause enough of their respective nominees in the aggregate to be elected to the Board of Directors of the Borrower so as to constitute a majority of the Board of Directors of the Borrower; (e) following the consummation of an Approved Initial Public Offering for RBPI Holding Corporation, either (i) the Control Group shall fail to either
(1) Beneficially Own, directly or indirectly, in the aggregate more than thirty-five percent (35%) of the aggregate voting power of all classes of Stock of RBPI Holding Corporation, or (2) allow any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13(d)-5 of the Securities and Exchange Act of 1934), other than members of the Control Group, to Beneficially Own, directly or indirectly, in the aggregate more than the aggregate voting power of all classes of Stock of RBPI Holding Corporation then held by the Control Group, or (ii) the Control Group and the then current management of RBPI Holding Corporation shall fail to cause enough of their respective nominees in the aggregate to be elected to the Board of Directors of RBPI Holding Corporation so as to constitute a majority of the Board of Directors of RBPI Holding Corporation; (f) RBPI Holding Corporation, Reliant Coinvestment Partners, L.P. or either of the Reliant Partners Entities consolidates with, or merges with or into, another Person, or any Person consolidates with, or merges with or into, RBPI Holding Corporation, Reliant Coinvestment

Partners, L.P. or either of the Reliant Partners Entities; or (g) RBPI Holding Corporation, Reliant Coinvestment Partners, L.P. or either of the Reliant Partners Entities sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of RBPI Holding Corporation, Reliant Coinvestment Partners, L.P. or either of the Reliant Partners Entities to any Person. As used herein, "BENEFICIALLY OWN" shall mean "beneficially own" as defined in Rules 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, or any successor provision thereto.

    CLOSING DATE shall mean the earlier to occur of (a) the date of the first Loan under this Agreement or (b) May 9, 1997.

    CODE shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

    COLLATERAL shall mean all collateral and security as described in the Security Documents.

    COMMITMENT shall mean, as to any Lender, the obligation of such Lender to make Loans and incur liability for the Letter of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth as such Lender's Commitment in SCHEDULE 1.1 attached hereto (as the same may be reduced from time to time pursuant to SECTION 2.4 hereof).

    COMMITMENT FEE, with respect to any Lender, shall have the meaning assigned to it in SECTION 2.3(a).

    COMMITMENT LETTER shall mean that certain Commitment Letter of the Agent, TCB and Chase Securities Inc. to Keystone, Inc. and Reliant Partners dated March 17, 1997 and accepted by Keystone, Inc. and Reliant Partners, L.P. as of March 17, 1997, as amended by that certain Side Letter Agreement dated as of March 28, 1997, by and among the Agent, TCB, Chase Securities Inc., Keystone, Inc. and Reliant Partners.

    COMMITMENT PERCENTAGE shall mean, with respect to any Lender, the ratio, expressed as a percentage, of such Lender's Commitment to the Total Commitment.

    CONSEQUENTIAL LOSS shall mean, with respect to (a) the Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period, (b) the Borrower's failure to borrow a LIBOR Borrowing on the date specified by the Borrower for any reason, or (c) any cessation of the Adjusted LIBOR Rate to apply to the Loans or any part thereof pursuant to SECTION 2.9 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by any of the Lenders or the Agent as a result thereof, including without limitation, any interest paid by any of the Lenders to lenders of funds borrowed by it to make or carry the Loans and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Loans.

    CONSOLIDATED shall mean, for any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

    CONTINGENT OBLIGATION shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements of checks or other negotiable instruments in the ordinary course of business.

    CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement of even date herewith, by and among the Borrower and the Current Guarantors, as the same may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

    CONTROL GROUP shall mean Keystone, Inc., a Texas corporation, Oak Hill Partners, Inc., a _____________ corporation, FW Strategic Partners, L.P., a Delaware limited partnership, Arbor Investors, L.L.C., a Delaware limited liability company, Group 31, Inc., a Texas corporation, and FW Group Gen Par, Inc., a Texas corporation, together with the respective Affiliates of such entities on the Closing Date and the respective Permitted Transferees of any of such entities or such Affiliates anytime thereafter.

    CURRENT GUARANTORS shall mean each of the current Subsidiaries of the Borrower described in SCHEDULE 5.8 attached hereto, including the Dormant Subsidiaries.

    CURRENT SUM shall mean on any day, as to a particular Lender, the sum of
(a) the outstanding principal balance of such Lender's Note on such day PLUS
(b) the product of (i) such Lender's Commitment Percentage TIMES (ii) the Letter of Credit Exposure Amount on such day.

    DISCONTINUED OPERATIONS shall mean, as of any day, operations of the Borrower or any of its Subsidiaries which have been discontinued, and which, as of such day, have been fully terminated, disposed of or liquidated.

    DOMESTIC LENDING OFFICE shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on the signature pages hereof, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

    DORMANT SUBSIDIARIES shall mean each of the Subsidiaries of the Borrower which is listed as a Dormant Subsidiary on SCHEDULE 5.8 attached hereto.

    EBITDA shall mean with respect to any Person for any period the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization of assets, (iv) federal, state and local income taxes, and (v) all other non-cash items reducing Net Income (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period), in each case of such Person for such period, computed and calculated in accordance with GAAP consistently applied.

    ELIGIBLE ASSIGNEE shall mean a commercial Lender, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent and the Borrower.

    ELIGIBLE INVENTORY shall mean raw materials and finished goods inventory of the Borrower or any of its domestic Subsidiaries (but only to the extent that such raw materials and finished goods inventory is Collateral hereunder and is subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Lenders), which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility for raw materials and finished goods inventory may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment; PROVIDED, that (i) if the daily collection and application procedures for Receivables are not then in effect in accordance with the provisions of SECTION 6.15(b) hereof, the Agent shall give the Borrower three
(3) Business Days prior written notice before any change in such standards of eligibility become effective, and (ii) if the daily collection and application procedures for Receivables have been implemented and are then continuing in accordance with the provisions of SECTION 6.15(b) hereof, the Agent shall give the Borrower written notice within a reasonable time after the effective date of any change in such standards of eligibility. In general, without limiting the foregoing, inventory shall in no event be considered as Eligible Inventory without complying with the following requirements: (a) such inventory shall be valued in accordance with GAAP and consist of either raw materials which have been purchased by the Borrower or any of its domestic Subsidiaries or finished goods which have been purchased or produced by the Borrower or any such domestic Subsidiary; (b) such inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, is not obsolete, is not work-in-progress inventory, is not returned or damaged, is not scrap or remnants inventory, is not packaging or shipping supplies or materials and is currently usable or saleable in the normal course of business of the Borrower or any of its domestic Subsidiaries; (c) such inventory must not be considered "slow moving" (i.e.: inventory which has not been sold within 12 months or that portion of inventory in excess of a 12-month supply as calculated on a trailing 12-month basis); (d) such inventory is not in the possession of or control of any warehouseman, bailee, or any agent or processor for or customer of the Borrower or any of its Subsidiaries, unless such warehouseman, bailee, agent, processor, or customer has subordinated any Lien it may claim therein pursuant to a written subordination agreement reasonably acceptable to Agent; (e) except for inventory being shipped to a customer of the Borrower or any of its domestic Subsidiaries (so long as such inventory is in control of, and is being shipped by, the Borrower or any of its domestic Subsidiaries), such inventory must not be in transit and must be housed or stored in the United States at a location owned or leased by the Borrower or any of its domestic Subsidiaries; (f) if such inventory is housed or stored at a location which is leased, and not owned by the Borrower or any of its domestic Subsidiaries, the owner of such leased facility shall have subordinated any Lien it may claim against such inventory, whether contractual or statutory, to the Lien which the Agent holds against such inventory for the ratable benefit of the Lenders pursuant to a written subordination agreement acceptable to the Agent in all respects; (g) such inventory must be adequately insured to the reasonable satisfaction of the Agent pursuant to insurance coverage by SECTION 6.7 hereof; and (h) the Agent has not deemed such inventory ineligible because the Agent reasonably considers the value thereof to be impaired or its ability to realize such value to be insecure. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no raw materials and finished goods inventory of any Dormant Subsidiary or any Subsidiary of the Borrower created or acquired after the Closing Date (including any Subsidiary acquired pursuant to SECTION 7.4(f)(3) below) shall be included within Eligible Inventory for purposes hereof, unless and until the Agent shall have conducted a field examination (at the Borrower's cost and expense) of such Subsidiary's books, records and operations in order to reasonably satisfy the Agent that the raw materials and finished goods inventory components of such Subsidiary generally satisfy the above-described standards of eligibility.

    ELIGIBLE RECEIVABLES shall mean, as at any date of determination thereof, Receivables created by the Borrower or any of its domestic Subsidiaries (but only to the extent that such Receivables are Collateral hereunder and are subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Lenders) in the ordinary course of business arising out of the sale of goods or rendering of services by the Borrower or any such domestic Subsidiary, which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility for Receivables may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment; PROVIDED, that (i) if the daily collection and application procedures for Receivables are not then in effect in accordance with the provisions of
SECTION 6.15(b) hereof, the Agent shall give the Borrower three (3) Business Days prior written notice before any change in such standards of eligibility become effective, and (ii) if the daily collection and application procedures for Receivables have been implemented and are then continuing in accordance with the provisions of SECTION 6.15(b) hereof, the Agent shall give the Borrower written notice within a reasonable time after the effective date of any change in such standards of eligibility. In general, without limiting the foregoing, an Eligible Receivable must comply with all of the following requirements: (a) all payments due on the Receivable have been billed and invoiced in a timely fashion and in the normal course of business; (b) no payment is outstanding on the Receivable for more than 90 days after the date of invoice; (c) the payments due on 50% or more of all Receivables owing to the Borrower and its Subsidiaries by the applicable account debtor are less than 90 days past the date of invoice;
(d) the total Receivables owing to the Borrower and its Subsidiaries by the applicable account debtor constitute 10% or less of the aggregate Receivables owing to the Borrower and its Subsidiaries by all account debtors, or if the total Receivables of the applicable account debtor exceed 10% of the aggregate of all Receivables owing to the Borrower and its Subsidiaries by all account debtors, the Receivables of the applicable account debtor up to such 10% limit shall be deemed to constitute

Eligible Receivables (subject to compliance with all other applicable standards of eligibility) and the Receivables of the applicable account debtor exceeding such 10% limit shall be included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) only if the Receivables exceeding such 10% limit are backed or secured by credit insurance reasonably satisfactory to the Agent in all respects and such credit insurance has been assigned to the Agent upon terms acceptable to the Agent in its discretion; (e) the Receivable is free and clear of all security interests, liens, charges and encumbrances of any nature whatsoever (except for the Lien in favor of the Agent); (f) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the applicable account debtor on an absolute sales basis, or from the rendering of services by or on behalf of the Borrower or any such domestic Subsidiary; (g) the Receivable constitutes an "account" within the meaning of the Uniform Commercial Code of the state in which the Borrower's or such domestic Subsidiary's principal offices are located; (h) neither the Borrower nor any of its Subsidiaries is aware that the Receivable arises out of a bill and hold, consignment, progress billing, promotional, C.O.D. and cash in advance arrangement or is subject to any setoff, contra, offset, deduction, dispute, chargeback, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof; (i) the applicable account debtor has finally accepted the goods or services from the sale out of which the Receivable arose and has not objected to such account debtor's liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (j) the applicable account debtor is not any Governmental Authority, unless there has been compliance satisfactory to the Agent in all respects with the Assignment of Claims Act or similar state statutes; (k) the applicable account debtor is not an Affiliate of the Borrower or any of its Subsidiaries; (l) the account debtor must be located in the United States, except for Receivables insured or backed by credit insurance or a letter of credit in form and substance acceptable to the Agent in all respects; (m) the Receivable complies with all material Legal Requirements (including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters); (n) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with the terms thereof; (o) the Receivable is denominated in and provides for payment by the applicable account debtor in U.S. dollars; (p) the Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP; (q) if the Receivable is owing by an account debtor for which the Borrower or the applicable domestic Subsidiary must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, the Borrower or the applicable domestic Subsidiary must have filed such requisite activities report or other similar report and otherwise be in full compliance with such Legal Requirement; (r) if the Receivable arises out of a "backhauling" arrangement, such Receivable shall be only included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) to the extent that the aggregate amount of all other Eligible Receivables arising out of "backhauling" arrangements does not exceed $500,000; and (s) the credit standing of the applicable account debtor in relation to the amount of credit extended has not become unsatisfactory to the Agent in its reasonable discretion. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Receivables of any Dormant Subsidiary or any Subsidiary of the Borrower created or acquired after the Closing Date (including any Subsidiary acquired pursuant to SECTION 7.4(f)(3) below) shall be included within Eligible Receivables for purposes hereof, unless and until the Agent shall have conducted a field examination (at the Borrower's cost and expense) of such Subsidiary's books, records and operations in order to reasonably satisfy the Agent that the Receivables of such Subsidiary generally satisfy the above-described standards of eligibility.

    ENVIRONMENTAL CLAIM shall mean any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for (i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of, Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances; (iii) exposure to Hazardous Substances; (iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation, to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

    ENVIRONMENTAL LIABILITIES shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney's fees and court costs. ENVIRONMENTAL LIABILITY shall mean any one of them.

    ENVIRONMENTAL PERMIT shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of wastes, pollutants, contaminants or Hazardous Substances.

    ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

    ERISA AFFILIATE shall mean any trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

    EVENT OF DEFAULT shall mean any of the events specified in SECTION 8.1 hereof or otherwise specified as a Default in any other Loan Document, PROVIDED there has been satisfied any requirement in connection with any such event for the giving of notice or the lapse of time, or both, and DEFAULT shall mean any of such events, whether or not any such requirement for the giving of notice, or the lapse of time, or both, has been satisfied.

    EXCESS INTEREST AMOUNT shall have the meaning attributed to such term in
SECTION 2.1 hereof.

    FEDERAL FUNDS EFFECTIVE RATE shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

    FINANCIAL OFFICER shall mean, with respect to any Person, the chief financial officer of such Person.

    GAAP shall mean, as to a particular Person, those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or successor organization, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Agent and the Lenders, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

    GEORGE GROUP CONSULTING AGREEMENTS shall mean (a) that certain consulting agreement dated on or about the Closing Date, by and between George Group, Inc. and the Borrower, (b) any and all additional consulting agreements entered into by and between George Group, Inc. and the Borrower or any of the Borrower's Subsidiaries after the Closing Date in connection with any acquisition, consolidation or merger permitted by SECTION 7.4(f)(3) below (so long as only one such consulting agreement is entered into by and between George Group, Inc. and the Borrower or the applicable Subsidiary for each such acquisition, consolidation or merger), and (c) any and all extensions, modifications and amendments of any of such consulting agreements; PROVIDED, HOWEVER, that in no event shall (i) the term of such consulting agreement dated on or about the Closing Date be extended beyond twenty-four (24) months after the Closing Date, (ii) all of the payments (including reimbursements of expenses) made and to be made by the Borrower under such consulting agreement dated on or about the Closing Date exceed $2,000,000 in the aggregate in any fiscal year of the Borrower, (iii) all of the payments (including reimbursements of expenses) made and to be made by the Borrower or its applicable Subsidiary under any such consulting agreement entered into after the Closing Date exceed $500,000 in the aggregate in any fiscal year of the Borrower, or (iv) all of the payments (including reimbursements of expenses) made and to be made by the Borrower and its Subsidiaries under all of such consulting agreements exceed $4,500,000 in the aggregate.

    GOVERNMENTAL AUTHORITY shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Agent, any of the Lenders, the Borrower, any Subsidiary of the Borrower, or their respective Property.

    GRANTOR shall mean any Grantor, Assignor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

    GUARANTORS shall mean each and every Person executing a Guaranty from time to time, including without limitation, the Current Guarantors.

    GUARANTY shall mean each and every guaranty of the Obligations from time to time executed and delivered to the Agent by any Guarantor, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time.

    HAZARDOUS SUBSTANCE shall mean any hazardous or toxic waste, substance or product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of "Requirements of Environmental Law," including solid waste (as defined under The Resource Conservation and Recovery Act or its regulations, as amended from time to time), petroleum and any fraction thereof and any radioactive materials and waste.

    HIGHEST LAWFUL RATE shall mean, with respect to the Agent or any Lender, the maximum nonusurious rate of interest permitted to be charged by, as applicable, the Agent or such Lender under applicable laws (if any) of the United States or any state from time to time in effect.

    INDEBTEDNESS shall mean, as to any Person, without duplication: (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond, debenture or similar instrument; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services (except current trade accounts payable arising in the ordinary course of business and current accrued expenses, not the result of borrowing, arising in the ordinary course of business); (e) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice); and (h) all other indebtedness, liabilities and obligations of such Person which are required to be included or listed in the liabilities section of such Person's balance sheet according to GAAP; PROVIDED, that (1) such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof, and (2) for purposes of computation of the Leverage Ratio, the Indebtedness component of the Leverage Ratio shall exclude any Indebtedness of the type described in clause (h) of this definition.

    INDEPENDENT FINANCIAL ADVISOR shall mean a nationally recognized accounting, appraisal, investment banking firm or consultant that is, in the judgment of the Borrower's Board of Directors, qualified to perform the task for which it has been engaged (a) which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Borrower or any of its Subsidiaries and (b) which, in the judgment of the Board of Directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged.

    INTEREST COVERAGE RATIO shall mean as of any date that the Interest Coverage Ratio is calculated, the ratio of (a) EBITDA less Capital Expenditures for the Borrower and its Subsidiaries, on a Consolidated basis, for the applicable calculation period to (b) Interest Expense of the Borrower and its Subsidiaries, on a Consolidated basis, for such calculation period. The components of the Interest Coverage Ratio shall be calculated for the four (4) most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of determination of the Interest Coverage Ratio.

    INTEREST EXPENSE shall mean, with respect to any Person for any period, the interest expense of such Person during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense (excluding the amortization of fees incurred in connection with the Acquisition and the Senior Subordinated Debt Transaction), (c) the portion of payments under Capital Lease Obligation allocable to interest expense, and (d) all fixed and calculable cash dividend payments on preferred stock.

    INTEREST OPTION shall have the meaning given to such term in SECTION 2.8(a) hereof.

    INTEREST PAYMENT DATES shall mean (a) for ALTERNATE BASE RATE BORROWINGS,
(1) the first Business Day of each calendar month prior to the Maturity Date, and (2) the Maturity Date; and (b) FOR LIBOR BORROWINGS, (1) if the Interest Period applicable to such LIBOR Borrowing is equal to or less than three (3) months, the end of such Interest Period, and (2) in all other cases, on that day which is three (3) calendar months following the first day of the applicable Interest Period (or, if there be no corresponding day, on the next succeeding day which is a Business Day) and at the end of such Interest Period.

    INTEREST PERIOD shall mean the period commencing on the date of the applicable LIBOR Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in accordance herewith; PROVIDED, HOWEVER, that (a) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period shall end later than the Maturity Date, and (c) interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

    INVESTMENT shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

    JOINDER AGREEMENT shall mean any agreement, in Proper Form, executed by a Subsidiary of the Borrower from time to time in accordance with SECTION 6.10 hereof, pursuant to which such Subsidiary joins in the execution and delivery of a Guaranty and the Contribution Agreement.

    LEGAL REQUIREMENT shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

    LENDER or LENDERS shall have the meaning assigned to such terms in the preamble of this Agreement.

    LETTERS OF CREDIT shall mean all standby letters of credit and documentary sight letters of credit issued by the Agent for the account of the Borrower pursuant to the terms set forth in this Agreement.

    LETTER OF CREDIT ADVANCES shall mean all sums which may from time to time be paid by any and all of the Lenders pursuant to any and all of the Letters of Credit, together with all other sums, fees, reimbursements or other obligations which may be due to the Agent or any of the Lenders pursuant to any of the Letters of Credit.

    LETTER OF CREDIT EXPOSURE AMOUNT shall mean at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time PLUS (ii) the aggregate amount of all Letter of Credit Advances for which the Lenders have not been reimbursed and which remain unpaid at such time.

    LEVERAGE RATIO shall mean as of any date that the Leverage Ratio is calculated, the ratio of (a) the aggregate Indebtedness of the Borrower and its Subsidiaries, on a Consolidated basis, as of such date TO (b) EBITDA of the Borrower and its Subsidiaries, on a Consolidated basis, for the applicable calculation period. The components of the Leverage Ratio shall be determined for the four (4) most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of determination of the Leverage Ratio.

    LIBOR BORROWING shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at the Adjusted LIBOR Rate as of such date.

    LIBOR LENDING OFFICE shall mean, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite or below its name on the signature pages hereof, or (if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

    LIBOR RATE shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such LIBOR Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent by leading lenders in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

    LIEN shall mean, with respect to any asset of any Person, (a) any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

    LOAN DOCUMENTS shall mean this Agreement, the Notes, the Applications, the Security Documents, the Guaranties, the Contribution Agreement, the Joinder Agreements, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent and/or the Lenders in connection with or pursuant to any of the foregoing (including without limitation, that certain Fee Letter of the Agent and Chase Securities Inc. to Keystone, Inc. and Reliant Partners dated March 17, 1997 and accepted by Keystone, Inc. and Reliant Partners as of March 17, 1997), and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

    LOANS shall mean the Loans made pursuant to SECTION 2.1 hereof. LOAN shall mean any one of the Loans.

    LOCKBOX AGREEMENT shall collectively mean one or more lockbox agreements, in Proper Form, to be executed and delivered to the Agent or TCB by the Borrower and each of its Subsidiaries required by the Agent, together with all modifications and/or replacements thereof which are approved in writing by the Agent. As of the Closing Date, the Borrower has executed and delivered to TCB a Lockbox Agreement in substantially the form attached hereto as EXHIBIT B.

    MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, assets, prospects, operations, financial or other condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as whole, to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder, or (d) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

    MATURITY DATE shall mean the earlier of (a) May 9, 2002, (b) any date that the Total Commitment is terminated in full by the Borrower pursuant to
SECTION 2.4 hereof, and (c) any date the Maturity Date is accelerated by the Agent pursuant to SECTION 8.1 hereof.

    MONTHLY UNAUDITED FINANCIAL STATEMENTS shall mean the financial statements of a Person, including all notes thereto, which statements shall include (a) a balance sheet as of the end of the respective calendar month or fiscal quarter, as applicable, (b) an income statement for such respective calendar month or fiscal quarter, as applicable, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures in the corresponding period of the preceding fiscal year, all prepared in accordance with GAAP and certified as true and correct by a Responsible Officer of such Person. The Monthly Unaudited Financial Statements for the Borrower and its Subsidiaries shall be prepared on a Consolidated basis.

    NET AMOUNT OF ELIGIBLE RECEIVABLES shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time LESS each of the following items: (a) unpaid sales, excise or similar taxes owed by the Borrower or any of its domestic Subsidiaries (to the extent the same are included in Receivables); (b) returns, discounts, claims, credits and allowances of any nature asserted or taken by account debtors of the Borrower or any of its domestic Subsidiaries (to the extent the same are included in Receivables); and (c) the amount, if any, by which the warranty reserve of the Borrower and its Subsidiaries (determined in accordance with GAAP), on a Consolidated basis, exceeds the sum of (i) $500,000 and (ii) the amount of such warranty reserve of the Borrower and its Subsidiaries, on a Consolidated basis, as of the Closing Date.

    NET INCOME shall mean gross revenues and other proper income credits for such Person, less all proper expenses and other income charges for such Person, including taxes on income, all determined in accordance with GAAP; PROVIDED, that there shall not be included in such revenues any extraordinary or nonrecurring items, as determined in accordance with GAAP.

    NOTES shall mean the promissory notes, each substantially in the form of EXHIBIT A attached hereto, of the Borrower evidencing the Loans, payable to the order of the respective Lender in the amount of said Lender's Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor. Note shall mean any one of such promissory notes.

    OBLIGATIONS shall mean, without duplication, all obligations, liabilities and Indebtedness of the Borrower and the Guarantors with respect to the Security Documents and all other Loan Documents, including without limitation, (a) the principal of and interest on the Loans and (b) the payment or performance of all other obligations, liabilities and Indebtedness of the Borrower or the Guarantors to the Agent and the Lenders hereunder, under the Notes, under the Letters of Credit, under the Applications or under any one or more of the other Loan Documents, including all fees, costs,
expenses and indemnity obligations hereunder and thereunder.   The
Obligations include interest (including post-petition interest, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding) and other obligations accruing or arising after
(a) commencement of any case under any bankruptcy or similar laws by or against the Borrower or any Guarantor or (b) the obligations of the Borrower or any Guarantor shall cease to exist by operation of law or for any other reason.

    OFFICER'S CERTIFICATE shall mean a certificate substantially in the form of EXHIBIT C attached hereto.

    ORGANIZATIONAL DOCUMENTS shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Agent.

    PARTIES shall mean all Persons other than the Agent or any Lender executing any Loan Documents.

    PAST DUE RATE shall mean, on any day, as follows: (a) WITH RESPECT TO PAST DUE PRINCIPAL WHICH IS OUTSTANDING UNDER ANY NOTE, the sum of the Interest Option otherwise applicable thereto on such day plus two percent per annum (it being understood by the Borrower that if any such applicable Interest Option is based on the Adjusted LIBOR Rate, the Past Due Rate with respect to the applicable principal amount shall only be calculated with reference to the applicable Adjusted LIBOR Rate until the Interest Period applicable thereto expires, and upon the expiration of such applicable Interest Period, the Past Due Rate for such applicable principal amount shall be computed on the basis of the Alternate Base Rate for such day plus two percent per annum), and (b) WITH RESPECT TO PAST DUE ACCRUED INTEREST, FEES AND OTHER OBLIGATIONS (other than past due principal outstanding under any Note), the sum of the Alternate Base Rate for such day plus two percent per annum.

    PBGC shall mean the Pension Benefit Guaranty Corporation.

    PERMITTED AFFILIATE SALES OF RECEIVABLES shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any of their respective Affiliates of any Receivables which do not constitute Eligible Receivables, so long as the consideration received by the Borrower or the applicable Subsidiary upon the disposition of the applicable Receivables is approximately equivalent to the original invoice amount(s) giving rise to such Receivables.

    PERMITTED AFFILIATE TRANSACTIONS shall mean any of the following: (a) transactions with or among the Borrower and any Guarantor that is a wholly owned Subsidiary of the Borrower; (b) customary directors' fees, customary directors' indemnifications and similar arrangements for directors and officers of the Borrower or any of its Subsidiaries entered into in the ordinary course of business, together with any payments made under any such indemnification arrangements; (c) the issuance and sale by the Borrower to its shareholders of additional Stock; (d) any payment or distribution made pursuant to any applicable Restricted Payment Exception; (e) loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (f) the incurrence of intercompany Indebtedness permitted pursuant to SECTION 7.1(g) hereof; (g) that certain tax sharing arrangement entered into as of the Closing Date by and among the Borrower and each of its Subsidiaries; (h) any of the George Group Consulting Agreements and any transactions pursuant to the terms thereof; (i) any Permitted Affiliate Sale of Receivables; and (j) transactions, contracts or agreements existing on the date of this Agreement and which are set forth on SCHEDULE 7.6 attached hereto, together with any renewals and extensions of such existing transactions, contracts or agreements, so long as such renewals and extensions are upon terms and conditions substantially identical to the terms and conditions set forth in such existing transactions, contracts and agreements (or otherwise no less favorable to the Borrower and the Guarantors, as applicable).

    PERMITTED INVESTMENT SECURITIES shall mean: (a) at any time that the daily collection and application procedures for Receivables have been implemented and are continuing in accordance with the provisions of SECTION 6.15(b) hereof, (1) readily marketable, direct obligations of the United States of America or any agency or wholly owned corporation thereof which are backed by the fall faith and credit of the United States, maturing within six
(6) months after the date of acquisition thereof, (2) certificates of deposit or other short-term direct obligations of (i) the Agent, (ii) TCB or (iii) any other domestic financial institution having capital and surplus in excess of $500,000,000, maturing within six months after the date of acquisition thereof, and (3) other Investments mutually agreed to in writing by the Borrower and the Agent; and (b) at any time that the daily collection and application procedures for Receivables are not in effect in accordance with the provisions of SECTION 6.15(b) hereof, (1) all Investments of the type described in clause (a) of this definition, (2) eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with (i) the Agent, (ii) TCB or (iii) any other domestic financial institution having capital and surplus in excess of $500,000,000, (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a)(1),
(a)(2) and (b)(2) above entered into with any financial institution meeting the qualifications specified in clauses (a)(2) and (b)(2) above, and (4) commercial paper issued by corporations organized under the laws of the United States of America or any state thereof, each of which conducts a substantial part of its business in the United States of America, maturing within six months after the date of acquisition thereof and rated "P-1" or better by Moody Investors Service, or "A-1" or better by Standard and Poor Corporation.

    PERMITTED TRANSFEREES shall mean, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such natural Person or such individual's spouse or children or any trust for the benefit of such Persons; (b) in the case of any Person who is a natural person, the heirs, beneficiaries, executors, administrators or personal representatives of such natural Person upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural Person, any Affiliate of such Person on the Closing Date.

    PERSON shall mean any individual, corporation, business trust, unincorporated organization or association, partnership, joint venture, Governmental Authority or any other form of entity.

    PLAN shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations", as such term is defined in the Code, of which the Borrower, any of its Subsidiaries or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees.

    PRIME RATE shall mean the rate of interest per annum publicly announced from time to time by Chase, or its successor financial institution, at its principal office in New York City as it prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY CHASE OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. CHASE OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

    PRINCIPAL OFFICE shall mean the principal office in New York City of the Agent, or at such other place as the Agent may from time to time by notice to the Borrower designate.

    PROPER FORM shall mean in form and substance satisfactory to the Agent.

    PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

    RATE SELECTION DATE shall mean that Business Day which is (a) in the case of the Alternate Base Rate Borrowings, the date of such borrowing, or (b) in the case of LIBOR Borrowings, the date three (3) Business Days preceding the first day of any proposed Interest Period.

    RATE SELECTION NOTICE shall have the meaning ascribed to such term in
SECTION 2.8(b)(1) hereof.

    RECEIVABLES shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of the Borrower or any of its Subsidiaries, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lenders.

    REFINANCING INDEBTEDNESS shall mean any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of such Person, PROVIDED, that:

         (a) the principal amount of such Refinancing Indebtedness does not exceed the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

         (b) the interest rate or rates to accrue under such Refinancing Indebtedness do not exceed the prevailing market interest rate or rates which are then applicable to, and generally available for, Indebtedness which is similar in type, amount, maturity and other terms to the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

         (c) the maturities, amortization schedules, covenants, defaults, remedies, subordination provisions (with respect to any Subordinated Indebtedness), collateral security provisions (or absence thereof) and other terms of such Refinancing Indebtedness are in each case the same or more favorable to the Borrower and/or its applicable Subsidiaries as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and

         (d) no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Refinancing Indebtedness.

    REGULATION D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member Lenders of the Federal Reserve System.

    REGULATORY CHANGE shall mean, with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including Regulation
D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of Lenders including such Lender under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

    RELIANT PARTNERS ENTITIES shall mean Reliant Partners, L.P., a Texas limited partnership, and Reliant Partners II, L.P., a Texas limited partnership.

    REPORTABLE EVENT shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

    REQUEST FOR EXTENSION OF CREDIT shall mean a written request for extension of credit substantially in the form of EXHIBIT D attached hereto.

    REQUIRED LENDERS shall mean Lenders having greater than 50% of the Total Commitment.

    REQUIREMENTS OF ENVIRONMENTAL LAW shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) pollution, protection or clean-up of the air, surface water, ground water or land; (ii) solid, liquid or gaseous waste or Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iii) exposure of Persons or property to Hazardous Substances; (iv) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, or emissions of Hazardous Substances into the environment; or (v) the storage of any Hazardous Substances. REQUIREMENT OF ENVIRONMENTAL LAW shall mean any one of them.

    RESPONSIBLE OFFICER shall mean, with respect to any Person, any president or vice president, or the chief financial officer, treasurer or assistant treasurer of such Person.

    RESTRICTED PAYMENT EXCEPTIONS shall mean as follows:

    (a) any dividends paid by the Borrower if, immediately after giving effect to the payment of such dividends, all of the following shall apply:
(i) no Default or Event of Default shall have occurred; (ii) the declaration and payment of such dividends would comply with the provisions of the Senior Subordinated Debt Documents, including without limitation, the requirement that the Consolidated Coverage Ratio (as defined in the applicable Senior Subordinated Debt Documents) shall be greater than 2.00x; (iii) the Borrower shall have not less than $7,500,000 in Availability; and (iv) the aggregate amount of all such dividends declared or made on or after the Closing Date does not exceed an amount equal to the sum of (1) 50% of the aggregate Net Income of the Borrower and its Subsidiaries, on a Consolidated basis, for the period (taken as one period) from the beginning of the first fiscal quarter of the Borrower commencing after the Closing Date and ending on the last day of the most recent fiscal quarter of the Borrower ending on or prior to the date of the applicable dividend payment (or if such Net Income of the Borrower and its Subsidiaries, on a Consolidated basis, shall be a loss for the applicable period, minus 100% of such loss); (2) 50% of the aggregate net cash proceeds received by the Borrower from either capital contributions to the Borrower after the Closing Date or from the sale and issuance of Stock of the Borrower after the Closing Date (with such Stock NOT to be redeemable or convertible into Indebtedness), and (3) the aggregate principal amount of any Indebtedness of the Borrower or any of its Subsidiaries incurred after the Closing Date which has been converted into, redeemed or exchanged for Stock of the Borrower (with such Stock NOT to be redeemable or convertible into Indebtedness); or

    (b) so long as no Default or Event of Default shall have occurred (after giving effect to the applicable payment or transaction described below), any of the following: (i) the purchase, redemption or other acquisition for value by the Borrower or any of its Subsidiaries of any Stock of the Borrower or any of its Subsidiaries held by officers, employees, former officers or former employees of the Borrower or any of its Subsidiaries (or the estates or beneficiaries of such officers, employees, former officers or former employees) upon death, disability, retirement or termination of employment, or dividends by the Borrower to RBPI Holding Corporation to effect the same in respect of any Stock of RBPI Holding Corporation or any direct or indirect equity interest of Reliant Partners, with all of such payments and dividends not to exceed $3,000,000 in the aggregate since the Closing Date; (ii) dividends by the Borrower not to exceed $2,000,000 in the aggregate since the Closing Date; (iii) payments by the Borrower and any of its Subsidiaries to RBPI Holding Corporation to pay general and administrative expenses not to exceed $500,000 in any fiscal year of the Borrower; (iv) the purchase, redemption or other acquisition by the Borrower of any of its Stock in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale of, other Stock of the Borrower (provided that such net cash proceeds and the value of any Stock issued in exchange for such retired Stock shall NOT be included for purposes of determination the amount of dividends permitted by clause (a)(iv) above);
(v) the purchase, redemption, retirement or other acquisition by the Borrower of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance and sale of Stock of the Borrower or other Subordinated Indebtedness (provided that any net cash proceeds and the value of any Stock issued in exchange for such retired Subordinated Indebtedness shall NOT be included for purposes of determining the amount of dividends permitted by clause (a)(iv) above, and provided further, that any Subordinated Indebtedness incurred in exchange for such retired Subordinated Indebtedness also must be Refinancing Indebtedness); or
(vi) dividends by the Borrower to RBPI Holding Corporation in an amount not to exceed $16,200,000 to effect the Stock Purchase Transaction.

In determining the amount of dividend payments permitted under clause (a)(iv) above, amounts expended pursuant to clauses (b)(i), (ii) and (iii) shall be included as dividends paid for purposes of such clause (a)(iv), and amounts expended to causes (b)(iv), (v) and (vi) shall be excluded as dividends declared or paid for purposes of such clause (a)(iv).

    SECURITY AGREEMENTS shall mean (a) the Security Agreement (Personal Property) of even effective date herewith, between the Borrower and the Agent, for the ratable benefit of the Lenders, covering all Receivables, inventory and all other related tangible and intangible personal Property of the Borrower more particularly described therein, (b) the Security Agreement (Personal Property) of even effective date herewith, between the Current Guarantor and the Agent, for the ratable benefit of the Lenders, covering all Receivables, inventory and other related tangible and intangible personal Property of such Subsidiaries more particularly described therein, (c) any and all other security agreements, pledge agreements, collateral assignments or other similar documents now or hereafter executed in favor of the Agent, for the ratable benefit of the Lenders, as security for the payment or performance of any and/or all of the Obligations, and (d) any amendment, modification, restatement or supplement of all or any of the above-described agreements and assignments.

    SECURITY DOCUMENTS shall mean the Security Agreements, all related financing statements and any and all other agreements, mortgages, deeds of trust, chattel mortgages, security agreements, pledges, guaranties, assignments of income, assignments of contract rights, assignments or pledges of stock or partnership interests, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered in connection with, or as security for, the payment and performance of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

    SENIOR SUBORDINATED DEBT shall mean the Subordinated Indebtedness of the Borrower to be evidenced by senior subordinated notes issued by the Borrower, at a par value of at least $65,000,000 in aggregate principal amount, said senior subordinated notes to be due not earlier than the seventh anniversary of the Closing Date and to otherwise be in Proper Form.

    SENIOR SUBORDINATED DEBT DOCUMENTS shall mean the senior subordinated notes evidencing the Senior Subordinated Debt, the final prospectus and indenture therefor and all other agreements, documents and instruments executed and delivered pursuant hereto or in connection therewith, in each case as in effect on the Closing Date.

    SENIOR SUBORDINATED DEBT TRANSACTION shall mean the transactions contemplated to occur under or in connection with the Senior Subordinated Debt Documents.

    STATUTORY RESERVES shall mean (a) WITH RESPECT TO THE ADJUSTED LIBOR RATE, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any Lender is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D, and (b) WITH RESPECT TO THE BASE CD RATE, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which any Lender is subject with respect to the Base CD Rate for new negotiable non-personal time deposits in U.S. dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, LIBOR Borrowings shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

    STOCK shall mean as to a Business Entity, all capital stock or other indicia of equity rights issued by such Business Entity from time to time.

    STOCK PURCHASE TRANSACTION shall mean the transactions contemplated to occur under or in connection with the Acquisition Documents.

    SUBORDINATED INDEBTEDNESS shall mean, with respect to the Borrower or any Guarantor, Indebtedness subordinated in right of payment to the Borrower's or such Guarantor's monetary Obligations on terms satisfactory to and approved in writing by the Agent in its discretion, together with any renewals, extensions or modifications thereof to the extent the same constitute Refinancing Indebtedness. For purposes hereof, the Senior Subordinated Debt shall be deemed to be Subordinated Indebtedness.

    SUBSIDIARY shall mean, as to a particular parent Business Entity, any Business Entity of which MORE THAN fifty percent (50%) of the Stock issued by such Business Entity is at the time directly or indirectly owned by such parent Business Entity or by one or more of its Affiliates.

    TANGIBLE NET WORTH shall mean, as to any Person at any time, (a) the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other amount which, in accordance with GAAP, constitutes stockholders' equity, LESS (b) treasury stock, LESS (c) the amount of any write-up subsequent to the effective date of this Agreement in the value of any asset above the cost or depreciated costs thereof to such Person, LESS (d) the book value of all assets which would be treated as intangibles under GAAP, including without limitation, good will, trademarks, trade names, patents, copyrights and licenses.

    TCB shall mean Texas Commerce Bank National Association, a national banking association.

    THREE-MONTH SECONDARY CD RATE shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent.

    TOTAL COMMITMENT shall mean, on any day, the aggregate of all of the Commitments of the Lenders on such day (as the same may be reduced from time to time pursuant to SECTION 2.4 hereof).

    UNUSED COMMITMENT shall mean, as to a particular Lender, the daily difference of such Lenders Commitment on such day less the Current Sum applicable to such Lender on such day.

    B. ACCOUNTING TERMS AND DETERMINATIONS. Except where specifically otherwise provided:

         1. The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

         2. Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.

         3. Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a Consolidated basis, and financial measurements shall be computed without duplication.

         4. Wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

         5. Wherever the word "herein" or "hereof" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

         6. References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

         7. References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

         8. Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; PROVIDED, that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

         9. All times of day used in the Loan Documents mean local time in New York City.

         10. Defined terms may be used in the singular or plural, as the context requires.

II. LOANS; LETTERS OF CREDIT; NOTES; PAYMENTS; PREPAYMENTS; INTEREST RATES.

    A. COMMITMENTS. Subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make Loans to the Borrower from time to time on and after the Closing Date until, but not including, the Maturity Date, in an aggregate principal amount at any one time outstanding (including such Lender's Commitment Percentage of the Letter of Credit Exposure Amount at such time) up to, but not exceeding such Lender's Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Loans outstanding at any time shall not exceed (a) the lesser of (i) the Total Commitment and (ii) the applicable Borrowing Base at such time LESS (b) the Letter of Credit Exposure Amount at such time. Subject to the conditions herein, any such Loan prepaid prior to the Maturity Date may be reborrowed as an additional Loan by the Borrower pursuant to the terms of this Agreement.

    B.   LOANS.

         1. Subject to SECTIONS 4.1 and 4.2 hereof, all Loans shall be advanced and made ratably by the Lenders in accordance with the Lenders' respective Commitments.

         2. When requesting a Loan hereunder, the Borrower shall give the Agent notice of a request for a Loan in accordance with SECTION 4.1(a) hereof; PROVIDED, HOWEVER, if the daily collection and application procedures for Receivables are then in effect and continuing in accordance with the provisions of SECTION 6.15(b) hereof, no notice of a request for Loan in accordance with SECTION 4.1(a) hereof shall be required to be presented by the Borrower to the Agent if a check issued by the Borrower shall be presented for payment against any controlled disbursement account maintained with the Agent or TCB in connection with the Lockbox Agreement, and the Agent shall then cause the Lenders (subject to the provisions of SECTION 2.2(f) hereof) to make a Loan for the purpose of crediting said controlled disbursement account in an amount sufficient to permit such check to be honored if (i) such Loan is to be made prior to the Maturity Date, (ii) the Availability would be equal or greater than zero after giving effect to such Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing. Except as otherwise provided in SECTION 2.2(f) hereof, the Agent shall promptly advise the Lenders of any notice of a request for a Loan given pursuant to SECTION 4.1(a) or of any such Loan advanced for purposes of crediting any such controlled disbursement account and of each Lender's portion of a requested borrowing (based on such Lender's Commitment Percentage).

         3. Except as otherwise provided or specified in SECTION 2.2(f) below, each Lender shall make its Loans available on the proposed dates thereof by causing its Applicable Lending Office to pay the amount required to the Agent at the Principal Office in immediately available funds not later than 11:00 a.m., and the Agent shall as soon as practicable, but in no event later than 5:00 p.m. on such date, credit the amount so received to a general deposit account designated and maintained by the Borrower with the Agent at the Principal Office. If a requested Loan shall not occur on the Closing Date or any date specified by the Borrower as set forth in the applicable Request for Extension of Credit, as the case may be, because all of the conditions for such Loan set forth herein or in any of the other Loan Documents shall not have been met, the Agent shall return the amounts so received from the Lenders in respect of such requested Loan to the applicable Lenders as soon as practicable.

         4. The obligations of the Lenders hereunder are several and not joint; therefore, notwithstanding anything herein to the contrary: (i) no Lender shall be required to make Loans at any one time outstanding in excess of such Lender's Commitment; (ii) if a Lender fails to make a Loan as and when required hereunder and the Borrower subsequently makes a repayment on the Loans, such repayment shall be split among the non-defaulting Lenders in accordance with the respective Commitment Percentages until each Lender has its Commitment Percentage of all of the outstanding Loans, after which the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Commitments; and (iii) the failure of any Lander to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (PROVIDED, that no Lender shall be responsible for the failure of any other Lender to make a Loan such other Lender is obligated to make hereunder).

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

         5. The Loans made by the Lenders on any date shall be in integral multiples of $1.00; PROVIDED, HOWEVER, that the LIBOR Borrowings made on any date shall be in a minimum aggregate principal amounts of $2,000,000, with any increases over such minimal amount being in integral aggregate multiples of $100,000.

         6. When and if the daily collection and application procedures for Receivables are implemented and are continuing in accordance with the provisions of SECTION 6.15(b) hereof, the arrangements between the Agent and the Lenders with respect to making and advancing the Loans and making payments under Letters of Credit shall be handled on the following basis: no less than once a week, the Agent will provide each Lender with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Loans made to the Borrower, the aggregate amount of new Letter of Credit Advances which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of the Borrower, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Loans and to reimburse Letter of Credit Advances during such period and the outstanding principal balances of the Loans and the aggregate Letter of Credit Exposure Amount outstanding at the end of such period. If a Lender's pro-rata share (based on such Lender's Commitment Percentage) of the Loans and the unreimbursed Letter of Credit Advances made during such period exceeds such Lender's pro-rata share of remittances and payments applied to reduce the Loans and reimburse Letter of Credit Advances during such period, the difference will be paid and made available in same day funds by such Lender to the Agent, and if such Lender's pro-rata share (based on such Lender's Commitment Percentage) of remittances and payments applied to reduce the Loans and reimburse Letter of Credit Advances during such period exceeds such Lender's pro-rata share (based on such Lender's Commitment Percentage) of the Loans and the unreimbursed Letter of Credit Advances made during such period, the difference will be paid and made available in same day funds by the Agent to such Lender.

         7. When and if the daily collection and application procedures for Receivables are implemented and are continuing in accordance with the provisions of SECTION 6.15(b) hereof, the Agent shall render to the Borrower each month a statement of the Borrower's account of all transactions of the type described in SECTION 2.2(f) hereof, which shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Agent receives a written statement of the Borrower's exceptions to such account statement within thirty (30) days after such statement was rendered to the Borrower.

    C.   COMMITMENT AND ADMINISTRATION FEES.

         1. In consideration of each Lender's Commitment, the Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (each a "COMMITMENT FEE") (computed on the basis of the actual number of days elapsed in a year composed of 360 days, subject to the terms of SECTION 10.6 hereof) in an amount equal to the product of (A) the Applicable Commitment
Fee Percentage TIMES (B) such Lender's Unused Commitment. The Commitment Fee shall be due and payable in arrears (i) on the first Business Day of each July, October, January and April prior to the Maturity Date, commencing July 1, 1997, and (ii) on the Maturity Date, with each Commitment Fee to commence to accrue as of the date hereof and to be effective as to any reduction in the Total Commitment pursuant to SECTION 2.4(a) below as of the date of any such decrease, and each Commitment Fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the Maturity Date. All past due Commitment Fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent.

         2. At all times when the daily collection and application procedures for Receivables have not been implemented (or if previously implemented, such daily collection and application procedures have ceased pursuant to the other terms of this Agreement), the Borrower hereby agrees to pay to the Agent for its sole benefit (and not for the benefit of each of the Lenders) an administration fee in the amount of $35,000 per annum, payable in advance annually, commencing on the Closing Date and continuing thereafter on the same Business Day of each subsequent calendar year prior to the implementation and continuation of such daily collection and application procedures. When and if the daily collection and application procedures for Receivables are implemented and are continuing in accordance with the provisions of SECTION 6.15(b) hereof, the Borrower hereby agrees to pay to the Agent, for its sole benefit (and not for the benefit of each of the Lenders), an administration fee in the amount of $75,000 per annum, payable in quarterly installments of $18,750 each, commencing thirty (30) days after such daily collection procedures are implemented, and continuing thereafter on the same Business Day of each subsequent calendar quarter in which such daily collection procedures are continuing.

    D.   TERMINATION AND REDUCTIONS OF COMMITMENTS.

         1. Upon at least five (5) Business Days' prior irrevocable written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment ratably among the Lenders in accordance with the amounts of their Commitments; PROVIDED, HOWEVER, that the Total Commitment shall not be reduced at any time to an amount not less than the aggregate of each Lender's Current Sum outstanding at such time. Each partial reduction of the Total Commitment shall be in a minimum of $1,000,000, or an integral multiple of $100,000 in excess thereof.

         2. Simultaneously with any termination in whole of the Total Commitment pursuant to SECTION 2.4(a) above, the Borrower hereby agrees to pay to each Lender, through the Agent, (i) the Commitment Fee due and owing through and including the date of such termination on the amount of the Commitment of such Lender so terminated and (ii) a prepayment fee equal to the product of (A) the Applicable Prepayment Fee Percentage TIMES (B) the amount of the Commitment of such Lender so terminated. Simultaneously with any reduction in part of the Total Commitment pursuant to SECTION 2.4(a) above, the Borrower hereby agrees to pay to each Lender, through the Agent, a prepayment fee equal to the product of (A) the Applicable Prepayment Fee Percentage TIMES (B) the amount of the Commitment of such Lender so reduced.

         3. To effect the payment of any and all Commitment Fees and all other Obligations outstanding and owing hereunder or under any other Loan Documents, subject to the provisions of SECTIONS 2.1 and 4.1 hereof, the Agent may, but shall not be obligated to, cause the Lenders to make a Loan if (i) such Loan is to be made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan, and (iii) no

Default or Event of Default shall have occurred which is then continuing; PROVIDED, HOWEVER, that if the daily collection and application procedures for Receivables are not then in effect in accordance with the provisions of
SECTION 6.15(b) hereof, the Agent shall give the Borrower five (5) Business Days prior written notice and opportunity to directly pay the full amount of such Commitment Fees or other Obligations then due prior to causing the Lenders to make a Loan to affect the payment of such Commitment Fees or other Obligations. The inability of the Agent to cause the payment of any such Commitment Fees or other Obligations in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's and Guarantors' obligation to otherwise pay such amounts in accordance with the applicable terms hereof or of any other Loan Documents.

    E.   MANDATORY AND VOLUNTARY PREPAYMENTS.

         1. If the Current Sum applicable to a Lender at any time exceeds such Lender's Commitment, the Agent shall notify the Borrower of such excess amount (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on such Lender's Note or otherwise reimburse such Lender for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce such Lender's Current Sum to an amount no greater than such Lender's Commitment. Any prepayments required by this subparagraph (a) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

         2. The Borrower shall make prepayments of the Loans from time to time so that the Availability equals or exceeds zero at all times. Specifically, if the Availability at any time is less than zero, the Agent shall notify the Borrower of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on the Notes or otherwise reimburse the Agent for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to cause the Availability to be at least equal to zero. Any prepayments required by this subparagraph (b) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

         3. In addition to the mandatory prepayments required by SECTION 2.5(a) and (b) above, the Borrower shall have the right, at its option, to prepay any of the Loans in whole at any time or in part from time to time, without premium or penalty, except as otherwise provided in this SECTION 2.5 or subsections (a), (b) or (c) of SECTION 2.9 hereof. Each prepayment under this subsection shall be applied to the prepayment of the aggregate unpaid principal amount of the Notes. Prepayments under this subparagraph (c) shall be subject to the following additional conditions:

              a. In giving notice of prepayment as hereinafter provided, the Borrower shall specify, for the purpose of paragraphs (2) and (3) immediately following, the manner of application of such prepayment as between Alternate Base Rate Borrowings and LIBOR Borrowings; PROVIDED, that in no event shall any LIBOR Borrowing be partially prepaid.

              b. Prepayments applied to any LIBOR Rate Borrowing may be made on any Business Day, PROVIDED, that (i) if such prepayment is made on the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall have given the Agent prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid and the particular LIBOR Borrowing to which prepayment is to be applied; (ii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall have given the Agent at least five (5) Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid, the particular LIBOR Borrowing to which such prepayment is to be applied and the prepayment date; and (iii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall pay directly to the Agent for the account of the Lenders, on the last day of such Interest Period, the Consequential Loss as a result of such prepayment.

              c. Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, PROVIDED, that the Borrower shall have given the Agent prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid.

         4. Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

    F.   NOTES; PAYMENTS.

         1. Subject to the provisions of SECTION 10.12 hereof relating to replacement and substitution of the Notes, all Loans made by a Lender to the Borrower shall be evidenced by a single Note dated as of the Closing Date, delivered and payable to such Lender in a principal amount equal to such Lender's Commitment as of the Closing Date.

         2. The outstanding principal balance of each and every Loan, as evidenced by the Notes, shall mature and be fully due and payable on the Maturity Date.

         3. Subject to SECTION 10.6 hereof, the Borrower hereby agrees to pay accrued interest on the unpaid principal balance of the Loans on the Interest Payment Dates, commencing with the first of such dates to occur after the date hereof. After the Maturity Date, accrued and unpaid interest on the Loans shall be payable on demand.

         4. To effect payment of accrued interest owing on the Loans as of the Interest Payment Dates, subject to the provisions of SECTIONS 2.1 and 4.1 hereof, the Agent may, but shall not be obligated to, cause the Lenders to make a Loan to pay in full the amount of accrued interest owing and payable on the Loans as of the respective Interest Payment Date if (i) such Loan is to be made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing; PROVIDED, HOWEVER, that if the daily collection and application procedures for Receivables are not then in effect in accordance with the provisions of SECTION 6.15(b) hereof, the Agent shall give the Borrower five (5) Business Days prior written notice and opportunity to directly pay the full amount of such accrued interest then due prior to causing the Lenders to make a Loan to affect the payment of such accrued interest. The inability of the Agent to cause a payment of any accrued interest owing on the Loans on any Interest Payment Date as of the respective due date thereof in accordance with the preceding sentence shall not in any way whatsoever effect the Borrower's obligation to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

    G.   APPLICATION OF PAYMENTS AND PREPAYMENTS.

         1. Except as otherwise provided in SECTIONS 2.5(a), (b) and (d) hereof, prepayments on the Notes shall be applied to payment of the aggregate unpaid principal amounts of the Notes, with the balance of any such prepayments, if any, being applied to accrued interest. Payments of accrued interest on each Note in accordance with SECTION 2.6(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Notes, while payment by the Borrower of the aggregate principal amount outstanding under the Notes on the Maturity Date shall be applied to principal.

         2. Except as otherwise provided or specified in SECTION 2.2(f) hereof, each payment or prepayment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent fails to send to any Lender the product of such Lender's Commitment Percentage times the aggregate amount of any such payment or prepayment received by the Agent for the account of all the Lenders by the close of business on the date such payment was deemed received by the Agent in accordance with SECTION 2.7(d) below, the Agent shall pay to such Lender interest on such Lender's pro-rata portion of such payment timely received by the Agent from such date of receipt by the Agent to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Effective Rate and to be payable upon written request from such Lender.

         3. All sums payable by the Borrower to the Agent hereunder or pursuant to the Notes for its own account or the account of the Lenders shall be payable in United States dollars in immediately available funds not later than 1:00 p.m. on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment or prepayment received and accepted by the Agent after 1:00 p.m. shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments or prepayments shall be made at the Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

    H.   INTEREST RATES FOR LOANS.

         1. Subject to SECTION 10.6 hereof, the Notes shall bear interest on their respective outstanding principal balances at the Alternate Base Rate; PROVIDED, that (1) all past due principal and interest shall bear interest at the Past Due Rate, which shall be payable on demand, and (2) subject to the provisions hereof, the Borrower shall have the option of having all or any portion of the principal balances from time to time outstanding under the Notes bear interest until their respective maturities at a rate per annum equal to the Adjusted LIBOR Rate (together with the Alternate Base Rate, individually herein called an "INTEREST OPTION" and collectively called "INTEREST OPTIONS"). The records of the Agent, with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Alternate Base Rate, except where it is expressly provided pursuant to this Agreement that the Adjusted LIBOR Rate is to apply.

         2. The Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. PROVIDED no Default or Event of Default has occurred and is continuing and subject to the provisions of the last sentence of SUBSECTION 2.8(a) hereinabove and of
SECTION 2.9 hereof, the Borrower may elect to have the Adjusted LIBOR Rate apply or continue to apply to all or any portion of the principal balances of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

              a. The Borrower shall give the Agent notice by telephone, promptly confirmed by written notice (the "RATE SELECTION NOTICE") substantially in the form of EXHIBIT E hereto. Each such telephone and written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Borrowings, shall be the last day of the Interest Period applicable thereto) and the Interest Period or Periods, if any, selected by the Borrower. Such notice by telephone shall be irrevocable and shall be given to the Agent no later than the applicable Rate Selection Date. If (a) a new Loan is to be a LIBOR Borrowing, (b) an existing LIBOR Borrowing is maturing at the time that a new Loan is being requested and the Borrower is electing to have such existing portion of the outstanding principal balance of the Notes going forward bear interest at the same Interest Option and for the same Interest Period as the new Loan, or (c) a portion of an Alternate Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same Interest Period as the new Loan, then the Rate Selection Notice shall be included in the Request for Extension of Credit applicable to the new Loan, which shall be given to the Agent no later than the applicable Rate Selection Date.

              b. No more than five (5) LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one the. Each LIBOR Borrowing shall be in a minimum aggregate principal amount of at least $2,000,000, with any increases over such minimum amount being in integral aggregate multiples of $100,000.

              c. Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

              d.   Each designation or conversion shall occur on a Business
    Day.

              e. Except as provided in SECTION 2.9 hereof, no LIBOR Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

              f. The Agent shall promptly advise the Lenders of any Rate Selection Notice given pursuant to this SECTION 2.8 and of each Lender's pro-rata portion of such designation or conversion hereunder.

         3. Interest based on the Alternate Base Rate to the extent determined by reference to the Prime Rate, will be computed on the basis of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. All other interest and fees (including the Commitment Fee, but excluding any prepayment fee owing pursuant to SECTION 2.4 hereof) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate.

    I.   SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS.

         1. If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impracticable for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of the Lenders to establish or maintain the Adjusted LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Borrower shall forthwith, upon demand by the Agent to the Borrower, (1) convert the Adjusted LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Agent and the Lenders for any additional cost or expense which the Agent or any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Agent or any Lender may incur as a result of such conversion to the Alternate Base Rate. If, when the Agent so notifies the Borrower, the Borrower has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected Interest Period or Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest
Option shall be designated in accordance herewith.

         2. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of the Adjusted LIBOR Rate:

              a. subject any Lender (or make it apparent that any Lender is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee, or any deduction or withholding for any tax, levy, impost, duty, charge or fee on or from the payment due under any LIBOR Borrowing or other amounts due hereunder, other than income taxes and franchise taxes in lieu of income taxes of the United States and its political subdivisions; or

              b. change the basis of taxation of payments due from the Borrower to the Agent or any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Agent or any Lender); or

              c. impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Statutory Reserves, special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Agent or any Lender, or against deposits or accounts in or for the account of the Agent or any Lender, or against loans made by the Agent or any Lender, or against any other funds, obligations or other Property owned or held by the Agent or any Lender; or

              d. impose on the Agent or any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the Adjusted LIBOR Rate, or reduce the amount of principal or interest received by any Lender, then, upon demand by such Lender, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount. Such Lender will promptly notify the Borrower in writing of any event, upon becoming actually aware of it, which will entitle any Lender to additional amounts pursuant to this paragraph. Such Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

    The Borrower shall have the right, if it receives from any Lender any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to the Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Adjusted LIBOR Rate in effect with respect to such borrowing from such Lender to the Alternate Base Rate; PROVIDED, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the appropriate Lender or Lenders for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted; and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion. Additionally, each Lender shall, upon request by the Borrower, take requested measures to mitigate the additional amounts which the Borrower is required to pay to any Lender pursuant to the preceding paragraph if such measures can, in the sole and absolute opinion of such Lender, be taken without such Lender suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such Lender shall be required to designate a funding office that is not located in the United States of America).

         3. If for any reason with respect to any Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that: (1) the Agent is unable through its customary general practices to determine a rate at which the Agent is offered deposits in United States dollars by prime banks in the London interbank market, in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market, generally, the Agent is not being offered deposits for the applicable Interest Period and in an amount equal to the amount of the Agent's pro-rata portion of any LIBOR Borrowing requested by the Borrower, or (2) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining any LIBOR Borrowing hereunder for any proposed Interest Period, then the Agent shall give the Borrower notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Borrower designating an Adjusted LIBOR Rate which has not commenced as of the date of such notice from the Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Agent shall notify the Borrower that the circumstances giving rise to such notice from the Agent no longer exist, each Rate Selection Notice requesting an Adjusted LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Borrowing then in effect shall be converted, without any notice to or from the Borrower, upon the termination of the Interest Period then in effect to an Alternate Base Rate Borrowing.

         4. THE BORROWER HEREBY AGREES TO INDEMNIFY THE AGENT AND EACH OF THE LENDERS AGAINST AND HOLD EACH OF THEM HARMLESS FROM ANY LOSS OR EXPENSE WHICH IT MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY UNTIMELY PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY THE BORROWER IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON EACH NOTE, OR ANY FAILURE BY THE BORROWER TO CONVERT OR TO BORROW ANY LIBOR BORROWING ON THE DATE SPECIFIED BY THE BORROWER, IN EACH CASE INCLUDING ANY INTEREST PAYABLE BY ANY LENDER TO THE LENDERS OF THE FUNDS OBTAINED BY IT IN ORDER TO MAKE OR MAINTAIN ANY LIBOR BORROWING (OR ANY PORTION THEREOF), AND, TO THE EXTENT NOT COVERED ABOVE, ANY CONSEQUENTIAL LOSS. THIS AGREEMENT SHALL SURVIVE THE PAYMENT OF EACH NOTE.
A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE TO THE AGENT OR ANY LENDER PURSUANT TO THIS PARAGRAPH SUBMITTED TO THE AGENT OR SUCH LENDER TO THE BORROWER SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER, ABSENT MANIFEST ERROR, PROVIDED THE CALCULATION HEREOF IS SET FORTH IN REASONABLE DETAIL IN SUCH NOTICE.

         5. If the Borrower requests quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by the Borrower, the Agent will use reasonable efforts to provide such quotes to the Borrower promptly. However, all such quotes provided shall be representative only and shall not be binding on the Agent or any Lender, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any such rate, nor will the Borrower's failure to receive or the Agent's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of the Borrower or for the exercise of any right, option or election of the Borrower or (2) impose any duty or liability on the Agent or any Lender. If the Borrower requests a list of the Business Days in any calendar month, the Agent will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which the Agent believes in good faith at the time such list is prepared will be the Business Days for such month. The Agent shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

         6. With respect to any Lender having a LIBOR Lending Office which differs from its Domestic Lending Office, all Loans advanced by such Lender's LIBOR Lending Office shall be deemed to have been made by such Lender and the obligation of the Borrower to repay such Loans shall nevertheless be to such Lender and shall be deemed held by such Lender, to the extent of such portions of the Loan, for the account of such Lender's LIBOR Lending Office.

         7. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if such Lender had actually funded and maintained its portion of each LIBOR Borrowing during each Interest Period for the Loans through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

         8. The Borrower's obligation to pay increased costs and Consequential Loss with regard to each LIBOR Borrowing as specified in this
SECTION 2.9 hereof shall survive termination of this Agreement.

    J.   LETTERS OF CREDIT.

         1. Subject to the terms and conditions contained herein, the Borrower shall have the right to utilize a portion of the Total Commitment from time to time prior to the Maturity Date to obtain from the Agent one or more Letters of Credit for the account of the Borrower in such amounts and in favor of such beneficiaries as the Borrower from time to time shall request; PROVIDED, that in no event shall the Agent have any obligation to issue any Letter of Credit if (i) the face amount of such Letter of Credit, PLUS the Letter of Credit Exposure Amount at such time would exceed $5,000,000, (ii) the face amount of such Letter of Credit, PLUS the aggregate of each Lender's Current Sum at such time, would exceed the Availability, (iii) such Letter of Credit would have an expiry date beyond the earlier to occur of (1) five Business Days prior to the scheduled Maturity Date, (2) 120 days after the issuance date of such Letter of Credit if such Letter of Credit is a documentary sight Letter of Credit or (3) one year after the issuance date of such Letter of Credit if such Letter of Credit is a standby Letter of Credit, PROVIDED that any such standby Letter of Credit may provide for the renewal of the expiry date thereof for additional one-year periods (which shall in no event extend the expiry date thereof beyond the date provided for in clause (iii)(1) above), (iv) such Letter of Credit is not in a form and does not contain terms satisfactory to the Agent at its sole and absolute discretion, (v) the Borrower has not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have requested, (vi) an event has occurred and is continuing which constitutes a Default or Event of Default or (vii) such Letter of Credit is not being issued or has not been issued in connection with transactions occurring in the ordinary course of business of the Borrower.

         2. If requesting the issuance of any Letter of Credit, the Borrower shall give at least three (3) Business Days' prior written notice to the Agent, at its Domestic Lending Office, which written notice shall be the requisite Application for a Letter of Credit on the Agent's customary form. In accordance with the provisions of SECTION 2.2(f) hereof, the Agent shall periodically notify each "Lender that a Letter of Credit has been requested in the amount reflected in such Application and inform such Lender of the amount of its pro-rata portion of such proposed Letter of Credit (based upon such Lender's Commitment Percentage).

         3. Simultaneously with the Agent's issuance and delivery of any Letter of Credit, the Agent shall be deemed, without further action, to have sold to each other Lender, and such other Lender shall be deemed, without further action by any party hereto, to have purchased from the Agent, a participation interest (which participation shall be nonrecourse to the Agent) equal to such other Lender's Commitment Percentage at such time in such Letter of Credit and all of the Letter of Credit Exposure Amount related to such Letter of Credit; PROVIDED, that no such Lender shall be obligated to participate in a particular Letter of Credit if such Letter of Credit was issued or honored solely as a result of the Agent's gross negligence or willful misconduct. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit, as well as its obligation to make the payments specified in this SECTION 2.10 and the right of the Agent to receive the same in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         4. The Borrower promises to pay to the order of the Agent the amount of all Letter of Credit Advances. Each Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Borrower to the Agent, and each Letter of Credit Advance shall bear interest from the date thereof at the Past Due Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand). To effect repayment of any such Letter of Credit Advance, the Borrower may request a Loan in accordance with the other provisions of this Agreement, or the Agent may, at its option, automatically satisfy such Letter of Credit Advance (subject to the terms and conditions of SECTIONS 2.1 and 4.1 hereof) by causing the Lenders to make a Loan if (i) such Letter of Credit Advance is (and such Loan is to be) made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan and

(iii) no Default or Event of Default shall have occurred which is then continuing. The failure of the Agent to elect to effect repayment of any such Letter of Credit Advance in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's obligation to pay each Letter of Credit Advance on demand and to pay interest at the Past Due Rate on the amount of unreimbursed Letter of Credit Advance. Except as otherwise provided in SECTION 2.2(f), the Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from the Borrower by the Agent, if any, for application, in whole or in part, against the Letter of Credit Advances in respect to any Letter of Credit, but only to the extent such Lender has made its full pro-rata payment of each drawing under the Letter of Credit to which such Letter of Credit Advance relates. All rights, powers, benefits and privileges of this Agreement with respect to the Notes, all security therefor (including the Collateral) and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrower contained in this Agreement with respect to the Notes shall apply to such Letter of Credit Advances.

         5. In consideration of the issuance of each Letter of Credit pursuant to the provisions of this SECTION 2.10, the Borrower agrees to pay (subject to SECTION 10.6 hereof) to the Agent for the ratable benefit of the Lenders a letter of credit fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the product of (a) the Applicable Margin in effect for LIBOR Borrowings for the applicable period times (b) the undrawn upon amount of the applicable Letter of Credit, with each letter of credit fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payments thereunder by the Agent, by agreement of the beneficiary thereunder or automatically by the terms of Letter of Credit). Each letter of credit fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. Said letter of credit fees shall be payable in arrears to the Agent at its Principal Office in immediately available funds (i) on the first Business Day of each calendar quarter that such Letter of Credit remains open, and (ii) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. All past due letter of credit fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent. The Agent will pay to each Lender, as soon as practicable after receiving any payment of letter of credit fees described in the preceding sentence, an amount equal to the product of (A) such Lender's Commitment Percentage times (B) the amount of such fees received.
If the Agent fails to send to any Lender such Lender's pro-rata portion of any payment of such letter of credit fees timely received by the Agent by the close of business on the Business Day such payment was received by the Agent, the Agent shall pay to such Lender interest on such Lender's pro-rata portion of such letter of credit fees timely received by the Agent from such date of receipt by the Agent to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Effective Rate and to be payable upon written request from such Lender.

         6. The Borrower hereby agrees to pay to the Agent for the Agent's sole benefit a fronting fee equal to .25% per annum on the undrawn upon amount of each Letter of Credit issued hereunder, with each fronting fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payment thereunder by the Agent, by agreement of the beneficiary thereunder or automatically by the terms of such Letter of Credit). Each fronting fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. Fronting fees shall be payable in arrears to the Agent at its Principal Office in immediately available funds on the first Business Day of each calendar quarter that such Letter of Credit remains open, and (b) on the date that such Letter of Credit expires, is returned to the Agent undrawn upon by the beneficiary thereof or is fully paid by the Agent. All past due fronting fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent. The Borrower also hereby agrees to pay to the Agent for the Agent's sole benefit any and all other issuance, administrative, amendment, negotiation, payment and other normal and customary fees which are charged by the Agent in connection with the issuance or negotiation of any of Letter of Credit and the presentation or payment of any draw under any such Letter of Credit, with all of such amounts being due and payable to the Agent upon demand.

         7. The obligations of the Borrower under this Agreement in respect of the Letters of Credit and all Letter of Credit Advances are absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

              a. any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

              b. any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Agent;

              c. the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Agent or the Lenders) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

              d. any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; PROVIDED, that the Agent will examine each document presented under each Letter of Credit to ascertain that such document appears on its face to comply with the terms thereof; and

              e. any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Agent, any Lender or the Borrower by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Agent or any Lender would prevent any Lender from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Agent shall give prompt written notice thereof to the Borrower, whereupon the Agent shall have no obligation to issue any additional Letters of Credit then or at any time thereafter. In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against any Letters of Credit issued or participated to by any Lender; (y) any fee, expense or assessment against the Letters of Credit issued by the Agent or any Lender for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Agent or any Lender of issuing or maintaining such Letters of Credit, or reduces any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Agent's or such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Borrower (subject to SECTION 10.6 hereof) shall pay to the Agent or such Lender, upon demand and from time to time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor. Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

         8. THE BORROWER HEREBY INDEMNIFIES AND HOLDS HARMLESS EACH LENDER AND THE AGENT FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH SUCH LENDER OR THE AGENT MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST SUCH LENDER OR THE AGENT BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, INCLUDING ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF, ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF ANY OTHER LENDER (WHETHER AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, HEREUNDER (BUT NOTHING HEREIN CONTINUED SHALL AFFECT ANY RIGHTS THE BORROWER MAY HAVE AGAINST SUCH DEFAULTING LENDER); PROVIDED, THAT THE BORROWER SHALL NOT BE REQUIRED TO INDEMNIFY ANY LENDER OR THE AGENT FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY
(I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (II) SUCH LENDER'S OR THE AGENT'S (AS THE CASE MAY BE) FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW. NOTHING IN THIS SECTION 2.10(H) IS INTENDED

TO LIMIT THE OBLIGATIONS OF THE BORROWER UNDER ANY OTHER PROVISION OF THIS AGREEMENT.

         9. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in strict conformity with the terms and conditions of such Letter of Credit, the Agent shall make the appropriate payment to the beneficiary of such Letter of Credit. Subject to the provisions of SECTION 2.2(f) hereof, the Agent shall give telephonic or facsimile notice to the Lenders of the receipt and amount of any draft presented under any Letter of Credit and the date on which payment thereon will be made, and each of the Lender's shall, by 11:00 a.m. on the date such payment is to be made under such Letter of Credit, pay in immediately available funds, an amount equal to the product of (A) such Lender's Commitment Percentage times (B) the amount of such payment to be made by the Agent to the beneficiary under such Letter of Credit. Any Lender failing to timely deliver its requisite portion of any such payment shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability and respect of, such Lender's pro-rata share (based on such Lender's Commitment Percentage) of any amounts owing by such Lender to the Agent in accordance with the immediately preceding sentence. Nothing herein shall be deemed to require any Lender to pay to the Agent any amount as reimbursement for any payment made by the Agent to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

    K.   PRO-RATA TREATMENT.

         1. Except to the extent otherwise provided herein (including without limitation, as specified in SECTIONS 2.2(f), 2.9(b) and 2.11(c) hereof): (a) each borrowing from the Lenders under SECTION 2.1 hereof shall be made, each payment of Commitment Fees shall be made and applied for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under SECTION 2.4 hereof shall be applied, PRO-RATA, according to each Lender's Commitment Percentage; (b) each payment or prepayment by the Borrower of principal of or interest on Loans shall be made to the Agent for the account of the Lenders PRO-RATA in accordance with the respective unpaid principal amounts of such Loans held by the Lenders; and (c) the Lenders (other than the Agent) shall purchase from the Agent participations in the Letters of Credit, to the extent of their respective Commitment Percentages upon issuance by the Agent of each Letter of Credit as otherwise provided for herein.

         2. Except as otherwise provided or specified in SECTION 2.2(f), unless the Agent shall have been notified in writing by any Lender prior to the date of a proposed Loan that such Lender will not make the amount that would constitute such Lender's Commitment Percentage of such Loan on such date available to the Agent at the Principal Office, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption and subject to the terms and conditions of this Agreement, make such amount available to the Borrower by depositing the same, in immediately available funds, in a general deposit account designated and maintained by the Borrower with the Agent at the Principal Office. Any Lender failing to timely deliver its requisite portion of such Loan shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. In addition, the Borrower hereby agrees that upon demand by the Agent, the Borrower shall reimburse the Agent for any such amount which any Lender has failed to timely deliver to the Agent, but which the Agent may have previously made available to the Borrower in accordance with the other provisions of this SECTION 2.11(b). If a requested Loan shall not occur on any date specified by the Borrower as set forth in the applicable Request for Extension of Credit because all of the conditions for such Loan set forth herein or in any of the other Loan Documents shall have not been met, the Agent shall return the amounts so received from the Lenders in respect of such requested Loan to the applicable Lenders as soon as practicable.

         3.   Notwithstanding any provision to the contrary contained in this
SECTION 2.11 or in any other provision hereof, each Lender shall only receive interest upon and a portion of the Commitment Fee paid hereunder based upon the amount of funds actually advanced by such Lender to Borrower from time to time.

    L. SHARING OF PAYMENTS, ETC. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of any of the Borrower at any of any of its offices against any principal of or interest on any of such Lender's Loans to the Borrower hereunder, such Lender's Commitment Percentage of the Letter of Credit Exposure Amount or any other obligation of the Borrower hereunder which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, PROVIDED, that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, any Letter of Credit Exposure Amount or other obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of set-off or lien granted under SECTION 10.19 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made by, the Letter of Credit Exposure Amount of, or the other obligations of the Borrower hereunder of, the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO-RATA in accordance with their respective Commitment Percentages. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made by, Letter of Credit Exposure Amount of, or other obligations hereunder of, the other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of said Loans, Letter of Credit Exposure Amount or other obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

    M. RECAPTURE. If on any Interest Payment Date the Agent does not receive for the account of one or more Lenders payment in full of interest computed at the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (computed without regard to any limitation by the Highest Lawful Rate), because the sum of the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (so computed), exceeds or has exceeded the Highest Lawful Rate applicable to such Lenders, the Borrower shall pay to the Agent for the account of such Lenders, in addition to interest otherwise required, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of each such subsequent Interest Payment Date); PROVIDED, that in no event shall the Borrower be required to pay, for any computation period, interest at a rate exceeding the Highest Lawful Rate applicable to such Lenders during such period. As used herein, the term "EXCESS INTEREST AMOUNT" shall mean, on any day, the amount by which (a) the amount of all interest which would have accrued prior to such day on the outstanding principal of the Notes of the applicable Lender (had the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable, at all times been in effect without limitation by the Highest Lawful Rate applicable to such Lender) exceeds (b) the aggregate amount of interest actually paid to the Agent for the account of such Lender on its Notes on or prior to such day.

III.     COLLATERAL.

    A. SECURITY DOCUMENTS. The Loans and all other Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower and the Guarantors shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby, financing statements pursuant to the Uniform Commercial Code and other documents, all in Proper Form, as may be reasonably required by the Agent to grant to the Agent, for the ratable benefit of the Lenders, a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under SECTION 7.2 hereof).

    B. FILING AND RECORDING. The Borrower shall, at its sole cost and expense, cause all financing statements and other Security Documents pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent, for the ratable benefit of the Lenders, in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable, although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrower and the Guarantors and file the same, and the Borrower hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

IV. CONDITIONS.

    A. ALL LOANS. The obligation of each Lender to make any Loan and the obligation of the Agent to issue any Letter of Credit is subject to the accuracy of all representations and warranties of the Borrower (and each Guarantor, if applicable) on the date of such Loan or issuance of such Letter of Credit, to the performance by the Borrower (and each Guarantor, if applicable) of its obligations under the Loan Documents and to the satisfaction of the following further conditions:

         1. the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) IN THE CASE OF A LOAN, other than a Loan for the purposes described in SECTIONS 2.6(d) and 2.10(d),

              (1) WITH RESPECT TO EACH ALTERNATE BASE RATE BORROWING, Agent shall have received by no later than 1:00 p.m. on the applicable Rate Selection Date, telephonic notice from the Borrower of the proposed date and amount of such Loan, and by no later than 2:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of the Borrower, and

              (2) WITH RESPECT TO EACH LIBOR BORROWING, Agent shall have received by no later than 12:00 noon on the applicable Rate Selection Date, telephonic notice from the Borrower of the proposed date and amount of such Loan, and no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of the Borrower, or, IN THE CASE OF ISSUANCE OF A LETTER OF CREDIT, a completed Application (as may be required by the Agent) signed by a Responsible Officer of the Borrower by 12:00 noon three (3) Business Days prior to the proposed date of issuance of such Letter of Credit and payment of the first letter of credit fee as and by the time required in SECTION 2.10 of this Agreement, along with, IN EACH CASE, such financial information as the Agent may reasonably require to substantiate compliance with all financial covenants contained herein by the Borrower if the Agent reasonably believes at such time that the Borrower is not then in compliance with any of the financial covenants contained herein; and (2) such other Applications, certificates and other documents as the Agent may reasonably require;

         2. Availability must be in excess of or equal to zero, after giving effect to the requested Loan(s) or Letter(s) of Credit;

         3. all representations and warranties of the Borrower and any other Person set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date, except for (i) those representations and warranties which relate only to the Closing Date and (ii) those changes in such representations and warranties otherwise permitted by the terms of this Agreement;

         4. the Borrower (and each Guarantor, if applicable) shall be in compliance with all the terms and provisions contained in this Agreement or in any other Loan Document which are to be observed or performed by the Borrower (or such Guarantor, if applicable), including without limitation, the provisions of SECTION 6.15(a) below;

         5. there shall have occurred no Material Adverse Effect, after giving effect to the requested Loan(s) or Letter(s) of Credit;

         6. no Default or Event of Default shall have occurred and be continuing;

         7. if requested by the Agent, it shall have received a certificate executed by the Financial Officer or other Responsible Officer of the Borrower as to the compliance with subparagraphs (b) through (f) above;

         8. the making of such Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Agent or any Lender to, any penalty or onerous condition under any Legal Requirement; and

         9. the Borrower shall have paid all legal fees and expenses of the type described in SECTION 10.9 hereof for which invoices have been presented through the date of such Loan or the issuance of such Letter of Credit.

    B. FIRST LOAN. In addition to the matters described in SECTION 4.1 hereof, the obligation of any Lender to make the initial Loan or the obligation of the Agent to issue the first Letter of Credit is subject to the receipt by the Agent of each of the following, in Proper Form:

         1.   the Notes executed by the Borrower;

         2. the Security Documents, including without limitation, the Guaranty, executed by the Borrower and the Current Guarantors, as applicable;

         3. a certificate executed by the Secretary or an Assistant Secretary of the Borrower dated as of the date hereof, substantially in the form attached hereto as EXHIBIT F ;

         4. a certificate executed by the Secretary or an Assistant Secretary of each of the Current Guarantors dated as of the date hereof substantially in the form attached hereto as EXHIBIT G;

         5. certified copies of the Organizational Documents of the Borrower and each Current Guarantor, including without limitation, the appropriate amendment of the articles of incorporation of the Borrower changing the name of the Borrower to "Reliant Building Products, Inc.";

         6. a certificate from the Secretary of State or other appropriate public official of the State of Delaware as to the continued existence of the Borrower in the State of Delaware;

         7. a certificate from the Office of the Comptroller or other appropriate public official of the State of Delaware as to the good standing of the Borrower in the State of Delaware;

         8. certificates from the appropriate public officials of those jurisdictions, including without limitation, the State of Texas, where the nature of the Borrower's business makes it necessary or desirable to be qualified to do business as a foreign corporation, as to the good standing and qualification as a foreign corporation (as may be appropriate) of the Borrower in such jurisdictions;

         9. with respect to each Current Guarantor, certificates from the appropriate public officials of the state of incorporation of such Current Guarantor and of those jurisdictions where the nature of such Current Guarantor's business makes it necessary or desirable to be qualified to do business as a foreign corporation, as to the existence, good standing and qualification as a foreign corporation (as may be appropriate) of such Current Guarantor in such jurisdictions;

         10. the most recent schedule and aging of Receivables of the Borrower and the Current Guarantors (dated within thirty (30) days of the Closing Date);

         11. a copy of the Agent's field examination, including a takeover field examination, of the Borrower's and the Current Guarantors' books and records and the results of such field examination;

         12. evidence that the Borrower has $20,000,000 or more of Availability;

         13. the financial statements described in SECTION 5.2 hereof, together with any management letters, if any, received for such financial statements;

         14. one copy of each of the Acquisition Documents, including all amendments and schedules thereto, certified as a true and correct copy by a Responsible Officer of the Borrower;

         15. one copy of each of the Senior Subordinated Debt Documents, including all amendments and schedules thereto, certified as a true and correct copy by a Responsible Officer of the Borrower;

         16. evidence that the Acquisition Agreement and all other Acquisition Documents are in full force and effect, and all material consents, approvals and filings required by any Governmental Authority in connection with any and all Acquisition Documents have been obtained and made;

         17. evidence that the Senior Subordinated Debt Documents are in full force and effect, and all material consents, approvals and filings required by any Governmental Authority in connection with any and all Senior Subordinated Debt Documents have been obtained and made;

         18. evidence that the Stock Purchase Transaction has been duly and validly consummated without modification, amendment or waiver of any material provisions of any of the Acquisition Documents (except for such modifications, amendments or waivers as shall have been approved in writing by the Required Lenders), all in accordance with the terms, conditions and provisions of the Acquisition Documents;

         19. evidence that the Senior Subordinated Debt Transaction has been duly and validly consummated and the Borrower received all of the net proceeds of the Senior Subordinated Debt, without modification, amendment or waiver of any material provisions of any of the Senior Subordinated Debt Documents (except for such modifications, amendments or waivers as shall have been approved in writing by the Required Lenders), all in accordance with the terms, conditions and provisions of the Senior Subordinated Debt Documents;

         20. evidence that the actual purchase price paid by Reliant Partners and any of its Affiliates in connection with the Acquisition is less than or equal to (1) $36,200,000 in aggregate cash consideration and (2) additional consideration in the form of promissory notes of RBPI Holding Corporation in the aggregate principal amount of $9,800,000;

         21. evidence that the sources and uses for the Stock Purchase Transaction and the financing thereof are consistent with the terms therefor set forth in the Commitment Letter, including without limitation, evidence that the disbursements by the Borrower and RBPI Holding Corporation do not exceed $92,500,000;

         22. a schedule of all transaction fees paid or payable by the Borrower and its Affiliates in connection with the Senior Subordinated Debt Transaction and the Stock Purchase Transaction demonstrating that all such fees do not exceed $5,400,000 in the aggregate;

         23. evidence that the partners of Reliant Partners have contributed $20,000,000 or more of cash equity to Reliant Partners in connection with the Stock Purchase Transaction;

         24. evidence that the Stock Purchase Transaction and the Senior Subordinated Debt Transaction are in compliance with all material Legal Requirements;

         25. evidence that all legal matters in connection with the Stock Purchase Transaction and the Senior Subordinated Debt Transaction are satisfactory to the Agent, the Lenders and their respective counsel in their sole reasonable discretion;

         26. the results of one or more environmental audits with respect to each of the Borrower's and any Current Guarantor's real property locations (whether leased or owned by the Borrower or the applicable Current Guarantor, as appropriate) conducted by one or more environmental engineering firms satisfactory to the Agent;

         27. a legal opinion from Kelly, Hart & Hallman, the independent counsel for the Borrower and the Current Guarantors, dated as of the Closing Date, addressed to the Agent and acceptable in all respects to the Agent in its sole and absolute discretion;

         28. certificates of insurance satisfactory to the Agent in all respects evidencing the existence of all insurance required to be maintained by the Borrower and the Current Guarantors pursuant to the terms of this Agreement and the Security Documents;

         29. the Borrower, the Current Guarantors and the Agent (or TCB) shall have entered into the Lockbox Agreement;

         30. copies of all major customer and supplier contracts with respect to the Borrower or any Current Guarantors which the Agent shall have requested;

         31. copies of all employment agreements, management fee agreements and tax sharing agreements which the Agent shall have requested;

         32. copies of all lease agreements entered into by Borrower or any Current Guarantor which the Agent shall have requested;

         33. waivers or subordinations of any and all landlord liens (whether statutory or contractual) held by any owner of each real Property leased by the Borrower or any Current Guarantor;

         34. copies of all loan agreements, notes and other documentation evidencing any Indebtedness of the Borrower or any Current Guarantor which the Agent shall have requested and which will remain in effect after the Closing Date;

         35. evidence satisfactory to the Agent that there has been no material adverse change in the prospects, business, assets, operations or financial condition of the Borrower or any Current Guarantor since February 28, 1997;

         36. all other Loan Documents and any other instruments or documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request, executed by the Borrower or any other Person required by the Agent, including without limitation, the Lockbox Agreement;

and subject to the further conditions that, at the time of the initial Loan, (1) the ownership, corporate structure, solvency and capitalization of the Borrower and each Current Guarantor shall be reasonably satisfactory to the Lenders in all respects; (2) the Agent and the Lender shall have had the opportunity, if they elect, to examine the books of account and other records and files of the Borrower and each Current Guarantor and to make copies thereof, and to conduct a preclosing audit which shall include, without limitation, verification of Eligible Receivables, verification of satisfactory status of customer and supplier accounts, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base as of the Closing Date (with the results of such examination and audits to have been satisfactory to the Agent and the Lenders in all respects); (3) all such actions as the Agent shall reasonably require to perfect the Liens created pursuant to the Security Documents shall have been taken, including without limitation, the delivery to the Agent of all Property with respect to which possession is necessary for the purpose of perfecting such Liens, and with respect to Collateral covered by the Security Agreements, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements; (4) the Agent shall also have received evidence reasonably satisfactory to it that the Liens created by the Security Documents constitute first priority Liens (except for any Liens expressly provided for in SECTIONS 7.2(c), (d) and (e) below), including without limitation, satisfactory title commitments, Uniform Commercial Code search reports and executed releases of liens or termination statements with respect to any existing prior Liens to be released; (5) the Borrower shall have paid all fees owed to the Agent and the Lenders by the Borrower under the Commitment Letter or this Agreement, including without limitation, legal fees and expenses described in SECTION 10.9 or otherwise for which invoices have been presented; and (6) all other legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to counsel for the Agent and respective counsel for each of the Lenders.

V.  REPRESENTATIONS AND WARRANTIES.

    To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders, as of the date hereof and as of the date any Loan is made hereunder or any Letter of Credit is issued hereunder, as follows:

    A. ORGANIZATION. The Borrower and each of the Current Guarantors are duly organized, validly existing and in good standing under the laws of the state of its incorporation; have all power and authority to own their respective Property and assets and to conduct their respective businesses as presently conducted; and are duly qualified to do business and in good standing in each and every state in the United States of America where their respective business requires such qualification, except for those states in which the failure to qualify and/or be in good standing does not cause a Material Adverse Effect to occur.

    B.   FINANCIAL STATEMENTS.

         1. The financial statements of the Borrower delivered to the Agent and the Lenders in connection with this Agreement, including without limitation,
(i) the Annual Audited Financial Statements of the Borrower dated as of March 31, 1995 and March 29, 1996, and (ii) the Monthly Unaudited Financial Statements of the Borrower dated as of February 28, 1997, fairly present, in accordance with GAAP, the financial condition and the results of operations of the Borrower and the Current Guarantors, on a Consolidated basis, as of the dates and for the periods indicated. No Material Adverse Effect has occurred since the dates of such financial statements which is not otherwise disclosed in such financial statements themselves.

         2. The Borrower has heretofore furnished to the Agent, for each month from the projected Closing Date through the end of the Borrower's 1998 fiscal year and for each fiscal year of the Borrower thereafter through the Maturity Date, projected income statements, balance sheets and cash flows of the Borrower and the Current Guarantors, on a Consolidated basis, together with one or more schedules demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by the Borrower in formulating such projections.
The projections are based upon estimates and assumptions which the Borrower believes are reasonable in light of the conditions which existed as of the time the projections were made, have been prepared on the basis of the material assumptions stated therein and reflect as of the Closing Date an estimate believed reasonable by the Borrower as to the results of operations and other information projected therein.

    C. ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of the Borrower (and the Guarantors, as applicable), enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary corporate, and if necessary shareholder, action; are within the power and authority of the Borrower (and the Guarantors, as applicable); do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Borrower (and the Guarantors, as applicable); do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Borrower (and the Guarantors, as applicable) or any of its Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of the Borrower (and the Guarantors, as applicable) except as expressly contemplated therein. All necessary approvals of any Governmental Authority and all other requisite permits, registrations and consents for the performance have been obtained for the delivery and performance of the Loan Documents.

    D. OTHER DEBT. Neither the Borrower, nor any of is Subsidiaries, is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, would or could have a Material Adverse Effect. As of the Closing Date, the outstanding principal balance of the Indebtedness described in
SECTION 6.17 hereof does not exceed $240,000.

    E. LITIGATION. There is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower or any Subsidiary of the Borrower before or by any Governmental Authority or arbitral body which individually or in the aggregate have, or if adversely determined could have, a Material Adverse Effect. Except as set forth on SCHEDULE 5.5 attached hereto, as of the Closing Date there is no litigation or administrative proceeding pending against, nor any outstanding judgment, order or decree affecting, the Borrower or any Subsidiary of the Borrower before or by any Governmental Authority or arbitral body. Neither the Borrower, nor any Subsidiary thereof, is in default with respect to any judgment, writ, rule, regulation, order or decree of any Governmental Authority.

    F. TAXES. The Borrower and each of its Subsidiaries, other than any Dormant Subsidiary, have filed all federal, state, local or foreign tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP. No federal income tax returns of the Borrower have been audited by the Internal Revenue Service, and the

Borrower has not, as of the Closing Date, requested or been granted any extension of time to file any Federal tax return. The Borrower has not, as of the Closing Date, requested or been granted any extension of time to file any state, local or foreign tax return, other than extensions with respect to tax liabilities where the Borrower's failure to pay such tax liabilities would not have a Material Adverse Effect. Except for the tax sharing arrangement entered into as of the Closing Date by and among the Borrower and each of its Subsidiaries, the Borrower is not a party to, and does not have any obligation under, any tax sharing arrangement.

    G. NO MATERIAL MISSTATEMENTS. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Borrower to the Agent or any Lender in connection with this Agreement or any other Loan Documents knowingly contains any material misstatement of fact or knowingly omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    H. SUBSIDIARIES. As of the date hereof, the Borrower has no Subsidiaries or any other material minority ownership interests in any other Person other than as listed on SCHEDULE 5.8 attached hereto. Except as expressly indicated on SCHEDULE 5.8 attached hereto, each of the Subsidiaries listed on SCHEDULE 5.8 is wholly owned by the Borrower. Each of the Dormant Subsidiaries listed on
SCHEDULE 5.8 does not currently conduct or maintain any business operation and does not own assets having an aggregate value in excess of the amount shown for such Dormant Subsidiary in SCHEDULE 5.8.

    I. REPRESENTATIONS BY OTHERS. All representations and warranties made by or on behalf of the Borrower in any Loan Document shall constitute representations and warranties of the Borrower hereunder.

    J. PERMITS, LICENSES, ETC. The Borrower and each of its Subsidiaries possess all material permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct their respective businesses.

    K.   ERISA.  No Reportable Event has occurred with respect to any Plan.
Each Plan complies in all material respects with all applicable provisions of ERISA, and the Borrower or each ERISA Affiliate have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower does not have any knowledge of any event which could reasonably be expected to result in a liability of the Borrower or any ERISA Affiliate to the PBGC other than for applicable premiums. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No event has occurred and no condition exists that could reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of the Borrower or any ERISA Affiliate. No event has occurred and no condition exists that could reasonably be expected to cause the Lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of the Borrower or any ERISA Affiliate.

    L.   TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

         1. The Borrower and each of their respective Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their respective Property and assets shown on the most recent Consolidated balance sheets of the Borrower and its Subsidiaries referred to in SECTION 5.2 hereof and all assets and Property acquired since the date of such balance sheets, except for such Property as is no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrower or any of As Subsidiaries to conduct their respective businesses as now conducted. All such assets and Property are free and clear of all Liens other than those permitted by SECTION 7.2 hereof.

         2. The Borrower and each of its Subsidiaries have complied in all material respects with all obligations under all leases to which any of them is a party and under which any of them is in occupancy, except where non-compliance does not effect the Borrower's or such Subsidiary's use or occupancy thereof, as applicable, and all such leases are in full force and effect, and the Borrower and each of its applicable Subsidiaries enjoy peaceful and undisturbed possession under all such leases. SCHEDULE 5.12 attached hereto sets forth each of such leases of real Property in existence as of the Closing Date, and the Borrower has provided the Agent with complete and correct copies of all of such leases of real Property in effect as of the Closing Date.

    M. ASSUMED NAMES. Neither the Borrower, nor any of its Subsidiaries, is currently conducting its business under any assumed name or names, except as set forth on SCHEDULE 5.13 attached hereto.

    N. INVESTMENT COMPANY ACT. Neither the Borrower, nor any of its Subsidiaries, is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

    O. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, nor any of its Subsidiaries, is a "public utility company," or an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or a "subsidiary company" of a "registered holding company," or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). To the best of the Borrower's knowledge, neither the Borrower, nor any of its Subsidiaries, is an "affiliate" or a "subsidiary company" of an unregistered, non-exempt "holding company" as such terms are defined in PUHCA.

    P. AGREEMENTS. SCHEDULE 5.16 attached hereto is a complete and correct list, as of the Closing Date (after giving effect to the Acquisition and the Senior Subordinated Debt Transaction), of (i) all credit agreements for borrowed money, indentures and capitalized leases to which the Borrower or any of its Subsidiaries is a party and all Property of the Borrower or any of its Subsidiaries subject to any Lien securing such Indebtedness or lease obligation,
(ii) each letter of credit and guaranty to which the Borrower or any of its Subsidiaries is a party, (iii) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries (other than the Indebtedness hereunder), and (iv) all obligations of the Borrower or any of its Subsidiaries to issuers of appeal bonds issued for account of the Borrower or any of its Subsidiaries. The Borrower shall, upon, request by the Agent, deliver to the Agent and the Lenders a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in SCHEDULE 5.16 or arising after the date hereof, including any modifications or supplements thereto, as in effect on the date hereof.

    Q. ENVIRONMENTAL MATTERS. Except as is described on SCHEDULE 5.17 attached hereto, no activity of the Borrower or any of its Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect. The Borrower and each of its Subsidiaries are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit. The Borrower and each of its Subsidiaries (i) have obtained and maintained in effect all Environmental Permits, (ii) along with their respective Properties have been and are in material compliance with all applicable Requirements of Environmental Law and Environmental Permits, (iii) along with their respective Properties are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, except as set forth on SCHEDULE 5.17 attached hereto, and (iv) have not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective Properties. Neither the Borrower, nor any of its Subsidiaries, has actual knowledge of any violation of any applicable Requirements of Environmental Law and Environmental Permits by, or Environmental Claims or Environmental Liabilities arising against, any of the prior owners or operators and predecessors in interest with respect to any of the Borrower's or any of its Subsidiaries' respective Property.

    R. NO CHANGE IN CREDIT CRITERIA OR COLLECTION POLICIES. There has been no material adverse change in credit criteria or collection policies concerning Receivables of the Borrower or any of it Subsidiaries since March 21, 1997.

    S.   SOLVENCY.

         1. The value of the assets of the Borrower, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower, as they are expected to become absolute and mature. The value of the assets of each of the Subsidiaries of the Borrower, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of each such Subsidiary, as they are expected to become absolute and mature.

         2. The assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower, taking into account (1) the nature of the business conducted by the Borrower, (2) the particular capital requirements of the business conducted by the Borrower, (3) the anticipated nature of the business to be conducted by the Borrower in the future, and (4) the projected capital requirements and capital availability of such current and anticipated business. The assets of each of the Subsidiaries of the Borrower do not constitute unreasonably small capital for such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each such Subsidiary, taking into account (1) the nature of the business conducted by such Subsidiary, (2) the particular capital requirements of the business conducted by such Subsidiary, (3) the anticipated nature of the business to be conducted by such Subsidiary in the future, and (4) the projected capital requirements and capital availability of such current and anticipated business.

         3. Neither the Borrower, nor any of its Subsidiaries, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower or any such Subsidiary, as applicable, and the timing and amounts to be payable on or in respect of debt of the Borrower or any such Subsidiary, as applicable). The cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, should at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are anticipated to be required to be paid.

         4. The Borrower does not believe that final judgments against it or any of its Subsidiaries in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, the Borrower or any such Subsidiary, as applicable, will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower or any such Subsidiary, as applicable, after taking into account all other anticipated uses of the cash of the Borrower or any such Subsidiary, as applicable (including the payments on or in respect of debt referred to in subparagraph (c) of this SECTION 5.19), should at all times be sufficient to pay all such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

    T. STATUS OF RECEIVABLES AND OTHER COLLATERAL. The Borrower represents and warrants that (a) the Borrower or any Guarantor, as applicable, is and shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted under SECTION 7.2 hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by the Borrower or any such Guarantor; (b) each Eligible Receivable is and shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the account debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower or one or more of its Subsidiaries, or work, labor and/or services theretofore rendered by the Borrower or the applicable Subsidiary; (c) no Eligible Receivable is or shall be subject to any defense, offset,


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

counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's or its applicable Subsidiary's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creators' rights generally; (e) to the best of the Borrower's knowledge, each account debtor, guarantor or endorser with respect to any Eligible Receivable is solvent and able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Eligible Receivables shall be true and correct and in all respects what they purport to be; (g) to the best of the Borrower's knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) the Borrower and each its Subsidiaries shall maintain books and records pertaining to the respective Collateral owned by each of them in detail, form and scope as the Agent shall reasonably require; (i) concurrently with the delivery by the Borrower to the Agent of any accounts receivable aging or any sales report summary hereunder, the Borrower will disclose to the Agent which Receivables, if any, arise out of contracts with the United States or any department, agency or instrumentality thereof, and will, upon request from the Agent, execute or cause to be executed any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given under the Federal Assignment of Claims Act; (j) the Borrower will, promptly after any Responsible Officer learns thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters materially affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to the Agent as additional Collateral; (l) the Borrower shall not redate, or allow any of its Subsidiaries to redate, any invoice or sale or make or allow to be made sales on extended dating beyond that customary in the industry; (m) if no Default or Event of Default shall have occurred (other than Events of Default or Defaults which have been cured to the satisfaction of the Agent or waived in writing by the Agent and the Required Lenders), the Borrower shall promptly provide the Agent with copies of any regularly scheduled physical counts of the Borrower's and each of its Subsidiaries' inventory which are conducted by the Borrower and such Subsidiaries after the Closing Date; (n) after the occurrence of any Default or Event of Default which has not been cured to the satisfaction of the Agent or waived in writing by the Agent and the Required Lenders, the Borrower shall conduct a physical count of its and each of its Subsidiaries' inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost, on a weighted average basis, or market value) of such inventory; and (o) neither the Borrower, nor any of its Subsidiaries, shall be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

    U. ACQUISITION AND SENIOR SUBORDINATED DEBT DOCUMENTS. Each of the Acquisition Documents and the Senior Subordinated Debt Documents constitutes the valid and binding


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

obligation of each of the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and other laws affecting creditors' rights generally and by general principles of equity. The Borrower has no knowledge that any of the representations and warranties contained in any of the Acquisition Documents or any of the Senior Subordinated Debt Documents were not true and correct in all material respects on and as of the date given or, except as disclosed in writing to the Agent prior to the Closing Date, that any of the material terms thereof have been modified, amended or waived.

VI. AFFIRMATIVE COVENANTS.

    The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement, it will do, cause each of its Subsidiaries, if any, to do, and if necessary cause to be done, each and all of the following:

    A. BUSINESSES AND PROPERTIES. At all times: (a) do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated; (c) comply with all material Legal Requirements applicable to the operation of such businesses whatever now in effect or hereafter enacted (including without limitation, all Legal Requirements relating to public and employee health and safety and all Environmental Laws) and with any and all other Legal Requirements; and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

    B. TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, and in excess of $250,000 with respect to claims for labor, material and supplies or in excess of $200,000 with respect to claims for taxes, assessments and governmental charges or levies, might give rise to Liens upon such properties or any part thereof (except as otherwise permitted by SECTION 7.2 hereof), unless being diligently contested in good faith by appropriate proceedings and as to which adequate reserves in an amount not less than the aggregate amount secured by such Liens have been established in accordance with GAAP; PROVIDED, HOWEVER, that such contested amounts giving rise to such Liens shall be immediately paid upon commencement of any procedure or proceeding to foreclose any of such Liens unless the same shall be validly stayed by a court of competent jurisdiction or a surety bond, which is satisfactory in all respects to the Agent, is delivered to the Agent for the ratable benefit of the Lenders in an amount no less than such contested amounts.

    C. FINANCIAL STATEMENTS AND INFORMATION. Furnish to the Agent three (3) copies and to each Lender one (1) copy of each of the following: (a) as soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of the Borrower, Annual


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Audited Financial Statements of the Borrower and its Subsidiaries; (b) as
soon as available and in any event within thirty (30) days after the end of each calendar month, Monthly Unaudited Financial Statements of the Borrower and its Subsidiaries; (c) concurrently with the financial statements provided for in SUBSECTIONS 6.3(a) and 6.3(b) hereof, (1) an Officer's Certificate, signed by a Responsible Officer of the Borrower, and (2) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of SECTION 6.10 hereof to become a Guarantor at the request of the Agent but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the Borrower; (d) as soon as available and in any event within five (5) days after the date of issuance thereof (if any such management letter is ever issued), a management letter prepared by the independent public accountants who reported on the financial statements provided for in SUBSECTION 6.3(a) above, with respect to the internal audit and financial controls of the Borrower and its Subsidiaries; (e) as soon as available and in any event within twenty (20) days after the end of each month, accounts receivable agings and reconciliations, inventory designations, accounts payable agings and reconciliations, monthly sales report summaries, open order reports and all other schedules, computations and other information, all in reasonable detail, as may be reasonably required or requested by the Agent, all certified by a Responsible Officer of the Borrower; (f) as soon as available and in any event within twenty (20) days after the end of each month, a Borrowing Base Compliance Certificate, signed by a Responsible Officer of the Borrower in the form attached hereto as EXHIBIT H; (g) as soon as available and in any event within fifteen (15) days prior to the commencement of each fiscal year of the Borrower, management-prepared Consolidated financial projections of the Borrower and its Subsidiaries for the immediately following two (2) fiscal years (setting forth such projections on both an annual basis and on a monthly basis for the upcoming fiscal year and on an annual basis only for the fiscal year thereafter), such projections to be in such format and detail as reasonably requested by the Agent; and (h) such other information relating to the financial condition, operations and business affairs of the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent.

    D. INSPECTION. Upon reasonable notice (which may be telephonic notice), at all reasonable times and as often as the Agent may request, permit any authorized representative designated by the Agent, together with any authorized representatives of any Lender desiring to accompany the Agent, to visit and inspect the Properties and financial records of the Borrower and its Subsidiaries and to make extracts from such financial records at the Agent's expense, and permit any authorized representative designated by the Agent (together with any accompanying representatives of any Lender) to discuss the affairs, finances and condition of the Borrower and its Subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower, and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. At the Borrower's expense, the Agent shall have the right to examine, up to three (3) times in each fiscal year of the Borrower prior to the occurrence of a Default or Event of Default (but as frequently as may be requested by the Agent at any time after a Default or Event of Default shall have occurred which has not been cured to the satisfaction of the Agent or waived in writing by the Agent and the Required Lenders) the existence and condition of the Receivables, books and records of the Borrower and its Subsidiaries and to


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review their compliance with the terms and conditions of this Agreement and the other Loan Documents, subject to governmental confidentiality requirements. The Agent shall also have the right to verify with any and all customers of the Borrower and any of its Subsidiaries the existence and condition of the Receivables, as often as the Agent may require, without prior notice to or consent of the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred which has not been cured to the reasonable satisfaction of the Agent or waived in writing by the Agent and the Required Lenders, the Agent agrees to limit the frequency of such verification as to any specific customer of the Borrower and any of its Subsidiaries to once per fiscal year of the Borrower, but only so long as the total Receivables owing to the Borrower and its Subsidiaries by such customer constitute less than five percent (5%) of the aggregate Receivables owing to the Borrower and its Subsidiaries by all customers (it being understood that the Agent's right to verify with any customers exceeding such 5% concentration limit shall be unlimited, whether any Default or Event of Default exists).

    E. FURTHER ASSURANCES. Upon request by the Agent, promptly execute and deliver any and all other and further instruments which may be reasonably requested by the Agent to (a) cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Borrower's or any of its Subsidiaries' agreements set forth in the Loan Documents or so intended to be and (b) grant, preserve, protect and perfect the first priority Liens created by the Security Documents in the Collateral.

    F. BOOKS AND RECORDS. Maintain financial records and books in accordance with accepted financial practice and GAAP.

    G.   INSURANCE.

         1. Keep its insurable Properties adequately insured at all times by financially sound and reputable insurers.

         2. Maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, employee liability and business interruption, as is customary with companies similarly situated and in the same or similar businesses, PROVIDED, HOWEVER, that such insurance shall insure the Property of the Borrower and each of its Subsidiaries against all risk of physical damage, including without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any the in an amount less than the replacement value of the Collateral.

         3. Maintain in full force and effect worker's compensation coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, in such amounts as the Agent shall reasonably deem necessary.

         4. Maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this SECTION 6.7. All insurance covering tangible personal Property subject to a Lien in favor of the Agent for the


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benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

    H. ERISA. At all times: (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan, that could result in the imposition of material damages or a material excise tax on the Borrower or any Subsidiary thereof, furnish the Agent a statement executed by a Responsible Officer of the Borrower or such Subsidiary setting forth the details thereof and the action which the Borrower or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (e) notify the Agent promptly upon receipt by the Borrower or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the PBGC and furnish the Agent with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Agent requests such report; (f) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 302 of ERISA or Section 412 of the Code or within 10 days of a failure to make any such required contributions when due furnish the Agent with written notice of such failure.

    I. USE OF PROCEEDS. Subject to the terms and conditions contained herein, use the proceeds of the Loans for (a) financing ongoing working capital needs of the Borrower and its Subsidiaries not otherwise prohibited herein, (b) financing acquisitions by the Borrower or any Subsidiary of the Borrower as permitted by SECTION 7.4(f)(3) below, (c) for general corporate purposes of the Borrower or any of its Subsidiaries in the ordinary course of business not otherwise prohibited herein, and/or (d) payment of the Obligations, as provided in this Agreement; PROVIDED, that no proceeds of any Loan shall be used (w) for the purpose of purchasing or carrying directly or indirectly any margin stock as defined in Regulation U ("REG U") of the Board of Governors of the Federal Reserve System, (x) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock, (y) for any other purpose which would cause such Loan to be a "purpose credit" within the meaning of Reg U and (z) for any purpose which would constitute a violation of Reg U or of Regulations G, T or X of the Board of Governors of the Federal Reserve System or any successor regulation of any thereof or of any other rule, statute or regulation governing margin stock from time to time.

    J. GUARANTORS, JOINDER AGREEMENTS. Promptly inform the Agent of the creation or acquisition of any Subsidiary of the Borrower after the Closing Date (including any Subsidiary


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acquired pursuant to SECTION 7.4(f)(3) below) and, within thirty (30) days after the written request of the Agent delivered in accordance with SECTION
10.2 below, cause any such Subsidiary created after the Closing Date (except as provided for below) to become a Guarantor by execution and delivery to the Agent, for the ratable benefit of the Lenders, of a Guaranty or a Joinder Agreement (if a Joinder Agreement is requested by the Agent in lieu of a Guaranty) and execute and deliver to the Agent, for the ratable benefit of the Lenders, any applicable Security Documents required by the Agent, together with such related certificates, legal opinions and documents (including Organizational Documents) as the Agent may reasonably require; PROVIDED, HOWEVER, that any foreign Subsidiary shall not be required to become a Guarantor hereunder if the Agent receives, for the ratable benefit of the Lender, a first priority pledge of no less than sixty-five percent (65%) of all issued and outstanding indicia of equity rights (including capital stock) in such foreign Subsidiary contemporaneously with the acquisition or creation by the Borrower or other Subsidiary of such foreign Subsidiary.

    K.   NOTICE OF EVENTS.

         1.   Notify the Agent within one (1) Business Day after any
Responsible Officer of the Borrower or any of its Subsidiaries acquires knowledge of the occurrence of, or if the Borrower or any of its Subsidiaries causes or intends to cause, as the case may be, any of the following: (i) the institution of any lawsuit, administrative proceeding or investigation affecting the Borrower or any of its Subsidiaries, including without limitation, any audit by the Internal Revenue Service, the adverse determination under which could reasonably be expected to have a Material Adverse Effect; (ii) any development or change in the business or affairs of the Borrower or any of its Subsidiaries' which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of the Borrower, a Material Adverse Effect; (iii) any Event of Default or Default, together with a detailed statement by a Responsible Officer on behalf of the Borrower of the steps being taken to cure the effect of such Event of Default or Default; (iv) the occurrence of a default or event of default by the Borrower or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could have a Material Adverse Effect; (v) any violation by, or investigation of any Borrower or any of its Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have, in the reasonable judgment of any Responsible Officer of the Borrower, a Material Adverse Effect; and (vi) any significant change in the accuracy of any material representations and warranties of the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document.

         2. Promptly notify the Agent of either (i) the commencement of any material business operations or activities by any Dormant Subsidiary or (ii) the acquisition by any Dormant Subsidiary of any asset or assets other than those assets held by such Dormant Subsidiary as of the closing date.

    L. ENVIRONMENTAL MATTERS. Without limiting the generality of SECTION 6.1(c) hereof, (a) comply in all material respects with all material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law, or Environmental Permit; (b) obtain and maintain in effect


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all Environmental Permits; and (c) keep its Property free of any
Environmental Claims or Environmental Liabilities.

    M. END OF FISCAL YEAR. Cause each of its fiscal years to end on either the Friday or Sunday closest to March 31 of the applicable year.

    N. PAY OBLIGATIONS AND PERFORM OTHER COVENANTS. Make full and timely payment of the Obligations, whether now existing or hereafter arising, duly comply with all of the terms and covenants contained in this Agreement and in each of the other Loan Documents at all times and places and in the manner set forth therein, and except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by SECTION 7.2 hereof) and supply all information to the Agent necessary for such maintenance.

    O.   COLLECTION OF RECEIVABLES; APPLICATION OF LOCKBOX AGREEMENT PROCEEDS.

         1. At the Borrower's own cost and expense, arrange for remittances on all Receivables to be made directly to one or more lockboxes designated by the Agent under the terms of the Lockbox Agreement or in such other manner as the Agent may direct. Prior to the implementation of the procedures discussed in SECTION 6.15(b) below, the proceeds of all Receivables collected through such lockbox(es) shall not be required to be remitted to the Agent for application to the Loans and for other disbursements approved by the Agent as set forth in
SECTION 6.15(b) below, but instead shall be available for unrestricted use by the Borrower by deposit of such proceeds into one or more operating accounts maintained by the Borrower with the Agent or TCB (with the availability and timing of such deposits to be governed by the terms of the Lockbox Agreement).

         2. If at any time, either (i) a Default or Event of Default shall occur or (ii) Availability shall be less than $7,500,000 for any reason, the Agent shall have the option to cause all remittances on all Receivables processed through the lockbox(es) in accordance with SECTION 6.15(a) above to at all times thereafter be promptly deposited in one or more accounts designated by the Agent, subject to withdrawal by the Agent only, as hereinafter provided (the Agent to exercise such option by providing written notice to the Borrower of the Agent's election to implement such daily collection and application procedures for Receivables any time prior to the end of the fiscal quarter of the Borrower during which (i) all existing Defaults and Events of Default, if applicable, shall have been cured to the satisfaction of the Agent and (ii) Availability shall have increased to, and remained at, an amount equal to or greater than $7,500,000, if applicable). In connection therewith, the Agent and TCB are irrevocably authorized, in accordance with the terms of the implementation and processing instructions for the Lockbox Agreement, to cause all such remittances on all Receivables to be promptly deposited in such account or accounts designated by the Agent. All remittances and payments that are deposited in accordance with the foregoing will be immediately applied by the Agent to reduce the outstanding balance of the Loans, subject to the continued accrual of interest on the Loan balances to which such remittances and payments are applied for one (1) Business Day (or two


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Business Days in the case of remittances and payments received after 12:00 noon) and in any event subject to final collection in cash of the item deposited.

         3. As long as the procedures implemented under SECTION 6.15(b) above are in effect and are continuing, the Borrower shall cause all payments, if any, received by the Borrower or any of its Subsidiaries on account of Receivables which are not forwarded directly to the above-described lockbox(es) (whether in the form of cash, checks, notes, drafts, bills of exchanges, money orders or otherwise) to be promptly deposited in precisely the form received (but with any endorsements of the Borrower or the applicable Subsidiary necessary for deposit or collection) in the account or accounts designated by the Agent in accordance with the provisions of SECTION 6.15(b) above.

         4.   In addition to the financial reporting requirements set forth in
SECTION 6.3 hereof, as long as the daily collection procedures implemented by the provisions of SECTION 6.15(b) above are in effect, the Borrower shall furnish to the Agent on a timely basis the following: (i) so long as Availability is greater than or equal to $5,000,000 and no Default or Event of Default has occurred which has not been cured to the satisfaction of the Agent or waived in writing by the Required Lenders, the Borrower shall furnish to the Agent, not less frequently than weekly, a Receivables report which includes a sales summary, collections report and customer credits for the Borrower and its Subsidiaries for the period beginning with the date of the preceding Receivables report previously furnished to the Agent by the Borrower and ending with the preceding Business Day prior to the date of such new Receivables report; and
(ii) so long as Availability is less than $5,000,000 or any Default or Event of Default has occurred which has not been either cured to the satisfaction of the Agent or waived in writing by the Agent and the Required Lenders, the Borrower shall furnish to the Agent on each Business Day, a Receivables report which includes a sales summary, collections report and customer credits for the Borrower and its Subsidiaries for the preceding Business Day prior to the date of such Receivables report. For purposes of preparing the various Receivables reports to be periodically delivered pursuant to this subparagraph (d), it shall be assumed that each Business Day ends at 2:00 p.m., with any other activity occurring on such Business Day after such 2:00 p.m. deadline to be deemed to have occurred on the next succeeding Business Day.

         5. If and when the daily collection procedures discussed in SECTION 6.15(B) above are implemented in accordance with the provisions thereof, such daily collection procedures shall thereafter continue to be in effect until the end of the fiscal quarter of the Borrower during which (i) all existing Defaults and Events of Default, if applicable, shall have been cured to the satisfaction of the Agent and (ii) Availability shall have increased to, and remained at, an amount equal to or greater than $7,500,000, if applicable.

    P. ADDITIONAL RECEIVABLES DOCUMENTATION. In addition to the Receivables information delivered pursuant to the other provisions of this Agreement, furnish such further schedules and/or information as the Agent may require relating to the Receivables (including without limitation, sales invoices). The items to be provided under this SECTION 6.16 are to be in form satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. The Borrower's failure to give


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any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

    Q. HORAN INDEBTEDNESS. Within 180 days after the Closing Date, cause the Indebtedness evidenced by that certain promissory note in the original principal amount of $400,000 dated April 28, 1995, executed by RBP of Texas, Inc., payable to Timothy Horan, Jr., and guaranteed by the Borrower, to either (1) be paid in full or otherwise satisfied, with all Liens securing such Indebtedness being properly released pursuant to properly executed and delivered releases of liens and/or termination statements, or (2) become Subordinated Indebtedness for purposes hereof pursuant to a subordination agreement entered into after the Closing Date, in Proper Form, by and among the Agent, Timothy Horan, Jr., RBP of Texas, Inc. and the Borrower.

VII.     NEGATIVE COVENANTS.

    The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement, the Borrower will not, and will not suffer or permit any of its Subsidiaries, if any, to, do any of the following:

    A. INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent, or otherwise, EXCEPT the following:

         1.   Indebtedness to the Lenders and the Agent pursuant hereto;

         2.   Indebtedness secured by Liens permitted by SECTION 7.2 hereof;

         3. Purchase money Indebtedness (including the amount of any Capital Lease Obligations required to be capitalized and included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries) incurred to finance Capital Expenditures (to the extent permitted by SECTION 7.12 hereof) in an amount not to exceed (i) $4,000,000 in the aggregate per fiscal year and (ii) $10,000,000 in the aggregate at any time outstanding;

         4. Subordinated Indebtedness, with no renewals, extensions, modifications or increases thereof being permitted, unless the same constitutes Refinancing Indebtedness;

         5. other liabilities existing on the date of this Agreement and set forth on SCHEDULE 5.16 attached hereto, with no renewals, extensions, modifications or increases thereof being permitted, unless the same constitutes Refinancing Indebtedness;

         6. current accounts payable and unsecured current liabilities (including current accrued expenses), not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Borrower or any of its Subsidiaries in the ordinary course of its business;


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         7.   Indebtedness of any Guarantor to the Borrower or to any other
Guarantor, or the Indebtedness of the Borrower to any Guarantor;

         8. current and deferred taxes and other assessments and governmental charges (to the extent permitted by SECTION 7.2(e) hereof);

         9. other long-term liabilities of the Borrower or any of its Subsidiaries, not the result of borrowings and arising in the ordinary course of business, so long as such other long-term liabilities do not exceed $500,000 in the aggregate at any time outstanding;

         10. liabilities and obligations under agreements or arrangements designed to protect the Borrower and the Guarantors against fluctuations in interest rates accruing under the credit facility governed by this Agreement, including without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

         11. Indebtedness of any Person (or any of such Person's Subsidiaries) existing at the time such Person becomes a Subsidiary of the Borrower or any of the Borrower's Subsidiaries (or is merged into or consolidated with the Borrower or any of its Subsidiaries), but only to the extent that such Indebtedness was not incurred in connection with, as a result of or in contemplation of such Person becoming a Subsidiary of the Borrower or any of the Borrower's Subsidiaries (or being merged into or consolidated with the Borrower or any of its Subsidiaries); PROVIDED, HOWEVER, that (1) in no event shall the aggregate amount of such Indebtedness outstanding at any time exceed $5,000,000, and (2) immediately after such acquired Person becomes a Subsidiary (or is merged into or consolidated with the Borrower or any of its Subsidiaries), no Default or Event of Default has occurred; and

         12. Refinancing Indebtedness, to the extent the same relates to any Indebtedness permitted by SECTIONS 7.1(c) through (e) or SECTION 7.1(k) hereof.

    THE BORROWER, THE AGENT, THE LENDERS AND EACH GUARANTOR (BY ITS EXECUTION
OF A GUARANTY OR A JOINDER AGREEMENT) AGREE THAT, NOTWITHSTANDING ANYTHING CONTAINED IN SECTIONS 7.1(g) OR IN ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT WHICH MAY APPEAR TO BE TO THE CONTRARY, ANY AND ALL INDEBTEDNESS PERMITTED BY SECTIONS 7.1(g) HEREOF (TOGETHER WITH ANY AND ALL LIENS FROM TIME TO TIME SECURING THE SAME AS PERMITTED BY SECTION 7.2(i) HEREOF) IS HEREBY MADE AND AT ALL TIMES HEREAFTER SHALL BE INFERIOR AND SUBORDINATE IN ALL RESPECTS TO THE OBLIGATIONS FROM TIME TO TIME OWING TO THE AGENT OR ANY LENDER PURSUANT HERETO AND TO ANY LIEN AGAINST ANY COLLATERAL FROM TIME TO TIME NOW OR HEREAFTER SECURING ANY OF SUCH OBLIGATIONS PURSUANT TO THE TERMS HEREOF AND THE SECURITY DOCUMENTS. ADDITIONALLY, THE BORROWER, THE AGENT AND THE LENDERS AGREE THAT, NOTWITHSTANDING ANYTHING CONTAINED IN ANY PROVISION OF THIS AGREEMENT, ANY AND ALL CONTRACTUAL, STATUTORY OR CONSTITUTIONAL LIENS WHICH MAY NOW OR HEREAFTER HELD BY THE BORROWER AGAINST ANY PROPERTY OF ANY OF THE BORROWER'S SUBSIDIARIES AS A RESULT OF ANY INTERCOMPANY LEASE OR SUBLEASE BY THE BORROWER TO ANY OF ITS SUBSIDIARIES OF ANY REAL PROPERTY OWNED OR LEASED BY THE BORROWER ARE, AND AT ALL TIMES HEREAFTER SHALL BE, INFERIOR AND SUBORDINATE IN ALL RESPECTS TO ANY LIEN NOW OR HEREAFTER HELD BY THE AGENT, FOR THE RATABLE BENEFIT OF THE LENDERS,

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AGAINST ANY COLLATERAL AS SECURITY FOR ANY OF THE OBLIGATIONS PURSUANT TO THE
TERMS HEREOF AND THE SECURITY DOCUMENTS. THE BORROWER AGREES TO EXECUTE AND DELIVER ON ITS OWN BEHALF, AND TO CAUSE TO BE EXECUTED AND DELIVERED BY AND ON BEHALF OF THE GUARANTORS, ANY AND ALL SUBORDINATION AGREEMENTS, IN FORM AND CONTENT REASONABLY ACCEPTABLE TO THE AGENT, WHICH THE AGENT MAY HEREAFTER REQUIRE TO FURTHER EVIDENCE THE SUBORDINATION OF THE INDEBTEDNESS PERMITTED BY
SECTION 7.1(g) ABOVE, THE LIENS PERMITTED BY SECTION 7.2(i) AND ANY SUCH CONTRACTUAL, STATUTORY OR CONSTITUTIONAL LANDLORD'S LIENS HELD BY THE BORROWER.

    B. LIENS. Create or suffer to exist any Lien upon any of its Property (including without limitation, real property assets) now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries (or any of them) may create or suffer to exist:

         1.   Liens in effect on the date hereof and which are described on
SCHEDULE 7.2 attached hereto, PROVIDED, that the Property covered thereby does not increase in quantity and such Liens may not be renewed and extended, unless the same relate to Refinancing Indebtedness permitted by SECTION 7.1(e) above;

         2. Liens in favor of the Agent for the ratable benefit of the Lenders;

         3. Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

         4. Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith by appropriate proceedings as to which the Borrower or any of its Subsidiaries, as the case may be, shall, to the extent required by GAAP, consistently applied, have set aside on its books adequate reserves;

         5. Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent, are permitted by SECTION 6.2 hereof or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; PROVIDED, HOWEVER, that in no event shall the aggregate amount of taxes, assessments and governmental charges or levies which are either permitted by
SECTION 6.2 hereof or are being contested at any time exceed $400,000 and that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

         6. Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate

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materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         7. Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

         8.   Purchase money Liens securing the Indebtedness permitted by
SECTION 7.1(c) above,  PROVIDED, as a result of the creation of any such Lien,
(i) no Default or Event of Default shall have occurred, (ii) the principal amount of such Lien does not exceed 100% of the purchase price; of the asset acquired with such permitted Indebtedness plus accrued interest on such Indebtedness plus protective advances made by the holder of such permitted Indebtedness, and (iii) such Lien shall not apply to any other Property other than the asset acquired with such purchase money Indebtedness;

         9. Liens in favor of the Borrower or any Guarantor securing any Indebtedness permitted pursuant to SECTIONS 7.1(g) hereof; and

         10. Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary of the Borrower or any of the Borrower's Subsidiaries (or such Person is merged into or consolidated with the Borrower or any of its Subsidiaries) in accordance with the provisions of SECTION 7.4(f)(3) hereof; PROVIDED, HOWEVER, that such Liens (1) only secure the Indebtedness permitted by SECTION 7.1(k) above, (2) were in existence prior to such acquired Person becoming a Subsidiary of the Borrower or any of the Borrower's Subsidiaries (or prior to the contemplation of such merger or consolidation), and (3) do not cover any Property other than the Property of such acquired Person which is subject to such Liens prior to such acquired Person becoming a Subsidiary of the Borrower or any of the Borrower's Subsidiaries (or prior to the contemplation of such merger or consolidation).

 PROVIDED, HOWEVER, notwithstanding anything contained above in this SECTION 7.2 to the contrary, if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings as to the Borrower or any of its Subsidiaries, the Indebtedness giving, rise to such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond with respect thereto (which is satisfactory in all respects to the Agent), is posted.

    C. CONTINGENT LIABILITIES. Create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, other than (a) the Obligations of each Guarantor to the Agent and the Lenders under the terms of any Guaranty and (b) the guarantees by any Subsidiary of the Borrower of the Senior Subordinated Debt.

    D. MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of related transactions, directly or indirectly:

         1.   Wind up its affairs, liquidate or dissolve;

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

         2.   Be a party to any merger or consolidation;

         3. Sell, convey, lease, transfer or otherwise dispose of all or any portion of the assets (except for the sale of inventory and other assets in the ordinary course of business for fair and adequate consideration) of the Borrower and/or its Subsidiaries, or agree to take any such action;

         4. Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary to do so with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than to the Borrower;

         5. Take any board of director or shareholder action with a view toward dissolution, liquidation or termination; or

         6. Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any shares of Stock of, or similar interest in, any Person;

PROVIDED, HOWEVER that:

              a. any Subsidiary of the Borrower may merge or consolidate with the Borrower or any other domestic Subsidiary of the Borrower, PROVIDED, that if one or more of the entities so merging or consolidating was a Guarantor, if the surviving entity is not the Borrower or is not yet a Guarantor, such surviving entity shall simultaneously with such merger, execute and deliver to the Agent a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form;

              b. any of the Borrower's Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any other domestic Subsidiary of the Borrower, PROVIDED, that if the entity selling, leasing, transferring or otherwise disposing of its assets is a Guarantor, if the entity to whom the sale, lease, transfer or disposition was made is not the Borrower or is not yet a Guarantor, such entity shall simultaneously with such lease, transfer or disposition, execute and deliver to the Agent a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form;

              c. the Borrower or any of its Subsidiaries may merge into or consolidate with, or acquire all or a substantial portion of the assets of, or the shares of Stock in, any Person, PROVIDED, that (u) with respect to any such consolidation or merger, the surviving entity shall be the Borrower or a Guarantor, (v) if the pro-forma testing of the Leverage Ratio discussed below in this subparagraph for the applicable acquisition, consolidation or merger results in a Leverage Ratio exceeding 5.00 to 1.00 (but not

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    exceeding of 5.50 to 1.00) at any time during the applicable four
    (4) consecutive fiscal quarters of the Borrower, the aggregate amount of all Loans outstanding hereunder for the purpose of funding any such acquisitions, mergers or consolidations shall not exceed $10,000,000 (after giving effect to the applicable acquisition, consolidation or merger), (w) if the pro-forma testing of the Leverage Ratio discussed below in this subparagraph for the applicable acquisition, consolidation or merger does not result in a Leverage Ratio exceeding 5.00 to 1.00 at any time during the applicable four (4) consecutive fiscal quarters of the Borrower, the aggregate amount of all Loans outstanding hereunder for the purpose of funding any such acquisitions, mergers or consolidations shall not exceed $20,000,000 (after giving effect to the applicable acquisition, consolidation or merger), (x) after giving effect to the applicable acquisition, consolidation or merger and any Indebtedness incurred to finance such acquisition, consolidation or merger, no Default or Event of Default shall have occurred hereunder, (y) assuming that the applicable acquisition, consolidation or merger, and any additional Indebtedness incurred to finance the same had been consummated and incurred at the beginning of the four (4) most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the applicable date of such acquisition, consolidation or merger, the Borrower shall be in pro-forma compliance with the financial covenant provisions of SECTIONS 7.13 and 7.14 hereof for such four (4) consecutive fiscal quarters, (z) the aggregate amount of each Lender's Current Sum outstanding after giving effect to the applicable acquisition, merger or consolidation shall not exceed $20,000,000, and (aa) the Borrowing Base immediately after the consummation of the applicable acquisition, merger or consolidation LESS the aggregate amount of each Lender's Current Sum outstanding after giving effect to such acquisition, merger or consolidation shall not be less than $7,500,000;

              d. the Borrower and its Subsidiaries may sell, convey, lease, transfer or otherwise dispose of (x) up to $500,000 in the aggregate (based upon the higher of cost or market value) of non-Collateral assets outside of the ordinary course of business in any fiscal year of the Borrower (including any casualty loss of assets, whether or not such assets are Collateral, for which insurance proceeds attributable to such casualty loss are NOT utilized for restoration or replacement of such assets) without being obligated to apply any of the net proceeds realized from any such sale or other disposition (including any insurance proceeds attributable to the applicable casualty loss) against the Obligations or for purposes of reducing the Total Commitment, and (y) any non-Collateral fixed assets in excess of such $500,000 threshold amount outside of the ordinary course of business, so long as the net proceeds realized from any such sale or other disposition of such fixed assets are applied as follows: (i) first, to prepay the Loans, to the extent that Loans are then outstanding hereunder;
    (ii) second, to the payment of any other accrued and unpaid Obligations,
    (iii) third, to cash collateralize the aggregate Letter of Credit Exposure Amounts then outstanding, on terms and pursuant to documents and agreements satisfactory in all respects to the Agent; and (iv) finally, to reduce the Total Commitment by the amount of any remaining net proceeds not utilized for the purposes set forth in clauses (i), (ii) and (iii) above. If any non-cash proceeds are received by the Borrower or any of its Subsidiaries as a result of any such sale, conveyance, lease, transfer or other disposition of any fixed assets, such non-cash proceeds shall be promptly pledged as additional Collateral for the Obligations upon terms and conditions reasonably acceptable

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    in all respects to the Agent, so as to create in the Agent's favor, for the ratable benefit of the Lenders, a first priority Lien on such additional Collateral; and

              e. any Dormant Subsidiary may wind up its affairs, liquidate or dissolve at any time prior to either (x) the commencement of any material business operations or activities by such Dormant Subsidiary or (y) the acquisition of any asset or assets other than those assets held by such Dormant Subsidiary as of the Closing Date.

    E. NATURE OF BUSINESS. Materially change the nature of its business from manufacturing building products or enter into any business which is substantially different from the business in which it is engaged as of the Closing Date.

    F.   TRANSACTIONS WITH RELATED PARTIES.

         1. Except for any Permitted Affiliate Transactions, enter into any other transaction, contract or agreement of any kind with any Affiliate, officer or director of the Borrower or any of its Subsidiaries, unless (i) such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources, (ii) if such transaction, contract or agreement (or series of related transactions, contracts or agreements) involves aggregate payments or other consideration having a fair market value in excess of $1,000,000, such transaction, contract or agreement (or series of related transactions, contracts or agreements) is in writing and a majority of the disinterested members of the Board of Directors of the Borrower shall have approved such transaction, contract or agreement (or series of related transactions, contracts or agreements) and determined that the same comply with the provisions of clause (i) above, and (iii) if such transaction, contract or agreement (or series of related transactions, contracts or agreements) involves aggregate payments or other consideration having a fair market value in excess of $5,000,000, in addition to the requirements of clauses (i) or (ii) above, the Agent is furnished with a written opinion from an Independent Financial Advisor stating that the terms of such transaction, contract or agreement (or series of related transactions, contracts or agreements) are fair, from a financial point of view to the Borrower or the applicable Subsidiary of the Borrower involved in such transaction, contract or agreement (or series of related transactions, contracts or agreements), as the case may be.

         2. Except as otherwise permitted pursuant to any Permitted Affiliate Transactions, the Borrower will not permit the compensation paid by the Borrower or any of its Subsidiaries to any officer, stockholder, director, partner or proprietor of the Borrower or any of its Subsidiaries to be excessive, based on the reasonable discretion of the Agent, taking into consideration the financial circumstances of the Borrower or the applicable Subsidiary and the position and qualifications of such Person.

         3. The Borrower shall not permit any officer or director of the Borrower or any of its Subsidiaries to acquire or otherwise usurp any corporate opportunity rightfully belonging to the Borrower or such Subsidiary in any manner which would constitute a breach of such officer's or director's duty of loyalty to the Borrower or such Subsidiary; PROVIDED, HOWEVER, that if any director independently learns of any corporate opportunity from a source

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


separate from any employee or officer of the Borrower or any of its Subsidiaries, such director shall be entitled to independently pursue such opportunity without involvement of the Borrower or any of its Subsidiaries, so long as such independent actions by such director and its Affiliates in connection with such independent opportunity do not result in direct competition to the Borrower or any of its Subsidiaries.

    G. INVESTMENTS, LOANS. Make, directly or indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

         1.   Stock of any Subsidiary created or acquired after the Closing
Date in accordance with the other provisions of this Agreement, including without limitation, the provisions of SECTIONS 6.10 and 7.4(f)(3) above, or with the prior written consent of the Agent;

         2.   Permitted Investment Securities;

         3. loans otherwise permitted by the provisions of SECTION 7.1(g) above;

         4. loans to account debtors of the Borrower or any of its Subsidiaries (other than normal and customary extensions of trade credit), so long as (1) the aggregate amount of such loans by the Borrower and its Subsidiaries does not exceed $750,000 in the aggregate at any time, and (2) the Borrower promptly causes the promissory notes or other instruments evidencing such loans to be properly endorsed and delivered to the Agent in accordance with the provisions of the applicable Security Agreements; and

         5. the existing investment by the Borrower in ATEMCO as of the Closing Date, together with any additional investment by the Borrower in ATEMCO required pursuant to the ATEMCO Joint Venture Agreement not to exceed the Borrower's pro-rata share of capital contributions based on its ownership interest in ATEMCO as of the Closing Date and in any event not to exceed $100,000 in any fiscal year of the Borrower (provided that all other holders of ownership interests in ATEMCO are also simultaneously making investments in ATEMCO pursuant to the ATEMCO Joint Venture Agreement in accordance with their pro-rata share of required capital contributions based on their respective ownership interests in ATEMCO).

    H.   ERISA COMPLIANCE.

         1. At any the engage in any "prohibited transaction" as defined in ERISA; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries pursuant to ERISA.

         2. Engage in any transaction in connection with which the Borrower or any Subsidiary thereof could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

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

         3. Terminate any Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any Subsidiary thereof to the PBGC.

         4. Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrower or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         5. Adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

    I. CREDIT EXTENSIONS. Extend credit other than (a) normal and prudent extensions of credit to customers for goods and services in the ordinary course of business and (b) loans otherwise permitted by the provisions of SECTIONS 7.1(g) or SECTION 7.7 above.

    J. CHANGE IN ACCOUNTING METHOD. Make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

    K. REDEMPTION, DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. Except as otherwise permitted pursuant to any applicable Restricted Payment Exceptions, at any time:

         1. Redeem, purchase, retire or otherwise acquire, directly or indirectly, any shares of its Stock or set aside any amount for such purpose;

         2. Declare or pay, directly or indirectly, (i) any dividend, except dividends paid to the Borrower or any Guarantor which is a direct parent of the Subsidiary paying a dividend, or (ii) any management or consulting fees, except
(1) management or consulting fees paid to the Borrower or any Guarantor or (2) consulting fees paid pursuant to the George Group Consulting Agreement;

         3. Make any other distribution of any Property, cash, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its Stock; or

         4. Redeem, purchase, defease or retire for value, or make any principal payment on, any Subordinated Indebtedness (including without limitation, any Senior Subordinated Debt), prior to the date of any scheduled maturity, scheduled repayment or scheduled sinking fund payment thereon.

    L. CAPITAL EXPENDITURES. Permit the amount of payments made by the Borrower and its Subsidiaries, on a Consolidated basis, for Capital Expenditures, including those in respect of Capital Lease Obligations and Indebtedness permitted under SECTION 7.1(c) above, to exceed

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$6,000,000 in the aggregate in any fiscal year or $24,000,000 in the aggregate after the Closing Date.

    M. INTEREST COVERAGE RATING. Permit the Interest Coverage Ratio of the Borrower and its Subsidiaries, on a Consolidated basis, to be less than the respective amounts set forth below as of the end of any fiscal quarter included in each of the following fiscal years:

             Fiscal Year        Ratio
             -----------        -----
                1998            1.25x
                1999            1.25x
                2000            1.75x
                2001            1.75x
                2002            1.75x

    N. LEVERAGE RATIO. Permit the Leverage Ratio of the Borrower and its Subsidiaries, on a Consolidated basis, to be greater than the respective amount set forth below as of the end of any fiscal quarter included in each of the following fiscal years:

             Fiscal Year                             Ratio
             -----------                             -----

               1998 (initial two fiscal quarters)    5.50x
               1998 (last two fiscal quarters)       5.00x
               1999                                  5.00x
               2000                                  4.75x
               2001                                  4.50x
               2002                                  4.25x

    O. SALE OF RECEIVABLES. Sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse; PROVIDED, HOWEVER, that the Borrower or any of its Subsidiaries may sell, assign, discount, transfer or otherwise dispose of any Receivables which do not constitute Eligible Receivables, so long as (a) such sale or other disposition is upon reasonably prudent business terms or otherwise constitutes a Permitted Affiliate Sale of Receivables, (b) no Default or Event of Default shall have occurred which has not been cured to the reasonable satisfaction of the Agent or which has not been waived in writing by the Agent and the Required Lenders, and
(c) all net proceeds received from any such disposition shall be applied against the Obligations and Total Commitment in the same manner as set forth in SECTION 7.4(f)(4) above.

    P. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred, unless the cash consideration received by the Borrower or such Subsidiary from such sale or transfer is promptly utilized to prepay the Loans and the Total

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Commitment is permanently reduced by the Borrower at such the by an amount equal to such cash consideration received by the Borrower or such Subsidiary.

    Q. CHANGE OF NAME OR PLACE OF BUSINESS. Permit the Borrower or any of its Subsidiaries to change its address, name, location of its chief executive office or principal place of business or the place it keeps its books and records, unless the Borrower has (a) notified the Agent of such change in writing at least thirty (30) days before the effective date of such change, (b) taken such action, reasonably satisfactory to the Agent and the Lenders, to have caused the Liens against all Collateral in favor of the Agent for the ratable benefit of the Lenders to be at all times fully perfected and in full force and effect and (c) delivered such certificates of Governmental Authorities as the Agent may require substantiating such name change.

    R.   AVAILABILITY.  Allow Availability to be less than zero at any time.

    S. STATUS OF RBPI HOLDING CORPORATION. Permit the status of RBPI Holding Corporation to change from that of a passive holding company created for the sole purpose of holding and owing all of all the issued and outstanding Stock of the Borrower.

    T. MODIFICATION OR WAIVER OF SUBORDINATED INDEBTEDNESS. Request, join in or otherwise consent to any modification or waiver of any material term of any document evidencing or governing any Subordinated Indebtedness, except as otherwise permitted in connection with any Refinancing Indebtedness.

VIII.    EVENTS OF DEFAULT AND REMEDIES.

    A. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing, then the Agent may (and, if directed by the Required Lenders, shall), by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (1) accelerate the Maturity Date and declare the Notes, all Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Notes, said Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Notes, said Letter of Credit Advances, the Commitment Fees and all other Obligations shall forthwith become, immediately due and payable, without further notice of any kind, notice of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Borrower; (2) terminate all or any portion of the Commitments and any obligation to issue any additional Letters of Credit; (3) demand that the Borrower and the Guarantors provide the Agent, for the ratable benefit of the Lenders, and the Borrower and the Guarantors jointly and severally agree upon such demand to, provide cash collateral in an amount equal to the aggregate Letter of Credit Exposure Amount then outstanding, on terms and pursuant to documents in agreement and satisfactory in all respects to the Agent; and (4) exercise any and all other rights pursuant to the Loan Documents:

         1. The Borrower shall fail to pay or prepay any principal of or interest on any Note, any Application, the Commitment Fees or any other Obligation hereunder as and when due and payable, whether at the due date thereof (by acceleration, lapse of time or otherwise) or at

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

any date fixed for prepayment thereof in accordance with the other provisions of this Agreement; or

         2. The Borrower or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any of the Senior Subordinated Debt or any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $500,000 in principal amount unless such payment is being contested in good faith (by appropriate proceedings) and adequate reserves have been provided therefor, or (ii) shall default in any other manner with respect to any of the Senior Subordinated Debt or any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $500,000 in principal amount if the effect of any such default or event of default shall be to accelerate or to permit the holder of any such Indebtedness, at its option, to accelerate the maturity of such Indebtedness prior to the stated maturity thereof; or

         3. Any representation or warranty made or deemed made in connection with any Loan Document shall prove to have been incorrect, false or misleading in any material respect when made or deemed to have been made; or

         4. Except as provided in SECTION 8.1(e) below, Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any of its Subsidiaries pursuant to the terms of any provision of this Agreement or any other Loan Document, and such Default remains uncured five (5) Business Days after the earlier to occur of (1) the Agent giving written notice of such Default to the Borrower or (2) any Responsible Officer of the Borrower or any of its Subsidiaries required actual knowledge of the existence of such Default; or

         5. Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any of its Subsidiaries pursuant to the terms of
SECTION 6.2, SECTION 6.3, SECTION 6.8, SECTION 6.9, SECTION 6.11, SECTION 6.12, SECTIONS 7.1 through 7.9, SECTIONS 7.11 through 7.17 and SECTION 7.20 hereof; or

         6. Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $200,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or bonded; or

         7. Any order shall be entered in any proceeding against the Borrower or any of its Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for thirty (30) days; or

         8. The Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

         9. A change shall occur in the financial condition, business affairs or otherwise of the Borrower or any of its Subsidiaries, or in the value of the Collateral given as security for the Obligations hereunder, which does, or would or could reasonably be expected to, have a Material Adverse Effect; or

         10. Any of the following shall occur: (1) a Reportable Event shall have occurred with respect to a Plan; (2) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan in a "distressed termination" under the provisions of Section 4041 of ERISA; (3) the receipt of notice by the Borrower, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (4) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (5) a Plan shall fail to maintain a minimum funding standard required by Section 412 of the Code for any plan year or a waiver of standard is sought or granted under the provisions of Section 412(d) of the Code; (6) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA; (7) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code; or (8) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default or default under any other agreement entered into by the Borrower or any ERISA Affiliate; or

         11. One or more notices of Liens arising from unpaid federal, state or local taxes exceeding $400,000 in the aggregate shall be filed against any of the Properties or assets of the Borrower or any of its Subsidiaries, PROVIDED, HOWEVER, that a reserve against the Borrowing Base will be established in an amount equal to the amount of any and all federal, state or local taxes less than such $400,000 aggregate threshold which are claimed to be owing under any such notices of Liens; or

         12. This Agreement, any Note, any of the Security Documents or any other Loan Documents shall for any reason cease to be, or shall be asserted by the Borrower or any Guarantor, not to be, a legal, valid and binding obligation of the Borrower or such Guarantors, as applicable, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Borrower or any Guarantor, as applicable not to be, a valid, first priority perfected Lien against any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

         13. The Borrower or any of its Subsidiaries which is a party to the Lockbox Agreement fails to perform and observe, and/or cause to be performed and observed, all covenants, provisions and conditions to be performed, discharged and observed by the Borrower or any such Subsidiary under the terms of the Lockbox Agreements; or

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

         14.  A Change of Control shall occur.

In addition, if any of the following events shall occur, then the Notes, the Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding and payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Borrower, become immediately due and payable and all Commitments and further obligation to issue any additional Letters of Credit shall be immediately and automatically terminated.

         15. The Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         16. Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Borrower or any of its Subsidiaries or granting relief to the Borrower or any of its Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than sixty (60) days; or

         17. The Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due; or

         18. The Borrower or any of its Subsidiaries shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy.

    B. REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.
IX. THE AGENT.

    A. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under the Letters of Credit which the Agent has issued with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which such term as used in this SECTION 9, shall, in each case, include reference to its Affiliates and its own and its Affiliates' officers, directors, employees' and agents) (a) shall not have duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit or any other Loan Document or any other certificate or document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Required Lenders, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Letters of Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING PURSUANT TO ITS OWN NEGLIGENCE, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that the Agent shall not have any greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500 or any successor publication). In any foreclosure proceeding concerning any collateral for the Notes, each holder of a Note if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against its Note or the Notes of the other Lenders, instead such holder must bid in cash only. However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Notes of all of the Lenders, and the Agent or its designee may (but shall not be obligated to), with the consent of the Required Lenders, accept title to such collateral for and on behalf of all Lenders.

    B. RELIANCE. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Letters of Credit or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

    C. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans,

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

non-payment of reimbursements of Letters of Credit Advances, or nonpayment of Commitment Fees or Letter of Credit fees payable hereunder or under any other Loan Documents) unless it has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default. " In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to SECTION 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders and within its rights under the Loan Documents and at law or in equity, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

    D. RIGHTS AS A LENDER. With respect to its Commitment, the Loans and any Letter of Credit Exposure Amount, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, includes the Agent in its individual capacity. The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

    E. INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 2.10(h), SECTION 10.9 OR SECTION 10.10 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTIONS 2.10(h),10.9 AND 10.10), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER (INCLUDING THE CONSEQUENCES OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LETTERS OF CREDIT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE COSTS AND EXPENSES WHICH THE BORROWER IS OBLIGATED TO PAY UNDER SECTIONS 2.10(h), 10.9 AND 10.10 HEREOF BUT EXCLUDING, UNLESS A DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER) OR THE ENFORCEMENT OF ANY OF THE TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS, INCLUDING THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE OBLIGATIONS OF THE LENDERS UNDER THIS SECTION 9.5 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE INDEBTEDNESS ARISING IN CONNECTION WITH THIS AGREEMENT.

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

    F. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to the Borrower and the other Parties and that it has independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent, under the Letters of Credit or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their Affiliates) which may come into the possession of the Agent.

    G. FAILURE TO ACT. Except for action expressly required of the Agent hereunder, under the Letters of Credit and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION
9.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    H. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any the with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrower. Any successor Agent shall be a Lender which has an office in the United States with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Such successor Agent shall promptly specify by notice to the Borrower and the Lenders its office for the purpose of any notices and payments hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

X.  MISCELLANEOUS.

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    A.   NO WAIVER.  No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise and no delay on the part of the Agent or any Lender in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and the Agent or any Lender shall operate as a waiver of any right or power of the Agent or any Lender. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

    B. NOTICES. All notices under the Loan Documents shall be in writing and either (i) delivered against receipt therefor, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telex, telecopy (promptly confirmed by mail, except for any notice pursuant to SECTION 4.1(a) hereof which need not be confirmed by mail) or telegram, in each case to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any Lender who is a signatory hereto, at such other address as shall be designated by such Lender in a notice to the Borrower and the Agent given in accordance with this SECTION 10.2 or to such other address as a party may designate. The Borrower may change its address for purposes hereof by providing written notice of such address change to the Lenders and the Agent in accordance with the provisions of this SECTION 10.2, with any such change in address only being effective ten (10) Business Days after such change of address has been deemed given in accordance with the provisions hereof. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the third Business Day after deposit of such notice into the mail); however, the notices required or permitted by SECTIONS 2.2(b) and 4.1(a) hereof shall be effective only when actually received by the Agent.

    C. GOVERNING LAW. UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA.

    D. SURVIVAL: PARTIES BOUND. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and in successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders, provided that the undertaking of the Lenders hereunder to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower shall not inure to the benefit of any successor or assign of the Borrower. The term of this Agreement shall be until the final maturity of each Note and the payment of all amounts due under the Loan Documents.

    E. COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

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

    F. LIMITATION OF INTEREST. The Borrower and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws, if any. Accordingly, the provisions of this SECTION 10.6 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED, that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Loans and the Commitments. In no event shall the Borrower or any other Person be obligated to pay, or the Agent or any Lender have any right or privilege to reserve, receive or retain, (Y) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the United Stales or of any state, if any, which are applicable to the Agent or such Lender, respectively, or (Z) total interest in excess of the amount which the Agent or such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate, if any, applicable to the Agent or such Lender. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this
SECTION 10.6, or be construed to create a contract to pay any Lender for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate applicable to such Lender. If the term of any Loans or the Notes is shortened by reason of acceleration of maturity as a result of any Default or Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Agent or any Lender at any time is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate applicable to the Agent or such Lender, then and in any such event all of any such excess interest owed to or received by the Agent or such Lender shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Agent or such Lender, it shall be credited PRO TANTO against the then-outstanding principal balance of the Borrower's obligations to the Agent or such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

    G. SURVIVAL. The obligations of the Borrower under SECTIONS 2.3, 2.4(b), 2.9, 2.10(h). 10.9, 10.10 and 10.17 hereof shall survive the repayment of the
Loans, the termination of    the Commitments and the cancellation or expiration
of the Letters of Credit.

    H. CAPTIONS. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

    I. EXPENSES, ETC. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Borrower agrees to pay or reimburse on demand each of the Lenders and the Agent for paying: (a) the reasonable and documented fees and expenses of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Agent, or any other legal counsel engaged by the Agent

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(excluding in-house counsel), in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Lenders and the Agent in connection with the enforcement of this Agreement, the Letters of Credit or any other Loan Documents; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Loan Document or any document referred to herein or therein, and the cost of title insurance; and (e) expenses of the Agent's field examination described in SECTION 4.2(k) above incurred prior to or as of the Closing Date.

    J. INDEMNIFICATION. THE BORROWER AGREES TO INDEMNIFY THE AGENT, THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS) OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY (A) ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY EXTENSION OF CREDIT (WHETHER A LOAN OR A LETTER OF CREDIT) BY ANY LENDER HEREUNDER, (B) BREACH BY THE BORROWER OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (C) VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING ANY REQUIREMENTS OF ENVIRONMENTAL LAW, (D) LIENS OR SECURITY INTERESTS GRANTED ON ANY PROPERTY PURSUANT TO OR UNDER THE LOAN DOCUMENTS, TO THE EXTENT RESULTING FROM ANY HAZARDOUS SUBSTANCE LOCATED IN, ON OR UNDER ANY SUCH PROPERTY, (E) OWNERSHIP BY THE LENDERS OR THE AGENT OF ANY PROPERTY FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, LOCATED IN, ON OR UNDER SUCH PROPERTY PRIOR TO OR AT THE TIME OF SUCH FORECLOSURE, INCLUDING LOSSES, LIABILITIES, CLAIMS OR DAMAGES WHICH ARE IMPOSED UPON PERSONS UNDER LAWS RELATING TO OR REGULATING HAZARDOUS SUBSTANCES, SOLELY BY VIRTUE OF OWNERSHIP, (F) ANY LENDER OR THE AGENT BEING DEEMED AN OPERATOR OF ANY SUCH PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY AT OR PRIOR TO THE OF ANY FORECLOSURE THEREON UNDER THE LOAN DOCUMENT, OR (G) INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING, AND THE BORROWER AGREES TO REIMBURSE THE AGENT AND EACH LENDER, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS, UPON DEMAND FOR ANY REASONABLE AND DOCUMENTED OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR PROCEEDING, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY A PERSON OR

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ANY AFFILIATE THEREOF OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES,
COUNSEL OR AGENTS BY REASON OF (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE OR AGENT OR (II) OWNERSHIP OR OPERATION OF ANY PROPERTY BY THE LENDERS OR THE AGENT FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS IF SUCH LOSSES, LIABILITIES, ETC. ARE ATTRIBUTABLE SOLELY TO THE POST-FORECLOSURE ACTIONS OF THE LENDER OR THE AGENT. PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF NOTICE OF ANY CLAIM OR THE COMMENCEMENT OF ANY ACTION, SUCH INDEMNIFIED PERSON SHALL, IF ANY CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST THE BORROWER UNDER THIS
SECTION 10.10, NOTIFY THE BORROWER IN WRITING OF THE CLAIM OR THE COMMENCEMENT OF THAT ACTION. THE BORROWER SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY SUCH CLAIM OR ACTION INVOLVING THE PAYMENT OF MONETARY DAMAGES EFFECTED WITHOUT ITS WRITTEN CONSENT NOT TO BE UNREASONABLY WITHHELD. IF ANY SUCH CLAIM OR ACTION SHALL BE BROUGHT AGAINST AN INDEMNIFIED PERSON, IT SHALL NOTIFY THE BORROWER THEREOF, AND THE BORROWER SHALL BE ENTITLED TO PARTICIPATE IN THE JOINT DEFENSE THEREOF.

    K. AMENDMENTS, WAIVERS, ETC. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by the Required Lenders, the Borrower and the affected Subsidiaries of the Borrower, if any, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, waiver or consent shall, unless consented to in writing by each affected Lender, do any of the following: (a) increase any Commitment of any of the Lenders or subject the Agent or any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee hereunder; (c) waive or postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, any Letter of Credit Exposure Amount, or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) increase the Borrowing Base advance rate for Net Amount of Eligible Receivables above eighty-five percent (85%); (f) change any provision contained in SECTIONS 2.2(d), 2.11, 10.9 or 10. 10 hereof or this SECTION 10.11 or SECTION 10.16 hereof; (g) waive any violation or change any provision of SECTION 7.1, SECTION 7.2, SECTION 7.4 or SECTIONS 7.11 through 7.14 hereof; (h) release the Borrower from liability for any of the Obligations; (i) release any Guarantor from any Guaranty; (j) other than as expressly permitted by this Agreement, release any Collateral for any of the Obligations having a value in excess of $500,000, as reasonably determined by the Agent; or (k) change the definition of "Required Lenders" contained herein. Anything in this Section 10.11 to the contrary, no amendment, waiver or consent shall be made with respect to SECTION 9 without the written consent of the Agent.

    L.   SUCCESSORS AND ASSIGNS.

         1. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and permitted assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders.

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         2.   Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, the Letter of Credit Exposure Amount or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of SECTIONS 10.10 and 10.16 shall inure to the benefit of each purchaser of a participation and the pro-rata treatment of payments, as described in SECTION 2.11, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, (i) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender's rights and obligations under the Loan Documents (including the Note(s) held by such selling Lender), (ii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans and Letter of Credit Exposure Amount, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Lender and (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Lenders hereunder, and (iii) the Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any participant of a Lender may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Lender has previously given notice of such participation to the Borrower.

         3. Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the related Loans at the time owing to it, the related Note or Notes held by it and its Letter of Credit Exposure Amount) (a "RATABLE ASSIGNMENT"); PROVIDED, HOWEVER, that, (i) the Agent and the Borrower must give their respective prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, (ii) the aggregate amount of the applicable Commitment, Loans and Letter of Credit Exposure Amount (without duplication) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (except for certain exceptions approved by the Borrower and the Agent) and shall be in an amount that is an integral multiple of $1,000,000 (unless all of the assigning Lender's applicable Commitment, Loans and Letter of Credit Exposure Amount is being assigned); (iii) the aggregate amount of the applicable Commitment and/or Loans of the assigning Lender immediately after each partial assignment must be at least $5,000,000 (except for certain exceptions approved by the Borrower and the Agent) and shall be in an amount which is an integral multiple of $1,000,000; and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment and Acceptance in a form required by the Agent (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, unless a shorter period of time may be agreed to by the Agent as its sole and absolute discretion, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the

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rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         4. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations hereunder; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements of the Borrower previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee confirms that it will keep confidential all information with respect to the Borrower furnished to it by the Borrower, such assignor Lender or the Agent (other than information generally available to the public or otherwise available to the Agent on a non-confidential basis or otherwise permitted pursuant to the terms of this Agreement); (v) such assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

         5. The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a record of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and the Letter of Credit Exposure Amount of, each Lender from time to time. The entries in the register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person the name of which is recorded therein as a Lender hereunder for all purposes of the Loan Documents. Such records shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to the upon reasonable prior notice.

         6. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the Note(s) subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such

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Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Lenders. Contemporaneously with the receipt by the Borrower of such assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note(s), a new Note or Notes payable to the order of such assignee in an amount equal to the applicable Commitment, Loans and Letter of Credit Exposure Amount (without duplication) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments, Loans and/or Letters of Credit hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the applicable Commitment, Loans and/or Letters of Credit retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s), shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note(s). Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

         7. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 10.12, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, HOWEVER, that as a condition to any such disclosure of information relating to the Borrower, such Lender shall require such proposed assignee or participant to agree in writing to keep confidential all information with respect to the Borrower furnished to it by such Lender in connection with any proposed assignment or participation (other than information generally available to the public or otherwise available to the Agent or such Lender on a non-confidential basis).

         8. Each Lender agrees that, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 10.12, the Borrower will not be responsible for the accuracy and completeness of any written materials furnished by such Lender to any actual or prospective assignee or participant, other than copies of (i) documents furnished to such Lender pursuant to SECTIONS 5.2(a) and (b) hereof, and (ii) any other documents which are prepared by the Borrower for use in such connection and which contain a statement to such effect.

         9. Notwithstanding anything herein to the contrary, each Lender may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

    M. ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders relating to the subject matter hereof and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Any conflict between the provisions of this Agreement and the provisions of any other Loan Documents shall be governed by the provisions of this Agreement. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

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    N.   SEVERABILITY.  If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

    O. DISCLOSURES. Every reference in the Loan Documents to disclosures of the Borrower to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner prior to or concurrently with the execution hereof.

    P.   CAPITAL ADEQUACY.

         1. If after the date of this Agreement, any Lender shall have determined that the adoption or effectiveness (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of such Lender (or any holding company of which such Lender is a part) as a consequence of its obligations hereunder or under any Letter of Credit or its Note to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Lender to be material, then from the to time, upon demand by such Lender (with a copy to the Agent), the Borrower (subject to SECTION 10.6 hereof) agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or holding company for such reduction.

         2. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in SUBSECTION 10.16(a) above (and setting forth the calculation thereof in reasonable detail) shall be delivered as soon as practicable to the Borrower and shall be conclusive and binding, absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five days after such Lender delivers such certificate. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

    Q.   TAXES.

         1. As used in this SECTION 10.17, the following terms shall have the following meanings:

              (1) "INDEMNIFIABLE TAX" means any Tax, but excluding, in any case, any Tax that (a) would not be imposed in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes held by such holder or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the

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    Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder's (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes held by such holder or any other Loan Documents, or (b) is imposed under United States federal income tax law or any state income tax law.

              (2) "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes or under any of the other Loan Documents.

         2. If the Borrower is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement, under the Notes or under any other Loan Documents, then the Borrower shall (i) promptly notify the holder of Notes hereunder that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such holder an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder, evidencing such payment to such Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law to such holder, in addition to whatever net amount of such payment is paid to such holder, such additional amount as is necessary to ensure that the total amount actually received by such holder (free and clear of Indemnifiable Tax) will equal the full amount of the payment such holder would have received had no such deduction or withholding been required. If the Borrower pays any additional amount to a holder pursuant to the preceding sentence and such holder shall receive a refund of an Indemnifiable Tax with respect to which, in the good faith opinion of such holder, such payment was made, such holder shall pay to the Borrower the amount of such refund promptly upon receipt thereof.

         3. In the event that any Governmental Authority notifies the Borrower that it has improperly failed to withhold or deduct any Tax from a payment received by any holder of Notes under this Agreement, under the Notes held by such holder or under any other Loan Documents, the Borrower agrees to timely and fully pay such Tax to such Governmental Authority and such holder shall, upon receipt of written notice of such payment, immediately pay to the Borrower, an amount necessary in order that the amount of such payment to the Borrower after payment of all Taxes with respect to such payment, shall equal the amount that the Borrower paid to such Governmental Authority pursuant to this clause (c).

         4. Each holder of a Note shall, upon request by the Borrower, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Borrower under this Agreement, under the Notes or under any other

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Loan Documents if such measures can, in the sole and absolute opinion of such holder, be taken without such holder suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such holder shall be required to designate a funding office that is not located in the United States of America).

         5. Notwithstanding the foregoing, in no event shall the amount payable under this SECTION 10.17 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or the Notes, exceed the Highest Lawful Rate or the maximum amount of interest permitted to be charged by applicable laws.

    R. WAIVER OF CLAIM. THE BORROWER HEREBY WAIVES AND RELEASES THE AGENT AND ALL LENDERS FROM ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH THE BORROWER MAY OWN, HOLD OR CLAIM IN RESPECT OF ANY OF THEM AS OF THE DATE HEREOF.

    S. RIGHT OF SETOFF. Upon the occurrence and during the continuation of any Event of Default, the Lenders each are hereby authorized at any the and from time to time, without notice to the Borrower or any of the Guarantors (any such notice being expressly waived by the Borrower and by the Guarantors by their execution of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any such Guarantor against any and all of the Indebtedness arising in connection with this Agreement irrespective of whether or not such Lender shall have made any demand under this Agreement, the Notes or any other Loan Document. The Borrower and each of the Guarantors (by their execution of a Guaranty or a Joinder Agreement) also hereby grants to each of the Lenders a security interest in and hereby transfers, assigns, sets over, and conveys to each of the Lenders, as security for payment of all Loans and Letter of Credit Exposure Amount, all such deposits, funds or property of the Borrower or any such Guarantor or Indebtedness of any Lender to the Borrower or any such Guarantor. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Borrower or such Guarantor, as applicable, pro rata in accordance with their respective Commitment Percentages. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have. This Section is subject to the terms and provisions of SECTION 2.11 hereof.

    T.   WAIVER OF RIGHT TO JURY TRIAL.  EXCEPT AS PROHIBITED BY APPLICABLE
LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES,

ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS EVIDENCED THEREBY.

    U. ADDITIONAL PROVISIONS REGARDING COLLECTION OF RECEIVABLES: CONTROL INVENTORY AND OTHER COLLATERAL.

         1. So long as the procedures discussed in SECTION 6.15(b) hereof have been implemented and are continuing, the Borrower hereby designates and constitutes the Agent or the Agent's designee as the Borrower's attorney-in-fact with power to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidence of payment of any Receivables or any other Collateral that may come into its possession; to sign or endorse the Borrowers on any invoice, bill of lading or other title or ownership documents relating to any Receivables or inventory, drafts against any customers of the Borrower, assignments and verifications of Receivables and notices to customers of the Borrower; to send verifications of Receivables; to notify the U.S. Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent may designate at any time after the occurrence of any Event of Default which is continuing; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved by the Borrower, and said attorneys or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

         2. The Agent, without notice to or consent of the Borrower, at any time after the occurrence and during the continuation of an Event of Default,
(i) may sue upon or otherwise collect, extend the time. of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any instruments or insurance applicable thereto and/or release any account debtor thereon; (ii) is authorized and empowered to accept or direct shipments of inventory and accept the return of the goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         3. Nothing herein contained shall be construed to constitute the Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence of willful conduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Agent or the Lender, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

         4.   Upon the occurrence and during the continuation of any Event of
Default: (i) if any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for, the account of the Borrower and to charge the Borrower's account therefor; and (ii) the Borrower shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Receivables.

         5. Upon the occurrence and continuation of any Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do so whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrower's account and added to the Obligations.

    V. JOINT AND SEVERAL OBLIGATIONS. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, the Borrower and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations, warranties and obligations contained and set forth in this Agreement or in any other Loan Document to which they are a party.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                             RELIANT BUILDING PRODUCTS, INC.,
                             a Delaware corporation

                             By:     /s/ Virgil D. Lowe
                                   -----------------------------------
                             Name:       Virgil D. Lowe
                                   -----------------------------------
                             Title:      Secretary and Treasurer
                                   -----------------------------------

                             ADDRESS FOR NOTICES:
                             3030 LBJ Freeway, Suite 300
                             Dallas, Texas 75234
                             Attention: Chief Financial Officer

                             THE CHASE MANHATTAN BANK,
                             a New York banking corporation, as a Lender and as Agent

                             By:     /s/ Jeffrey S. Ackerman
                                   -----------------------------------
                             Name:       Jeffrey S. Ackerman
                                   -----------------------------------
                             Title:      Vice President
                                   -----------------------------------

                             ADDRESSES FOR NOTICES:
                             633 Third Avenue, 7th Floor
                             New York, New York 10017-6764
                             Attention: Credit Deputy

                             DOMESTIC LENDING OFFICE:
                             633 Third Avenue
                             New York, New York 10017-6764

                             TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as a Lender

                             By:     /s/ Jeffrey A. Stern
                                   -----------------------------------
                             Name:       Jeffrey A. Stern
                                   -----------------------------------
                             Title:      Vice President
                                   -----------------------------------

                             ADDRESS FOR NOTICES:
                             201 Main Street, 3rd  Floor
                             Fort Worth, Texas  76102
                             Attention: Mr. Lee Beckelman

                             DOMESTIC LENDING OFFICE:
                             201 Main Street, 3rd  Floor
                             Fort Worth, Texas  76102

                             CIBC INC., a Delaware corporation, as a
                             Lender

                             By:     /s/ William J. Koslo, Jr.
                                   -----------------------------------
                             Name:       William J. Koslo, Jr.
                                   -----------------------------------
                             Title:      Director
                                   -----------------------------------

                             ADDRESS FOR NOTICES:
                             c/o CIBC Wood Gundy Securities Corp.
                             425 Lexington Avenue, 8th Floor
                             New York, New York  10017
                             Attention: Mr. William Coslet

                             DOMESTIC LENDING OFFICE:
                             c/o CIBC Wood Gundy Securities Corp.
                             425 Lexington Avenue, 8th Floor
                             New York, New York  10017

                                  New York, New York

$________________                                                May ___, 1997

    FOR VALUE RECEIVED, RELIANT BUILDING PRODUCTS, INC., a Delaware corporation (herein called "BORROWER"), promises to pay to the order of
___________________________________________________________________________
(herein called "PAYEE"), a ____________________ banking ____________________, at the banking office of THE CHASE MANHATTAN BANK, a New York banking corporation acting in its capacity as Agent under the Credit Agreement (together with its successors in such capacity being herein called "AGENT"), located at 633 Third Avenue, New York, New York, or at such other place as Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of
________________________ Dollars ($                       ), (or the unpaid
balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided for in the Credit Agreement and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; PROVIDED, that for the full term of this note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate, if any, applicable to Payee.

    If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Highest Lawful Rate, if any, applicable to Payee, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Highest Lawful Rate, if any, applicable to payee. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts through out the full term of this note, so that the interest rate is uniform throughout the full term of this note.

    This note has been issued pursuant to the terms of a Credit Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "CREDIT AGREEMENT") of even date herewith, by and among Borrower, Agent, Payee and certain other signatory financial institutions named therein or which may be a party thereto from time to time, to which reference is made for all purposes. This note is a Note under the terms of the Credit Agreement, and advances against this note by Payee or other holder hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

    The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Borrower. All loans and advances and all payments


                                 EXHIBIT A
                             Page 1 of 2 Pages
and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Borrower's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Borrower's entitlement to credit for that payment as of the date received by the holder.

    Except for notices expressly required by the terms and provisions of the Credit Agreement, Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and reextended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                             RELIANT BUILDING PRODUCTS, INC.,
                             a Delaware corporation

                             By:
                                 -------------------------------------------
                             Name:
                                   -----------------------------------------
                             Title:
                                    ----------------------------------------





                                 EXHIBIT A
                             Page 2 of 2 Pages

                   TREASURY MANAGEMENT SERVICE AGREEMENT

I.   INTRODUCTION

Texas Commerce Treasury Management offers a wide variety of treasury management services under the terms of this document. When you sign implementation forms or instructions (as modified from time to time, the "Service Forms") or use any of the described services after you receive this document, you agree to these terms and conditions, recognizing that we are
relying on them in providing the services to you.   If the provisions of any
Service Form for a particular service are inconsistent with the terms set out in this document for that service, the Service Form will control.

Throughout this document, the terms "you," "your" and "yours" refer to the party other than us executing a Service Form or using the services described. The terms "we," "our," "ours" and "Bank" refer to Texas Commerce Bank National Association. This document, the Service Forms and any administrative rules or user manuals that we provide to you in connection with a particular service (the "Administrative Rules") are all together referred to as "this Agreement."

Section II applies to all of the services. Section III contains provisions applicable to specific services. The various parts of Section III apply to you only if you actually use the service described in that part or you sign a Service Form for that service. If a provision in Section II relates to the same subject matter as a provision in Section III with regard to particular services and there is a conflict between the two provisions, Section III will control to resolve the conflict.

II.   GENERALLY APPLICABLE TERMS AND CONDITIONS

A. AUTHORIZED PERSONS. We may accept oral or written instructions (including written instructions sent via facsimile or other electronic transmission) from any persons designated as "Authorized Persons" in the applicable Service Form, and may also accept instructions from any person authorized to sign on
the affected account ("Authorized Signers").   You agree to hold us harmless
from any and all costs, suits, expenses, liabilities, damages and attorney's fees arising from or related to our acting in good faith in accordance with instructions or information that was purportedly faxed or sent electronically
by you or your Authorized Persons.   We may require further written
confirmation of instructions given orally or via facsimile. Unless the applicable Service Form specifically limits the authority of particular persons, each Authorized Person or Authorized Signer may act alone. If at any time any two or more Authorized Persons, Authorized Signers, or other persons purporting to be authorized to act on your behalf give us conflicting instructions, without liability to you or anyone else; we may (1) honor one or more of the instructions, (2) refuse to honor any of the instructions until we receive jointly agreed instructions from all persons who had issued conflicting instructions, or (3) turn over to a court for disposition any funds subject to conflicting instructions.

                                    EXHIBIT "B"

B. SERVICE CHARGES AND TAXES. You agree to pay our fees and charges for the services you use, as reflected on a written fee schedule provided to you by us. We may change our fees and charges by giving you 30 days advance written notice of the changes; if you object to the changes you may terminate the services prior to the effective date of the changes. You also agree to pay all taxes or assessments that result from the services provided under this Agreement (except for taxes on our income) and to pay any access or transmission charges, transfer commissions or other direct charges we incur in providing a product or service to you. We may choose to collect these amounts by debiting any of your accounts with us, taking the fees into account in account analysis, and/or billing you.

C.  REPRESENTATIONS.   You represent and warrant to us that (1) if you are
not a natural person, you are duly organized and validly existing and in good standing under the laws of your state of organization, and you have the full power and authority to carry on your business as now conducted and are duly qualified to do business and in good standing in each jurisdiction where qualification is necessary for your business, and you have not commenced any dissolution proceedings; (2) if you conduct business under an assumed business or professional name, you have properly filed assumed name certificates as required by applicable law; and (3) you have obtained all necessary consents to enter into this Agreement and to make it legally binding on you.

D.  COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS.   You must comply with
all applicable laws and regulations at all times that you use our services.

E.  EXTENSIONS OF CREDIT.   Certain provisions of this Agreement may require
you to have specified amounts of collected or available funds in your
accounts at the Bank or an affiliate bank at certain times.   Neither we nor
the affiliate bank is ever obligated to extend credit to you unless we have specifically agreed to do so in a separate writing and any conditions to that obligation have been satisfied. However, we have the option to extend credit to you from time to time by permitting overdrafts in your accounts, delaying collection of amounts due, or otherwise. If we extend credit to you, the outstanding principal amount is immediately due and payable and will bear interest from the date the credit is extended until it is repaid at a per annum interest rate determined by us, but not exceeding the lesser of 18% per annum or the maximum nonusurious rate of interest permitted under applicable Texas or federal law (whichever permits the higher rate). If we do not elect to extend credit to you, you must provide immediately available funds sufficient to satisfy your obligations under this Agreement.

F. CONFIDENTIALITY. If you use our software products to transmit instructions to us or for other purposes, you recognize that we have a proprietary interest in that software, and you agree to keep confidential all software, systems, customer records, supporting manuals, procedures, and instructions published or made available to you by us ("Confidential Information"). You agree to disclose the Confidential Information to your employees and agents only on a need-to-know basis, and you agree not to disclose the Confidential Information to anyone else without our

                                    EXHIBIT "B"
prior written consent, except as required by law or as permitted by this Agreement. When your right to use the software products terminates, you must return all Confidential Information to us, together with any reproductions or extracts of the Confidential Information.

G. SECURITY. Some of the services we offer to you require you and any third parties whom you have designated as Authorized Persons to implement appropriate security measures, as set forth in the Administrative Rules for those services. We may rely on the security procedures identified in the Service Forms to determine whether any instructions are authorized, and you will be bound by those instructions issued in your name (or in the name of your Authorized Persons) and accepted by us in compliance with your chosen security procedures, whether or not you actually authorized them. You acknowledge that we have offered you and your Authorized Persons a number of different commercially reasonable security procedures, and that the security procedures indicated in the Service Forms are based on your belief that those procedures are commercially reasonable. If your chosen security procedures include a PIN, user ID number, password or other code (collectively, a "code"), you agree that you and your Authorized Persons will keep the code confidential.

H. DATA TRANSMISSION SYSTEMS. If you use one or more of our proprietary computerized data transmission systems and supporting software, you are bound by the terms and conditions relating to Information Services in addition to the terms that relate to the specific services you access by that transmission facility.

I. CONSENT TO RECORDING. We may mechanically record telephone conversations between you, your employees and agents and us, our employees and agents relating to your accounts and treasury management services. You understand, however, that we are not obligated to record any conversation, or to retain any recordings made for any period of time.

J. NOTICES. If this Agreement requires that notices be written, the notices will be effective when received. Notices must be sent to one of the following: (a) the addresses listed in the Service Form for the service affected, (b) the address to which account statements are mailed, or (c) any other address designated in writing by either you or us to the other.

K. DISCREPANCIES/ERRORS. You must promptly report in writing any error in connection with any treasury management service and any discrepancy between your records of your orders and requests (including wire and ACH payment orders) and the notice you receive from us regarding our execution of your orders and requests. You agree that 60 days is a reasonable time for you to notify us of discrepancies, including unauthorized and erroneous payment orders, unless any other applicable Administrative Rules, agreements or laws provide for a shorter notification time. You agree to provide us with all information we reasonably request in connection with any discrepancy. This paragraph does not modify the Deposit Rules modification requirements regarding checks paid without a properly authorized signature or errors or discrepancies other than those specifically related to a treasury management service.

                                    EXHIBIT "B"

L. ASSIGNMENT/AFFILIATES. This Agreement binds and benefits you, us, and your and our respective successors and assigns, except that you may not assign or delegate any of your rights or obligations under this Agreement without our prior written consent. Certain of the treasury management services may be performed by one of our affiliates. You specifically authorize us to share with our affiliates information and documents relating to your deposit accounts, treasury management services, credit facilities and financial condition. This Agreement is not intended to benefit anyone other than you, us, and our affiliates.

M. UNCONTROLLABLE EVENTS. No party will be deemed to have breached this Agreement if it fails to perform because of a cause beyond the reasonable direct control of that party, and without fault or negligence of that party. Examples of causes beyond the reasonable direct control of a party include, without limitation: any failure or interruption of any electronic communication system between you and us, equipment or software failure or malfunction, electrical, computer, or mechanical failure or malfunction, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor disputes, flood, hurricane, war, riot, theft, earthquake, natural disaster, default of common carriers or third party vendors, and suspension in payments by another financial institution. We are not responsible for any act or failure to act by any correspondent bank, Federal Reserve Bank, SWIFT, NACHA, SWACHA, any regional or local automated clearinghouse, or any other third party.

N. OTHER RULES OF THE BANK. Our Terms and Conditions of Deposit Accounts, schedules of services and fees, and Funds Availability Policy (collectively, the "Deposit Rules") apply to each of your accounts and should be considered a part of this Agreement as fully as if the Deposit Rules were set out in this document. To the extent this Agreement conflicts with the Deposit Rules, this Agreement will control. In addition, we may publish Administrative Rules from time to time regarding particular products or services, and these are also a part of this Agreement; to the extent they conflict with this Agreement, the Administrative Rules will control. However, to the extent the Administrative Rules conflict with the Service Forms, the Service Forms will control.

O. INDEMNIFICATION/LIMITATION OF LIABILITY. You agree to indemnify and hold us, our affiliates, and our and their respective officers, directors, agents and employees (collectively, the "Bank Parties") harmless from and against any and all loss, liability and expense (including reasonable attorney's fees) arising from the services performed by any of the Bank Parties in connection with this Agreement, except for those losses caused directly by our failure to exercise ordinary care or to act in good faith. To the maximum extent permitted by law, you agree that the Bank Parties will not be liable for events or circumstances beyond their reasonable control, and the liability of the Bank Parties will be limited to correcting errors caused by the Bank Parties. You and we agree that clerical errors and mistakes in judgment do not constitute a failure to exercise ordinary care or to act in good faith. THE BANK PARTIES WILL NEVER BE LIABLE OR RESPONSIBLE FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES OR LOSSES, INCLUDING LOST PROFITS (WHETHER OR NOT

                                    EXHIBIT "B"

ANY OF THE BANK PARTIES WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES). We make no representations or warranties to you, and disclaim any implied warranties, as to the fitness, merchantability or suitability of any of the services or software products for you, or as to the suitability or compatibility of our software, equipment or communication interfaces with those that you use.

P. AMENDMENT. We may amend or supplement this Agreement by giving you 30 days written notice of the amendment or supplement, and we may amend or supplement the Administrative Rules by giving you 10 days written notice of the amendment or supplement. If the change is required by law, regulations or applicable clearinghouse rules, or if we determine in our sole discretion that the change is necessary for the security of your accounts or the security or integrity of the systems used by us in performing treasury management services, we may amend or supplement this Agreement by giving you notice promptly after the change. If the change is unacceptable to you in any case, you may terminate this Agreement by written notice to us prior to the effective date of the change (or within 10 days after receiving notice of any change for which prior notice is not required). You may change this Agreement only by a written agreement signed by us setting forth the changes.

Q. TERMINATION. Either you or we may terminate this Agreement or the portion relating to any particular product or service by giving 30 days written notice to the other party. All provisions relating to indemnification, limitations of liability, and Confidential Information will survive termination. We may also terminate all or part of this Agreement immediately and without prior notice if (1) you fail to maintain adequate available balances in your accounts or fail to pay any overdraft of any kind, no matter how the overdraft was created (unless the overdraft was created solely by our error); (2) you violate this Agreement or any loan, credit, letter of credit or other financing agreement under which you are a debtor or account party (whether with us or any other creditor); (3) you fail to provide financial information that we reasonably request; (4) a material adverse change occurs in your financial or business condition; (5) you make a general assignment for the benefit of creditors or become a debtor in any bankruptcy or other insolvency or liquidation proceeding of any kind; or (6) we determine that it has become impracticable for us to perform under this Agreement because of changes in applicable laws, regulations, or clearinghouse rules. If all or part of this Agreement terminates, you must return any Administrative Rules for the services no longer being used.

R. GOVERNING LAW/VENUE. THIS AGREEMENT IS GOVERNED BY - AND SHOULD BE INTERPRETED UNDER - TEXAS LAW. THE COUNTY IN WHICH OUR PRINCIPAL OFFICE IS LOCATED IS THE PLACE OF PERFORMANCE OF THIS AGREEMENT AND IS PROPER VENUE FOR ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, WHETHER SUCH ACTION IS IN CONTRACT, TORT, OR OTHERWISE. WE MAY BRING ANY ACTION OR PROCEEDING AGAINST YOU IN ANY STATE OR FEDERAL COURT IN THAT COUNTY OR IN ANY OTHER JURISDICTION OR VENUE, AND YOU IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF

                                    EXHIBIT "B"

THOSE COURTS AND WAIVE ANY OBJECTION YOU MAY NOW OR HEREAFTER HAVE AS TO VENUE IN THAT COURT OR AS TO THAT COURT BEING AN INCONVENIENT FORUM. YOU MAY BE SERVED WITH PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT YOUR NOTICE ADDRESS THIS AGREEMENT, OR IN ANY OTHER MANNER PERMITTED BY LAW. THE PREVAILING PARTY IN ANY SUIT RELATED TO A CLAIM UNDER THIS AGREEMENT WILL BE ENTITLED TO LEGAL COSTS, INCLUDING REASONABLE ATTORNEY'S FEES.

S. ARBITRATION. Unless prohibited by applicable law, either you or we may request (before or after judicial proceedings have commenced), that any controversy or claim relating to treasury management services be settled by mandatory and binding arbitration using the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In that case, all statutes of limitation that would otherwise apply will continue to apply, and the arbitration will be conducted in the city where the Bank's principal office is located, by a single arbitrator (or by 3 arbitrators if the amount in controversy exceeds $1 million). The arbitrator(s) may (1) order discovery to be conducted in accordance with the Federal Rules of Civil Procedure, and
(2) make summary rulings such as summary judgments and orders of dismissal after a party submits a motion to dismiss. Any arbitration award will be final and binding. This agreement to arbitration does not prevent us from exercising self-help remedies such as setoff, or from foreclosing any lien or security interest we may have, or from obtaining emergency court relief where it would otherwise be available. Controversies or claims involving ACH services will be settled by arbitration in accordance with the NACHA arbitration procedures.

T. MISCELLANEOUS. If any provision of this Agreement is illegal or unenforceable under applicable law, that provision should be deemed reformed so as to be enforceable to the extent permitted by applicable law, or if that is not possible, then this Agreement should be read as if that provision was never a part of it, and the balance of the Agreement will be enforceable. If we waive your failure to comply with this Agreement in certain circumstances, that waiver will not be deemed a waiver of any other breaches of the same or different provisions of the agreements between you and us. All waivers must be written. All headings in this Agreement and the Administrative Rules are for convenience only and should not be considered in interpreting the agreements. All pronouns should be construed to include the masculine, feminine and neuter forms. You agree to execute any additional documents and provide any information that we reasonably request.

U. ENTIRE AGREEMENT. THIS AGREEMENT, INCLUDING THE ADMINISTRATIVE RULES AND SERVICE FORMS, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN YOU AND US REGARDING THE DESCRIBED TREASURY MANAGEMENT SERVICES; IT SUPERSEDES ALL PROPOSALS AND PRIOR AGREEMENTS AND ALL ORAL DISCUSSIONS RELATING TO THE SUBJECTS COVERED BY THIS AGREEMENT; AND IT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS

                                    EXHIBIT "B"

OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN YOU AND US.

III.  SERVICES.

A. FUNDS TRANSFER/ACH SERVICES. We provide automated clearing house ("ACH") and wire transfer services to meet the funds transfer needs of our customers. The following terms, as well as the Service Forms and any other referenced agreements, apply to these services. In this section, we refer to requests to transfer funds to or from your accounts via wire transfer, ACH, or the other methods described in this section as "payment orders".

    1. INCORPORATION OF CERTAIN OTHER AGREEMENTS AND DOCUMENTS. Funds transfer services are subject to the Operating Bulletins and Circulars of the Federal Reserve Bank of Dallas. You also must comply with the procedures and requirements outlined in the Administrative Rules for these services, as modified from time to time.

    A. WIRE TRANSFER. Unless the Bank or one of our affiliates is the beneficiary's bank, we will transmit all domestic wire transfer payment orders through the Fedwire service of the Federal Reserve Bank, and those payments orders will be governed by subpart B of Regulation J (12 CFR 210.25, et seq.). We will transmit all payment orders designating a beneficiary's bank that is not located within the United States via telex or through the SWIFT communications system. Payment orders sent through SWIFT will be governed by the rules of SWIFT.

    B. ACH. We will transmit all domestic ACH credit and debit entries through the National Automated Clearinghouse Association ("NACHA"), the SouthWestern Automated Clearinghouse Association ("SWACHA"), correspondent banks, Federal Reserve banks and ACHs, and all ACH entries will be governed by the NACHA/SWACHA rules and any amendments to those rules (the "NACHA/SWACHA Rules"). You agree to comply with the NACHA/SWACHA Rules.
    We will provide you with a copy of the NACHA/SWACHA Rules and notice of all amendments within a reasonable time after they become known to us.

    C. INTERNATIONAL ACH. We will transmit all international ACH debit or credit entries to the United Kingdom through the Bankers' Automated Clearing Services Limited ("BACS"), and those entries will be governed by the BACS procedures. If you indicate on your ACH Service Form that you will use United Kingdom ACH services, we will provide you with a copy of the BACS procedures. If we offer you ACH transmissions to other countries, we will provide you with any additional procedures prior to implementation of that service.

                                    EXHIBIT "B"

    2. ISSUANCE OF PAYMENT ORDERS. You may issue payment orders for wire transfers from your accounts with us orally, electronically or in writing, as set forth in the Service Forms. ACH payment orders and orders for the issuance of checks must be issued electronically. You authorize us to comply with those payment orders. We will only receive and process payment orders on our funds transfer business days, and within our established cutoff hours. We have the right to accept or reject payment orders, and we may hold or reject payment orders for many reasons, including your failure to have an available balance in your Settlement Account (hereinafter defined) that is sufficient for the requested transaction. We will not be liable for failure to detect errors in the beneficiary or amount of payment orders, or the existence of duplicate payment orders.

    a. ACH. By initiating each ACH debit or credit entry, you represent to us that you have obtained the authorization of your customer/employee/third party ("Receiver") as required in the NACHA/SWACHA Rules, and that you have complied with the NACHA/SWACHA Rules and the Administrative Rules with respect to the entry. Additionally, you make each of the representations and warranties of a Receiver and an Originator under the NACHA/SWACHA Rules, as applicable, and you give us each warranty that the NACHA/SWACHA Rules require us to make to any other party involved in a transaction. Further, if you initiate any ACH debit governed by the Electronic Funds Transfer Act of 1978, Federal Reserve Regulation E, or other laws or regulations governing the initiation of preauthorized electronic debits, you warrant that you have fully complied with all applicable requirements, and you agree that you are solely responsible for compliance.

         (i) PAYMENT ORDERS ON DISKETTE. If you elect to deliver your instructions for ACH debit or credit entries to us using a diskette, you do so with the understanding that we have no effective and commercially reasonable method to determine whether the information on the diskette was properly authorized by you, or whether the diskette was altered or tampered with after the time the diskette left your premises, and you understand that transmitting instructions using a diskette is a less secure means of providing instructions to us than other commercially reasonable options for transmission of instructions that we make available to you. You agree that we may act on the instructions contained on the diskette when the diskette arrives at Bank, and that we have no obligation to verify that the information on the diskette is correct or was authorized by you. We will not be liable to you for acting in accordance with any instructions on the diskette, regardless of whether the instructions were in fact authorized by you, and you agree to indemnify us for and hold us harmless against any and all claims, demands, proceedings, losses, liabilities, expenses, including attorneys' fees, and damages, including consequential, special and punitive damages, directly or indirectly arising out of our processing of diskettes.


                                 EXHIBIT "B"

    b. PAPER DEBITS. If the ACH Service Form authorizes debit transactions that are to be initiated by sending to another financial institution a paper preauthorized check or similar document ("Paper Items"), you authorize us to take all action necessary to effect transfers of funds in other banks ("Local Depository Banks") to an account at Bank or one of our affiliates. If the account to be debited is owned by you, you agree to provide a letter of instruction to each Local Depository Bank, authorizing the Local Depository Bank to accept and pay all Paper Items drawn by us against your account, and to take all other actions necessary to ensure that the Paper Items will be honored by the Local Depository Bank. If the account to be debited is not owned by you, you represent and warrant to us that the amounts to be transferred via Paper Items are due and owing to you, that the debits have been authorized by the party being debited, and that you have complied with the NACHA/SWACHA Rules with respect to each debit.

    c. AUTOMATIC STANDING TRANSFERS. If you select the automatic standing transfer service in the Wire Transfer Service Form, you authorize us to automatically transfer funds from the disbursement accounts to the receiving accounts specified in the Service Form, all in accordance with the instructions in the Service Form.

    d. AUTHORIZATION TO ISSUE CHECKS. If you use our consolidated payables services, you authorize us to issue or arrange for the issuance of paper items drawn on your account(s) with us ("checks") upon our receipt of a transmission from you containing instructions to issue checks. By transmitting to us a request for issuance of a check in accordance with the security procedures, you agree that we may honor the check upon presentation to us. You must provide us with all information necessary for us to arrange for issuance and delivery of checks (including, without limitation, information you want printed on the check or enclosed with the check, and the mailing or delivery address to which the check is to be mailed) by transmitting that information to us by the method specified in the Consolidated Payables Service Form. You understand that all accounts on which checks are to be issued through the consolidated payables service must utilize our account reconciliation and positive pay services, and that
    Item Issue Information for positive pay services on the applicable accounts will be provided by us or our vendor who prints the checks.

    3. EXECUTION OF PAYMENT ORDERS. We may determine the order in which we handle payment orders that we receive from customers. ACH credit or debit entries may be transmitted by any means we deem appropriate.

    a. NAME/IDENTIFYING NUMBER INCONSISTENCIES. In executing a payment order (including incoming payments), we and other banks involved in the transfer may rely on the identifying number (e.g., transit routing number and/or account number) of any beneficiary, intermediary bank, receiver, beneficiary's bank, or receiving depository financial institution ("RDFI") as instructed in the payment order, even if that number


                                 EXHIBIT "B"
    identifies a person different from the named beneficiary, intermediary bank, receiver, beneficiary's bank or RDFI. You assume full responsibility for any inconsistency between the name and the identifying number of any credit party.

    b. PAPER DEBITS. If you select Paper Debits in the ACH Service Form, you authorize us to endorse each Paper Item substantially as follows (with any appropriate changes in the name of the bank) if required by the Local Depository Bank:

                             CREDIT TO THE ACCOUNT OF THE
                                  WITHIN NAMED PAYEE
                          ABSENCE OF ENDORSEMENT GUARANTEED
                        ALL RIGHTS RESERVED WITHOUT PREJUDICE
                               TEXAS COMMERCE BANK N.A.


    4. ACH DISCREPANCIES/ERRORS. In addition to the general notification requirements regarding discrepancies and errors, you must notify us within 5 business days after the designated settlement date if you discover that any ACH entry you initiated was in error. After you notify us of the error, we may indicate a reversal entry on your behalf in accordance with the NACHA/SWACHA Rules, but we cannot guarantee that the funds transferred by the erroneous entry will be returned to you.

    5. SETTLEMENT. The Service Forms designate a demand deposit account (the "Settlement Account") at Bank or an affiliate bank approved by us, which will be used for your ACH and wire transfer transactions. You authorize us to debit and credit your Settlement Account in connection with those transactions (including but not limited to rejected, returned or erroneous payment orders), and you authorize any affiliate bank holding a Settlement Account to honor our instructions with respect to the Settlement Account. You agree to have sufficient available balances in your Settlement Account to cover the amount of each day's payment orders, and you agree not to submit payment orders that exceed the available balances in the Settlement Account.

         a. ACH ONLY. If you use our ACH services, we may at any time in our sole discretion require you to maintain available balances in your Settlement Account in a minimum amount determined by us. We may at any time offset or debit the Settlement Account for any amounts you owe to us, whether related to ACH services or otherwise. You must maintain the Settlement Account for at least 60 days after ACH services terminate.

    6. TRANSFERS TO FOREIGN COUNTRIES. If a transfer is to be made to a bank in a foreign country, the paying bank may make payment in the currency of the country to which the transfer is made, at the paying bank's exchange rate for U.S. dollars, even if you request the transfer in U.S. dollars. If you issue a payment order in a currency other than the U.S. dollar, we may


                                 EXHIBIT "B"
debit your account for the U.S. dollar equivalent of the amount of the foreign currency, at our then prevailing selling rate. If we do not have a selling rate, then we may use any exchange rate that we determine to be reasonable under the circumstances. You agree to comply with all local currency restrictions and all U.S. and other laws governing the transaction.

    7. PROBLEMS WITH ACH INPUT. If we notify you that your ACH input is unreadable or unprocessable, you must provide us with a replacement input file at least two days before the scheduled settlement. If you are unable to provide a timely processable replacement file, we will advise you of other available recovery options. If we are generally unable to process your ACH input in a manner satisfactory to us because of a high error or rejection rate or for other reasons, we have the option either to terminate ACH service immediately or to work with you to correct the problems. We may deduct any returned or rejected entries from either the Settlement Account or of your other accounts at the Bank. Our only duties in connection with entries that are returned or rejected by any ACH association or any receiving depository financial institution are those set out in the NACHA/SWACHA Rules and applicable law.

    8. ACH ENTRIES PROCESSED THROUGH VENDORS. You may elect to transmit your ACH entries to us using the services of a vendor acceptable to us, in which case you authorize us to follow the instructions of the vendor indicated on the Service Form to the same extent and under the same conditions as would apply if the instructions came directly from you. You remain responsible for complying with all NACHA/SWACHA Rules and maintaining sufficient records of your entries to permit resolution of questions about errors and discrepancies. You also authorize us to notify the vendor, as your agent, of any problems with your ACH input, and to provide the vendor with information necessary to permit the vendor to perform the services indicated on the Service Form. You agree to provide the vendor with copies of the NACHA/SWACHA Rules and all relevant Administrative Rules.

         a. VENDOR ERRORS/FAILURES. We are not liable to you for errors in execution made by the vendor, or for our inability to process your ACH entries because of vendor computer or software failures.

         b. VENDOR FEES AND CHARGES. You agree to pay or reimburse us, upon our demand, for any vendor fees or charges assessed against us by the vendor in connection with the services that you use.

         c. SUBSTITUTION OF VENDOR. If you wish to change vendors, you must notify us at least 30 days prior to the effective date of the change, and we must approve of the new vendor. We may require the new vendor to sign certain agreements with us as a condition of our approval.

    9. MISCELLANEOUS. When you initiate an ACH credit entry, and when you receive a credit to your account via ACH, that credit is provisional until the RDFI has received final


                                 EXHIBIT "B"
settlement through a Federal Reserve Bank or otherwise has received payment as provided for in Article 4A of the Texas Business and Commerce Code. If the RDFI does not receive payment for the entry, the RDFI is entitled to a refund from the receiver in the amount of the credit to the receiver's account, and you will not be considered to have paid the amount of the credit entry to the receiver. The NACHA/SWACHA Rules do not require the RDFI to provide the receiver with notice that the RDFI has received the entry unless the RDFI has agreed to do so.

B. LOCKBOX SERVICES. If you execute a Lockbox Service Form, we will perform lockbox processing services for you in accordance with the options you have selected in the Lockbox Service Form. Lockbox processing includes opening envelops and handling checks and other evidences of payment ("Checks") and accompanying documents delivered to your lockbox(es), endorsing Checks as we determine is necessary, submitting Checks for payment by paying banks and drawees, crediting your designated account with proceeds of Checks, returning or forwarding Checks that your Service Form indicates are not acceptable to you, and adjusting account balances if errors occur or Checks are returned unpaid.

    1. RESTRICTIVE ENDORSEMENTS. We will process and deposit all checks bearing restrictive notations or endorsements, including but not limited to "payment in full," or "balance on account," or "final settlement," unless your Service Form indicates that you want us to forward such checks to you. In that case, we will use reasonable efforts to identify Checks with restrictive endorsements or notations (but we will not examine the reverse side of any Checks for restrictive notations). However, we won't be liable to you if we process and deposit those Checks.

    2. RETURNED CHECKS. If any Check is returned to us unpaid for any reason, we will charge back that Check against your account, and we will charge your account our fee for returned checks (unless the Service Form instructs us to take these charges into account in account analysis or to do otherwise). We will forward the returned Checks, if available, along with the debit advice, to you.

    3. FOREIGN CHECKS. We will handle Checks drawn in foreign currency or on foreign bank offices on an individual collection basis only. You bear all the risk of any fluctuation in exchange rates. We will charge your account our standard fees for foreign collections (or take these charges into account in account analysis if the Service Form specifies).

    4. CHECKS PAYABLE TO THIRD PARTIES. If your Service Form indicates that you want us to process Checks payable singularly or jointly to a person or entity other than you ("Third Party"), you represent and warrant to us that you have the authority and right to receive and control all Checks received in the lockbox, including Third Party Checks, and their proceeds. This representation and warranty extends to all acceptable payees


                                 EXHIBIT "B"
    under the Service Form. You authorize us to endorse each Check in the name of the Third Party as necessary for negotiation. You must promptly provide us with evidence of your authority to receive and control Third Party Checks at any time that we request that evidence.

C. CONTROLLED DISBURSEMENT SERVICES. Controlled disbursement allows you to write checks and drafts on your demand deposit account (the "Disbursement Account") at an affiliate bank designated in the Service Form (the "Disbursement Bank"), and to fund payment of those checks and drafts by transfers from a demand deposit account at Bank as designated in the Service Form (the "Funding Account").

    1. AUTHORITY OF BANK. We may open the Disbursement Account in your name, and may act as your agent in authorizing withdrawals from and deposits to the Disbursement Account, except as that authority is limited in the Service Form. We may also act as agent for Disbursement Bank in connection with controlled disbursement services. If you want to revoke our authority with respect to the Disbursement Account, you must give us written notice. Even though we open the Disbursement Account and act as your agent in connection with it, the Disbursement Account is a deposit arrangement exclusively between you and Disbursement Bank.

    2. AUTHORITY OF DISBURSEMENT BANK. Disbursement Bank will act as your agent to perform or to assist us in performing actions appropriate to carry out the purposes of controlled disbursement services, including requesting that we transfer amounts from the Funding Account to the Disbursement Account by any means acceptable to us and Disbursement Bank. Disbursement Bank may rely on our instructions regarding a Disbursement Account and may pay items drawn against the Disbursement Account pursuant to our instructions.

    3. STANDARD TRANSFERS/MAINTENANCE OF AVAILABLE BALANCES. Upon Disbursement Bank's request, we will transfer funds in the Funding Account to the Disbursement Account on each business day. We never have the obligation to transfer more than the amount of available funds in the Funding Account. You must insure that there are available funds in the Funding Account sufficient to cover each day's funding requirements in the Disbursement Account. If you fail to have adequate available funds in the Funding Account to cover the Disbursement Account requirements, we may return checks drawn on the Disbursement Account.

    4. ADJUSTMENTS. Both we and Disbursement Bank rely on information from third parties to report to you and to initiate transfers from the Funding Account to the Disbursement Account. Difference in the reported clearing totals and the actual totals are identified the morning of the next business day. If the reported clearing totals that we receive from third parties are inaccurate on the funding day, the Disbursement Account will not show


                                 EXHIBIT "B"
    a zero balance on the next day unless we indicate a funds transfer to the Disbursement Account from our own funds or the Disbursement Bank returns unpaid a sufficient number of checks to avoid an overdraft in the Disbursement Account. You authorize us to debit the Funding Account (or any of your other accounts at Bank or Disbursement Bank) in an amount sufficient to reimburse us for any advances we make to cover items paid or withdrawals made against insufficient available funds in the Disbursement Account. If the actual clearing totals are such that the Disbursement Account has a positive balance, you authorize us to debit the Disbursement Account and credit the Funding Account in a like amount so as to result in a zero balance in the Disbursement Account.

    5. USE OF OTHER SERVICES FOR CONTROLLED DISBURSEMENT ACCOUNTS. If you use any of the other described treasury management services in connection with your Disbursement Account, you understand that we will act as the Disbursement Bank's agent in performing the services, and all of your communication will be with us. You authorize us to act on your behalf in instructing the Disbursement Bank, and you authorize Disbursement Bank to act on our instructions with respect to your Disbursement Account. In each case where you have agreed to hold us harmless or to indemnify us in connection with particular services, you also agree to hold Disbursement Bank harmless and to indemnify Disbursement Bank. You agree that if we would not be liable to you in a given situation, Disbursement Bank will not be liable to you either.

D. POSITIVE PAY SERVICE. We offer a service that allows you to provide us with information regarding all checks and other debit items ("Items") issued by you against your accounts with us or an affiliate bank, including Item number and amount ("Item Issue Information"), which we can then compare against Items that we receive for payment against your accounts.

    1. ITEM ISSUE INFORMATION REQUIREMENTS. You must provide Item Issue Information to us via electronic transmission by the deadline specified in the Administrative Rules (the "Information Deadline") each business day. We may also, at our sole option, elect to accept Item Issue Information in written form via facsimile from time to time. If we accept Item Issue Information after the Information Deadline, that does not obligate us to accept late Item Issue Information in the future.

    2. BANK RENEW OF ITEM ISSUE INFORMATION. We will review all Items presented to us for payment against all Item Issue Information that is in our files as of the Information Deadline on the previous business day. You agree that if the Item number and amount on an Item conform to the Item Issue Information, then we may consider that Item validly issued and authorized, and we may pay the Item without contacting you. You agree that if we act in accordance with this Agreement in paying Items, we will be deemed to have exercised ordinary care.


                                 EXHIBIT "B"

    3. SUSPECT ITEMS. If we find that an Item is inconsistent with the Item Issue Information you provide to us (a "Suspect Item"), we will advise you by the notification time specified in the Administrative Rules (the "Notification Time") via telephone and facsimile. You must instruct us by the decision deadline specified in the Administrative Rules (the "Decision Deadline") via facsimile signed by an Authorized Person or an Authorized Signer as to whether to pay or stop payment on each Suspect Item (the "Instructions"). If you fail to provide Instructions by the Decision Deadline, we will either pay or return the Suspect Items, as you designate in the Service Form.

         a. LATE INSTRUCTIONS. If you miss the Decision Deadline but belatedly provide Instructions to stop payment on certain Suspect Items, we may elect to attempt to return the Items unpaid; however, the presenting bank may not be obligated to honor the return. If the presenting bank fails to honor the return, you must immediately reimburse us for the amount of the Item, and you agree to indemnify us and hold us harmless from any costs, suits, expenses, liabilities, damages and attorney's fees related to return of the Item.

         b. EXCESSIVE SUSPECT ITEMS. If we determine that there appear to be an excessive number of Suspect Items on a particular business day, possibly indicating inaccurate or missing Item Issue Information, we will contact you so that we can jointly determine how you can provide us with instructions to pay or return the Suspect Items, and we will be entitled to rely on your instructions without further review of the Items. If any reason you instruct us to suspend positive pay services and pay all Items presented at our teller lines, you agree that we will have exercised ordinary care in following your instructions and paying Items without review of Item Issue Information, and we will not be liable to you for paying any fraudulent item during the suspension of teller line positive pay services.

E. MAXIMUM DOLLAR AMOUNT SERVICE. If you use our Maximum Dollar Amount Service you authorize us to automatically return all Items in excess of a designated dollar limit or to notify you of such Items, as designated in the Service Form.

F. STALE DATE SERVICE. If you use our Stale Date Service you authorize us to automatically return all Items that are processed for payment more than a specified number of days after the issue date ("Stale Items"), or to notify you of Stale Items, as designated in the Service Form. You agree to advise your payees of the stale date restrictions on the negotiability of Items that you issue. You agree to hold us harmless and indemnify us against any damages caused by your instructions to us to deem Items stale on the basis of a shorter time period than that provided by the Texas Uniform Commercial Code or other applicable laws.

G. DOMESTIC DRAFTS. If you sign a Draft Service Form, you may issue drafts payable through an account at Bank or Disbursement Bank. The bank through which the draft is payable


                                 EXHIBIT "B"
is a collecting bank only, meaning that the bank will make presentment to you, but will not automatically pay the draft except as set forth in this Agreement

    1. DRAFT REQUIREMENTS. All drafts must contain on the face of the instrument (a) the words "DRAFT" in prominent type, (b) a legend that the draft is "payable through" either Bank or Disbursement Bank, and (c) a unique serial number. In addition, each draft must:
         (i) contain a statement that the draft is payable on sight ("Sight Drafts");
         (ii) contain a statement that the draft is payable a certain number of days after presentment to you, specifying the number of days ("Time Drafts"); or
         (iii) be printed with magnetic ink character recognition ("MICR") characters conforming to specimens furnished by us and reflecting our transit routing number and an account number (the "Draft Account Number") indicated in the Service Form ("Payable Through Drafts").
         The Draft Account Number is not the number of your deposit account with Bank, but is a special number for the purpose of electronic retrieval of information regarding drafts. You agree to provide us with specimen Payable Through Drafts after printing for MICR testing and our approval before issuing any Payable Through Drafts to payees.


    Sight Drafts and Time Drafts must not be printed with any MICR characters. We may treat any draft that does not meet these requirements precisely either as a draft or as a check.

    2. PRESENTMENT OF DRAFTS. We will notify you of the total amount of all drafts on a daily basis, and will deliver the drafts to you by electronic transmission, commercial courier, or delivery to your agent at our offices, as designated in the Service Form. We will notify you of any Payable Through Drafts received by our published notice time for Payable Through Drafts on the business day following the business day we receive them. The day of this notice is called the "Appropriate Banking Day."

         a. PHYSICAL DELIVERY. If we physically deliver drafts to you, you or your agent must acknowledge receipt of the drafts.

         b. ELECTRONIC DELIVERY. If you choose electronic delivery, we will electronically transmit to you a listing of the serial number and dollar amount of the drafts received. Entry of information into our chosen electronic system constitutes delivery of drafts to you, regardless or whether or not you retrieve the information. If electronic delivery is unavailable to us for any reason, we may deliver drafts to you by commercial courier. We will subsequently return to you the original of electronically presented drafts or provide you with microfilm or microfiche copies of the original drafts, as designated in the Service Form.


                                 EXHIBIT "B"

    3. DISHONORED DRAFTS. If you wish to dishonor any Sight Draft, you must do so by our published dishonor deadline for Sight Drafts on the business day following the day we present the drafts to you. If you wish to dishonor any Time Draft, you must do so by our published dishonor deadline for Time Drafts on the due date calculated by us. If you wish to dishonor any Payable Through Draft, you must do so by our published dishonor deadline on the Appropriate Banking Day. If you dishonor a draft, we will return it to the payee marked as we deem appropriate. If you fail to dishonor a draft by the dishonor deadline by the appropriate method described below, we may treat the draft as accepted for payment.

         a. DRAFTS PRESENTED BY PHYSICAL DELIVERY. If we physically deliver the draft to you, to dishonor it you must physically return the draft to us.

         b. DRAFTS PRESENTED ELECTRONICALLY. If we present the draft to you electronically, to dishonor it you must notify us by telephone, electronically, or by facsimile.

         c. LATE DISHONOR. If you physically return a draft or notify us of your dishonor of a draft after the dishonor deadline, we may elect to attempt to process the return for you, but you understand that the originating financial institution is not obligated to accept the return. You agree that we will not be liable to you, and you will indemnify us for any losses or costs, including reasonable attorney's fees, that we incur as a result of returning the draft.

    4. PAYMENT FOR DRAFTS. You must tender sufficient immediately available funds to pay all drafts that you have not dishonored by the applicable dishonor deadline. If you don't have sufficient available funds in the account through which a draft is payable, we may deem that draft dishonored and may return it, regardless of your instructions to us, without liability for wrongful dishonor, or we may charge any of your accounts for the amount the draft.

    5. RESPONSIBILITIES OF BANK. We assume no responsibility for the genuineness of any draft or endorsements on any draft. If the payee of a draft demands return of the draft and any accompanying documents before the applicable dishonor deadline, we may notify you of this request, but we are not obligated to do so; we assume no responsibility for your failure to respond to such a request.

H. ELECTRONIC STOP PAYMENTS. We offer you the ability to electronically place stop payment orders against Items drawn on your accounts at the Bank and certain affiliate banks. If we provide you with access to software that will permit you to place electronic stop payment orders, you agree as follows.


                                   EXHIBIT "B"

    1. INSTRUCTIONS. All stop payment instructions must comply with the Administrative Rules and must describe the Item by MICR encoded serial number (i.e., check number) and the face amount of the Item, and we must receive the instructions in sufficient time to allow us to act on the instructions prior to payment of the Item in the normal course of business. Generally, stop payment instructions will not be effective until at least 30 minutes following the time you electronically input the instructions.

    2. BANK LIABILITY FOR PAYMENT OF ITEMS. If we pay an Item after you have validly provided us with stop payment instructions as a result of our failure to exercise ordinary care or to act in good faith, our liability to you will not exceed the face amount of the Item. You agree that we will not be deemed to have failed to exercise ordinary care if (1) you fail to comply with this Agreement or the Administrative Rules; (2) your description of the Item is inaccurate or incomplete; or (3) we do not receive the stop payment instructions in sufficient time to allow us to act on your instructions prior to payment of the Item in the ordinary course of business.

    3. DURATION OF STOP PAYMENT INSTRUCTIONS. Electronic stop payment instructions are effective for a period of 1 year from the date we receive the instructions. You may renew the instructions for an additional 1-year period by issuing additional electronic stop payment instructions at the end of the initial 1-year period. The 1-year effective period applies only to instructions issued through our electronic stop payment service, and not to instructions issued via telephone, fax, or other systems. All other stop payment instructions are governed by the provisions concerning stop payments in the Deposit Rules.

I. ELECTRONIC ADJUSTMENT AND RESEARCH REQUESTS. We offer you the ability to electronically request adjustments to and/or research on items drawn against or deposited to your accounts at the Bank and certain affiliate banks. If we provide you with access to software that will permit you to place these electronic requests, you agree that requests made using this service are requests only, and we are not obligated to take any particular action with respect to your request. If we are unable to satisfy your request or we determine that any requested adjustment is not warranted or appropriate, we will not have any liability to you for our failure to complete the requested research or adjustment.

J. CHECK SAFEKEEPING SERVICE. If you use our check safekeeping service, we will provide microfilm, microfiche or CD ROM copies of the Items drawn on the accounts you specify in a Service Form. If you indicate on your Service Form that you want us to provide CD ROM copies of the Items drawn on your accounts at other financial institutions, we will provide CD ROM copies of the Items you deliver to us. We will deal with your original Items as you specify in the Service Form.

                                   EXHIBIT "B"

    1. OBTAINING ORIGINALS OR COPIES OF ITEMS. If you want a photocopy or the original of any Item we are holding in safekeeping, you must make a written request, providing us with all information concerning the Item that is shown on your Account Reconciliation Report or your bank statement (or if the Item is drawn on an account at another financial institution, you must provide all information that is necessary for us to retrieve the original
    Item). We will make a good faith effort to provide you with (1) a photocopy of the Item within 2 business days after we receive your request, or (2) the original Item within 5 business days after we receive your request. We may delay providing you with a photocopy of the Item if we cannot locate it on the film or if you request a large number of Items.

    2. AVAILABILITY OF ITEMS. For purposes of Section 4.406 of the Texas Business and Commerce Code, any Item reflected on a statement of account will be deemed available to you on the ending date of the statement period.

    3. BANK'S LIABILITY. We will not be liable to you or anyone else because an original Item is destroyed or unavailable if we have acted in accordance with this subsection of this Agreement and your instructions in the Service Form. It is your responsibility to review the microfilm, microfiche, or CD ROM copies of the Items drawn on your accounts and to promptly notify us of any items that are not clear on the microfilm, microfiche, or CD ROM image. We have no liability or responsibility for the accuracy or completeness of any information provided to us in connection with accounts at or Items drawn on other financial institutions, or for the condition of the original Items provided to us by you or other financial institutions.

K. CASH VAULT AND COMMERCIAL DEPOSIT SERVICES. If you use the services described below, the following provisions apply.

    1. COURIER SERVICE. You may deliver and pick up shipments of cash or checks to or from us by using the services of a courier that has been preapproved by us, who will act as your agent. The courier must comply with our Administrative Rules and must maintain adequate insurance to cover its liabilities under this Agreement. We may refuse to permit any courier to enter our premises with or without cause, in which case we will use reasonable efforts to promptly notify you.

    2. DEPOSIT PRESENTMENT AND PROCESSING. You must deliver deposits to your account to be processed through the vault in sealed bags that meet the standards described in the Administrative Rules for the deposit presentment method you are using, have been approved by us, and contain only cash and checks. The bags may also contain food stamps if you have provided proof satisfactory to us of your authority to redeem food stamps. We are authorized to open the bags and count the cash, checks and food stamps

                                   EXHIBIT "B"
    found in the bag, and then to credit our count of items to your account designated in the Service Form.


         a. DELIVERY TO VAULT. If we agree to accept your deposits at one of our vault locations, we will provide a receipt indicating the number of bags received, but this receipt is not an acknowledgment of the contents of any bag, nor is any telephonic or other acknowledgment of a deposit of which you notify us by telephone an acknowledgment of our receipt of that deposit or of the contents of any bag.

         b. DELIVERY TO BRANCH FOR DELAYED PROCESSING. If we agree to accept your deposits at one of our branch locations, we will not verify the amount of deposits at the time of receipt, but we will provide you with a receipt showing the amount indicated on your deposit slip. This receipt is not an acknowledgment of the contents of any bag.

         c. DELIVERY TO UNATTENDED FACILITY. If we agree to allow you to use one of our unattended facilities (including but not limited to a night depository or commercial ATM), we will provide you with an access device (such as a key or card that may require a PIN). You must return all access devices to us upon our request. We will process any deposits delivered to an unattended facility as specified in the Service Form and our Administrative Rules. If you receive a receipt from an unattended facility, the receipt is not an acknowledgment of the contents of any bag or of the receipt of any bags. While you or your agents are physically present at one of our unattended facilities, you are a licensee only and we owe you only the duty of care that we owe a licensee.

         d. DISCREPANCIES. If there are differences between the amount credited by us and the amount shown on the deposit slips prepared by you or the receipt provided to you upon initial presentment, a supervisor or similar bank employee will verify the official bank count. Our determination and records as to our receipt of any bag and as to the contents of any bag is conclusive and binding on you, and we may correct any provisional credit made to your account so as to be consistent with the official bank count. We will notify the customer representative designated in the Service Form if the difference is more than the amount specified in the Administrative Rules.

         e. RELATIONSHIP UPON DELIVERY OF BAGS. Until we verify the contents of the bags and enter a final credit to your account on our books, our only relationship with respect to the deposit is that of bailee and bailor. We are not responsible for any property included in a bag other than cash, checks and food stamps.

                                   EXHIBIT "B"

    3. CURRENCY DELIVERIES. If you wish to order currency, you must place the order within the time frame set out in the Administrative Rules using the system designated in the Service Form and Administrative Rules, and you must comply with all of the procedures and Administrative Rules applicable to that system. We will notify you from time to time of the denominations and maximum amounts of currency that you may order.

         a. PAYMENT FOR CURRENCY. We will debit the account designated in the Service Form for the amount of currency ordered by you according to our records. You agree to have sufficient available funds in the designated account to cover each day's currency orders. If the account does not contain sufficient available funds, we may either supply a partial order or refuse to supply any of the order.

         b. DISCREPANCIES. You must verify each currency shipment under dual control procedures immediately upon receipt of the shipment. If you discover a discrepancy in a shipment received in a plastic bag prior to opening the bag, you must return the bag to us immediately without opening the bag. If you discover a discrepancy within a strap, you must report it to us within 5 days of the shipment date and promptly return the strap to us. We will have a reasonable time to investigate any reported discrepancy and we will promptly communicate our findings to you.

    4. INVESTIGATIONS. You agree to cooperate fully and to cause your employees, agents, officers, contractors and subcontractors to cooperate fully with us in any investigation of any loss or discrepancy. If you fail to comply with these duties of cooperation, that will constitute your release of us from any liabilities, claims or expenses incurred by anyone in connection with a discrepancy.

    5. CURRENCY TRANSACTION REPORTS. We may be required by law to report any currency deposits or withdrawals in a single day exceeding $10,000 or lower limits established by the Internal Revenue Service.

    6. BANK'S LIABILITY. You may not assert any claim you have against us in connection with the services described in this Section K. more than 90 days after the date the event occurred that gives rise to the claim. You assume all risks of using our unattended facilities, including risks of theft, robbery and personal injury; we are not responsible if a facility fails to operate properly in any way, including failing to open, close, lock, or unlock. It is your responsibility to verify that your bags have dropped down completely into the facility, and you agree that you will not leave your bags in any facility that does not appear to be operating properly. We will not be liable to you if any of our unattended facilities or tele-entry systems is closed or otherwise unavailable for use at any time.

                                   EXHIBIT "B"

L. INFORMATION SERVICES. We offer electronic cash management and information services, available by direct transmission to you or by using a personal computer and certain software. If we provide you with access to our cash management and information reporting software (the "Software"), or if we provide you with another means of electronic access to information about your accounts, the following provisions apply.

    1. SOFTWARE. The Software will be distributed to you on a non-exclusive basis in object code form on a diskette or other medium. You must determine whether the Software is compatible with one or more of the personal computers and operating software described in the Administrative Rules, and must advise us of the personal computer and operating software you intend to use. When the Software is distributed to you, you will be granted a non-exclusive, non-transferable license to use the Software (the "Software License"), and by using the Software you agree to comply with all of the terms and conditions of the Software License.

    2. CUSTOMER ACCOUNTS. You will designate the accounts to which you want to secure access in the Service Form. If you request access to accounts of other companies in which you or your parent have majority ownership ("Affiliates"), you must provide evidence satisfactory to us of your authority to access the Affiliate accounts, and must represent and warrant that you are authorized to access those accounts and give instructions on behalf of the Affiliates.

    3. BANK'S OBLIGATIONS. We will transmit all appropriate financial data within our control that is necessary for you to use the Software for the purposes for which it is designed, and will act on appropriate instructions received from you in connection with the Software. We make no representations or warranties regarding the accuracy of any information you receive while using the Software or otherwise accessing information about accounts, and we will not be liable if you receive inaccurate information, unless we have been grossly negligent or engaged in willful misconduct in making available the information.

    4. USE OF THE SOFTWARE PRODUCTS. You may use the Software and otherwise access the account information only (a) for so long as this section of this Agreement is in effect, (b) for your own business use, and (c) in accordance with the terms of this Agreement, the Software License, and the Administrative Rules. All trademarks, tradenames, service marks, copyrights, programs, software, specifications, systems designs, applications, routines, sub-routines, techniques, enhancements, documentation, manuals, ideas and formulas used, developed or provided by us or otherwise in connection with this Agreement are proprietary property, will remain the sole property of the rightful owner (whether Bank or a third party), and you have no ownership interest in them. You agree not to disclose any proprietary or other confidential information to any third party.

                                   EXHIBIT "B"

    5. TERMINATION. If the Software License terminates, your rights and our obligations with respect to the Software will terminate immediately without prior notice to you, but your obligations not to disclose Confidential Information will remain in effect.

M. CHECK CASHING SERVICE. If you have signed a Check Cashing Service Form, we may cash certain checks or drafts drawn on your accounts at other banks for the payees of those checks or drafts. The Service Form will specify the requirements for checks or drafts that will be cashed.

    1. PRESENTMENT OF CHECKS/DRAFTS. All named payees on the check or draft must be present at the time the check or draft is presented to us, and must provide identification bearing the name of the payee in the form of a state driver's license or state identification card, or in another form acceptable to us. We may require additional identification if we determine that such a request is warranted, and we may refuse to cash any particular check or draft without giving you notice of our refusal.

    2. DISHONORED OR RETURNED CHECKS. You agree to pay us the amount of any check or draft cashed by us that is dishonored or returned for any reason, together with all applicable fees in connection with the dishonor or return. As long as you use this service, you will maintain an account with us, and you authorize us to debit that or any other account for the amount of any dishonored or returned check and applicable fees.





                                   EXHIBIT "B"
                                      -23-

Austin
(4 Locations)
700 Lavaca
(512) 479-2695

Beaumont
(4 Locations)
510 Park
(409) 880-1445

El Paso
(10 Locations)
Main at Mesa
(915) 546-6506

Houston Area
(53 Locations)
712 Main Street
(713) 216-5714

Dallas/Fort Worth Metroplex
(33 Locations)
Dallas
2200 Ross
(214) 965-2173

Fort Worth
201 Main
(817) 878-7567

Permian Basin
(3 Locations)
400 West Illinois
Midland
(915) 335-4421

Rio Grande Valley
(6 Locations)
1034 East Levee Street
Brownsville
(210) 548-6968

                                   EXHIBIT "B"

San Angelo
(2 Locations)
301 West Beauregard
(915) 653-5911

San Antonio Area
(5 Locations)
1020 N.E.  Loop 410
San Antonio
(210) 829-6122









                                   EXHIBIT "B"

                 SUPPLEMENT TO TREASURY MANAGEMENT SERVICE AGREEMENT


    This Supplement to Treasury Management Service Agreement (this "Agreement") is dated as of May 9, 1997 and is between TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank"), Reliant Building Products, Inc.*, ("Customer"), and The Chase Manhattan Bank, as Agent ("Lender").

                                   RECITALS:

     Bank has agreed to provide certain services to Customer in accordance with the terms of Bank's Treasury Management Service Agreement, as amended form time to time (the "Treasury Management Agreement") and as supplemented by this Agreement. Pursuant to a separate agreement between Customer and Lender, Customer has agreed to grant Lender a security interest in its deposit account with Bank (the "Account"). Bank is willing to permit the security interest on the terms and conditions set forth in this Agreement.

                                  AGREEMENT:

     In consideration of the recitals and $10.00 and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Bank, Customer and Lender agree as follows:

1. CONSENT AND SUBORDINATION. Bank consents to the Lender's security interest in the Account, and hereby subordinates its right of setoff against the Account to the security interest of the Lender for the term of this Agreement. Notwithstanding the foregoing, Bank retains the right to debit the Account at any time for (a) the amount of any overdraft in the Account, (b) the amount of any item deposited to the Account and subsequently returned to Bank for any reason, and (c) the amount of all service fees and other charges associated with the Account and owing to Bank (collectively, the "Permitted Debits").

2. INSUFFICIENT FUNDS IN ACCOUNT. If Bank is unable to debit the Account for the Permitted Debits, or if the Account contains insufficient available balances at the time of any attempted Permitted Debit, Lender agrees to reimburse Bank for the outstanding amount of any overdraft, return item, or service fee or other charge related to the Account within 10 days after Bank's written demand for payment.

3.   TREASURY MANAGEMENT AGREEMENT.   For purposes of the Generally Applicable
Terms and Conditions in Section II, the provisions of Section III.B., and the provisions of any other section

-------------
*RBP of Arizona, Inc., RBP Custom Glass, Inc., RBP Fenesco, Inc., RBP of Texas, Inc. and RBP Trans, Inc.

                                   EXHIBIT "B"
of the Treasury Management Agreement covering services provided by Bank in connection with the Account, the terms "you," "your," and "yours," as used in the Treasury Management Agreement, mean Customer and Lender, jointly and severally, for all purposes. Customer and Lender agree to the provisions of the Treasury Management Agreement as supplemented by this Agreement. This Agreement supplements, amends, and becomes a part of the Treasury Management Agreement for all purposes.

4. INSTRUCTIONS. Bank may act in accordance with any instructions regarding the Account provided by (mark applicable box) / / any authorized signer on the Account; /X/ Lender personnel only. If the "Lender personnel only" box is checked above, Bank will be fully protected in acting on any instructions given by Lender regarding the Account without making any inquiry as to Lender's right to give the instructions or as to the application of any payment made pursuant thereto, and any payment of all or part of the Account made to Lender or pursuant to Lender's instructions will satisfy any liability Bank has to Lender and relieve Bank of all liability to Customer for such amounts. Bank may rely on the instructions of any person providing instructions on Lender's Letterhead, without further inquiry into the authority of that person to act on behalf of Lender.

5. CERTAIN ACTIONS. Nothing contained herein will require Bank to take any action in contravention of applicable laws, any court order, or the instructions of any bankruptcy trustee.

6. INTERPLEADER. If at any time Bank is uncertain as to its rights or duties under this Agreement, Bank may consult an attorney and/or may interplead any funds in the Account into a court of competent jurisdiction, and Customer and Lender jointly and severally agree to reimburse Bank for any costs incurred.

7. ENTIRE AGREEMENT. The Treasury Management Agreement, as supplemented by this Agreement, represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreement of the parties. Bank is not bound by any provisions contained in any other document executed between Customer and Lender and to which Bank is not a party, even if Bank has been provided with a copy of that document.

CUSTOMER:      RELIANT BUILDING PRODUCTS, INC.

               By:    /s/ VIRGIL D. LOWE
                      ------------------------------
               Name:  VIRGIL D. LOWE
                      ------------------------------
               Title: SECRETARY AND TREASURER
                      ------------------------------


                                   EXHIBIT "B"

LENDER:        THE CHASE MANHATTAN BANK, AS AGENT

               By:
                      ------------------------------
               Name:
                      ------------------------------
               Title:
                      ------------------------------

BANK:          TEXAS COMMERCE BANK NATIONAL ASSOCIATION

               By:    /s/ JEFFREY A. STERN
                      ------------------------------
               Name:  JEFFREY A. STERN
                      ------------------------------
               Title: VICE PRESIDENT
                      ------------------------------

CUSTOMER:      RBP OF ARIZONA, INC.

               By:    /s/ VIRGIL D. LOWE
                      ------------------------------
               Name:  VIRGIL D. LOWE
                      ------------------------------
               Title: SECRETARY AND TREASURER
                      ------------------------------

CUSTOMER:      RBP CUSTOM GLASS, INC.

               By:    /s/ VIRGIL D. LOWE
                      ------------------------------
               Name:  VIRGIL D. LOWE
                      ------------------------------
               Title: SECRETARY AND TREASURER
                      ------------------------------

CUSTOMER:      RBP FENESCO, INC.

               By:    /s/ VIRGIL D. LOWE
                      ------------------------------
               Name:  VIRGIL D. LOWE
                      ------------------------------
               Title: SECRETARY AND TREASURER
                      ------------------------------

CUSTOMER:      RBP OF TEXAS, INC.

               By:    /s/ VIRGIL D. LOWE
                      ------------------------------
               Name:  VIRGIL D. LOWE
                      ------------------------------
               Title: SECRETARY AND TREASURER
                      ------------------------------

CUSTOMER:      RBP TRANS, INC.

               By:    /s/ VIRGIL D. LOWE
                      ------------------------------
               Name:  VIRGIL D. LOWE
                      ------------------------------
               Title: SECRETARY AND TREASURER
                      ------------------------------


                                   EXHIBIT "B"

                              OFFICER'S CERTIFICATE

                               Date:
                                    --------------

[Name and address of Lender
or Agent, as the case may be]

------------------------------

------------------------------
Attention:
          --------------------

     Re: Financial Statements Required under Credit Agreement (as the same may have been amended, modified and restated from time to time, the "CREDIT AGREEMENT") dated as of May __, 1997, by and among Reliant Building Products, Inc., the financial institutions or party thereto from time to time and The Chase Manhattan Bank, as Agent

Gentlemen:

     Capitalized words and phrases used herein and not defined herein and defined in the Credit Agreement are used herein with the same meanings as are assigned to them in the Credit Agreement.

     The undersigned hereby certifies, warrants and represents to the addressee named above that to the best knowledge of the undersigned:

     (1) He or she is the duly appointed and acting Financial Officer of Borrower;

     (2) The attached financial statements dated as of ______________ were prepared in conformity with GAAP consistently applied, subject only to normal and customary adjustments, and present fairly the financial position of Borrower and its Subsidiaries, on a Consolidated [and consolidating basis], as of the date thereof and the results of its operations for the period covered thereby.

     (3) The following constitute true, correct and complete financial calculations for the Borrower and its Subsidiaries on a Consolidated basis, as of the end of the period covered by the attached financial statements:

          (a)  LEVERAGE RATIO:

               (i)  Total Indebtedness:      $
                                              -----------
               (ii) EBITDA:                  $
                                              -----------


                                   EXHIBIT "C"

               (iii)   Actual Leverage Ratio
                       [ratio of Line (i) TO Line (ii)]:             ___ to 1.00

               (iv)    Required Leverage Ratio:                      ___ to 1.00

          (b)  INTEREST COVERAGE RATIO:

               (i)   EBITDA:                            $
                                                         ----------
               (ii)  Capital Expenditures:              $
                                                         ----------
               (iii) Adjusted EBITDA
                     [Line (i) less Line (ii)]          $
                                                         ----------
               (iv)  Interest Expense:                  $
                                                         ----------

               (v)   Actual Interest Coverage Ratio
                     [ratio of Line (iii) to Line (iv)]:             ___ to 1.00

               (vi) Required Interest Coverage Ratio:                ___ to 1.00

     (4) The undersigned hereby certifies to his or her best knowledge as follows:

          (a) each representation or warranty of Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and of this date, except for (i) those representations and warranties which relate only to the Closing Date or (ii) such changes in the representations and warranties otherwise permitted by the terms of the Credit Agreement;

          (b) no Event of Default or Default under the Credit Agreement has occurred and is still continuing; and

          (c) neither Borrower, nor any of its Subsidiaries, is in default in the due performance of any covenant on its part in the Credit Agreement or any other Loan Documents.


                                        ---------------------------------------
                                        Name:
                                             ----------------------------------

                                   EXHIBIT "C"
                                     Page 2

                                [Borrower Letterhead]

                           REQUEST FOR EXTENSION OF CREDIT

                                Date:
                                      ---------------


The Chase Manhattan Bank
633 Third Avenue
New York, New York  10017-6764
Attention: Mr. Jeffrey Ackerman

     Re: Loan under Credit Agreement dated as of May ___, 1997, by and among Reliant Building Products, Inc., the financial institutions a party thereto from time to time, and The Chase Manhattan Bank, as Agent (as the same may have been amended, modified and/or restated from time to time, the "CREDIT AGREEMENT")

Gentlemen:

     Capitalized words and phrases used herein, but not defined herein, shall have the same meanings as are ascribed to them in the Credit Agreement.

     Borrower requests that a Loan be made under the Credit Agreement in the amount of $_____________ and that such Loan be made on __________, 19__, which is a Business Day (unless this request for a Loan is received by Agent after 1:00 p.m., New York City time, with respect to LIBOR Borrowings, or 2:00 p.m., New York City time, with respect to Alternate Base Rate Borrowings, in which case, then on the next to occur Business Day hereafter).

     The Loan is to be an (CHECK ONE) [ ] Alternate Base Rate Borrowing
[ ] LIBOR Borrowing.  If the Loan is to be a LIBOR Borrowing, the Interest
Period is to be (CHECK ONE) [ ] one   [ ] two   [ ] three   [ ] six months.

     [Borrower further requests that simultaneously with the making of the Loan described above, the current [Alternate Base Rate Borrowing] [LIBOR Borrowing] which matures on the same day that said Loan is to be made (i) be converted to a LIBOR Borrowing with the same Interest Period selected for such Loan and (ii) have its unpaid principal balance be combined with the new Loan so that the aggregate thereof is treated as a single LIBOR Borrowing for the Interest Period designated for the new Loan above and for all other purposes in the Credit Agreement.]

     Borrower hereby represents and warrants as follows:


                                    EXHIBIT D
                                     Page 1

   (i) each representation or warranty of Borrower contained in the Credit Agreement is true in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and of this date, except for (1) those representations and warranties which relate only to the Closing Date or (2) such changes in the representations and warranties otherwise permitted by the terms of the Credit Agreement;

   (ii) no Event of Default or Default under the Credit Agreement has occurred and is still continuing;

   (iii) neither Borrower, nor any of its Subsidiaries, is in default in the due performance of any covenant on its part in the Credit Agreement or any other Loan Documents;

   (iv) so far as is known to or is ascertainable by the officers of Borrower, the business and operations of Borrower and all of its Subsidiaries, as conducted at all times relevant to the transactions contemplated by the Credit Agreement to and including the close of business on the date hereof, have been and are in compliance with all applicable Legal Requirements materially affecting the business and operations of Borrower or any of its Subsidiaries.

     The undersigned Responsible Officer executing this Request for Extension of Credit on behalf of Borrower is the duly elected, qualified and acting
_____________.

                                   RELIANT BUILDING PRODUCTS, INC.,
                                   a Delaware corporation


                                   By:
                                          ------------------------------------
                                   Name:
                                          ------------------------------------
                                   Title:
                                          ------------------------------------





                                      EXHIBIT D

                                RATE SELECTION NOTICE

     Reliant Building Products, Inc., the financial institutions which are signatories thereto from time to time (collectively, the "LENDERS") and The Chase Manhattan Bank, a New York banking corporation, as Agent for and on behalf of Lenders, executed and delivered that certain Credit Agreement (as amended, supplemented and restated, the "CREDIT AGREEMENT") dated as of May __, 1997.
Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Credit Agreement.

     In accordance with the Credit Agreement, Borrower hereby notifies Agent of the exercise of an Interest Option.

E.   CURRENT BORROWING(S)

     1.   Interest Option now in effect:
                                                   -----------
     2.   Amount:                                 $
                                                   -----------

     3.   Expiration of current Interest Period,
          if applicable:                                  , 199
                                                   -------     --
F.   PROPOSED BORROWING

     1.   Amount:                                 $
                                                   -----------

     2.   Date Interest Option is to be effective         , 199
                                                   -------     --

     3.   Interest Option to be applicable
          (check one):

          [ ]  Alternate Base Rate
          [ ]  LIBOR Rate

     4.   Interest Period (check one if applicable):

          [ ]  1 month        [ ]  3 months
          [ ]  2 months       [ ]  6 months




                                      EXHIBIT E

     Borrower represents and warrants that the Interest Option and the Interest Period (if applicable) selected above comply with all provisions of the Credit Agreement and that there exists no Event of Default or Default under the Credit Agreement.

                                   RELIANT BUILDING PRODUCTS, INC.,
                                   a Delaware corporation


                                   By:
                                          ------------------------------------
                                   Name:
                                          ------------------------------------
                                   Title:
                                          ------------------------------------








                                      EXHIBIT E
                                       Page 2

                               SECRETARY'S CERTIFICATE


         I, the undersigned, do hereby certify that I am the duly elected and acting Secretary of RELIANT BUILDING PRODUCTS, INC. (the "CORPORATION"), a Delaware corporation; that, by unanimous written consent by all members of the Board of Directors of the Corporation, the following resolutions have been duly adopted; that said resolutions have been recorded in the minute books of the Corporation kept by me, are in accord with and pursuant to the Certificate of Incorporation and Bylaws of the Corporation, have not been amended, modified, superseded or revoked, and are now in full force and effect, to-wit:

         RESOLVED: That this Corporation enter into a Credit Agreement with such financial institutions (together with all other financial institutions which may become a party thereto pursuant to the terms of the Credit Agreement, the "LENDERS" and each of Lenders being a "LENDER herein) as the officer of this Corporation executing the same may in his or her discretion approve, and with THE CHASE MANHATTAN BANK, in its capacity as Agent for and on behalf of Lenders (in such capacity, the "AGENT"), substantially in the form of the draft of April __, 1997, presented to the directors, together with such changes as the officer of this Corporation executing the same may in his or her discretion approve, such Credit Agreement, together with such changes, being herein called the "CREDIT AGREEMENT";

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation execute and deliver to each Lender a promissory note (each a "NOTE") in an original principal amount equal to such Lender's Commitment (as that term is defined in the Credit Agreement), payable to the order of such Lender, such Notes to bear interest on the unpaid principal balances thereof at the rates provided in the Credit Agreement, this Corporation to have the right pursuant to the terms of the Credit Agreement to borrow, repay and reborrow prior to the Maturity Date (as that term is defined in the Credit Agreement), with accrued interest on each Note being due and payable on the dates set forth in the Credit Agreement, and with the outstanding principal balance of each Note being finally due and payable on the Maturity Date;

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation, together with the Current Guarantors (as that term is defined in the Credit Agreement) enter into a Contribution Agreement (the "CONTRIBUTION AGREEMENT") of even date with the Credit Agreement, pursuant to which this Corporation agrees, among other things, to indemnify each Guarantor (as that term is defined in the Credit Agreement) from time to time a party thereto against any losses incurred thereby under the Credit


                                  EXHIBIT F
                                   Page 1

         Agreement or any Guaranty (as that term is defined in the Credit Agreement) now or hereafter executed by any Guarantor in connection therewith;

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation execute and deliver to Agent, for the ratable benefit of Lenders, all of the Security Documents (as that term is defined in the Credit Agreement) required by Agent from this Corporation to evidence and perfect the liens against, security interests in, and assignments and pledges of all Collateral (as that term is defined in the Credit Agreement) now or hereafter owned and held by this Corporation;

         RESOLVED, FURTHER: That the Credit Agreement, each Note, the Contribution Agreement, the Security Documents and other instruments as Agent and Lenders may reasonably require in connection with the same shall be in form and substance satisfactory to Agent and Lenders and in form and substance approved by the officer of this Corporation executing the same, his or her approval of each such instrument to be conclusively evidenced by the execution thereof;

         RESOLVED, FURTHER: That the obligations incurred upon the execution and delivery by this Corporation of the Credit Agreement, each Note, the Contribution Agreement, the Security Documents and any other document executed in connection with the transactions contemplated in any of the foregoing shall become binding and enforceable obligations of this Corporation;

         RESOLVED, FURTHER: That the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of this Corporation be, and each acting alone hereby is, severally authorized and directed for and on behalf, and as the act and deed, of this Corporation, to execute and deliver to Agent and Lenders, the Credit Agreement, each Note (including without limitation, each new Note executed from time to time hereafter, as contemplated in the Credit Agreement), the Contribution Agreement, the Security Documents and such other instruments as Agent or any Lender may require in its sole and absolute discretion and to take such other action in the consummation of the transaction herein contemplated as the officer acting shall deem to be necessary or desirable, and any and all acts heretofore taken by each of the officers above delineated of this Corporation to such end are hereby expressly ratified and confirmed as the acts and deeds of this Corporation;

         RESOLVED, FURTHER: That any and all documents, agreements, certificates, opinions, letters, financing statements, consents, schedules and other instruments and writings executed and delivered on behalf of this Corporation in connection with the foregoing resolutions by any one of above-named officers of this Corporation shall be deemed to be the act of this Corporation and shall be in all respects binding against this Corporation;


                                  EXHIBIT F
                                   Page 2

         RESOLVED, FURTHER: That the directors have found that good, fair and valuable consideration and reasonably equivalent value have been and will be received by this Corporation for entry into and performance of all the foregoing agreements referred to in the preceding paragraphs, and that the incurrence of the obligations evidenced by such agreements is in the best interest of this Corporation and may be expected to benefit this Corporation, directly or indirectly; and

         FURTHER RESOLVED: That the Secretary or any Assistant Secretary of this Corporation be, and is hereby authorized, empowered and directed to certify and attest any documents which he or she may deem necessary or appropriate to consummate the transactions contemplated by the Credit Agreement, any Note, the Contribution Agreement, any of the Security Documents or any other document executed in connection with the transactions contemplated in any of the foregoing, but such certification or attestation shall not be required for the validity of the particular document.

         I further certify that _________________ and ________________ are the duly elected and incumbent _____________________ and __________________, respectively, of the Corporation, that their true and correct signatures are set forth below:

                         ________________________________.
                         (Signature of __________________)

                         ________________________________.
                         (Signature of __________________)

         I further certify that attached hereto as ANNEX I is a true, correct and complete copy of the Articles of Incorporation of the Corporation, together with all amendments thereto; and that attached hereto as ANNEX II is a true, correct and complete copy of the Bylaws of the Corporation, together with all amendments thereto.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name by order of the Board of Directors thereof on this ___ day of ____________________, 1997.

                                        ___________________________________
                                        Name:______________________________


                                  EXHIBIT F
                                   Page 3

         I do hereby certify that I am the duly elected and acting [__________] [Vice President] of Reliant Building Products, Inc. and that __________________ is the duly elected and acting Secretary of Reliant Building Products, Inc.

                                        ___________________________________
                                        Name:______________________________

















                                  EXHIBIT F
                                   Page 4

                               SECRETARY'S CERTIFICATE


         I, the undersigned, do hereby certify that I am the duly elected Secretary of ________________________, a ______________________ corporation
(the "CORPORATION"); that, by unanimous written consent by all members of the Board of Directors of the Corporation, the following resolutions have been duly adopted; that said resolutions have been recorded in the minute books of the Corporation kept by me, are in accord with and pursuant to the corporate charter and Bylaws of the Corporation, have not been amended, modified, superseded or revoked, and are now in full force and effect, to-wit:

         RESOLVED: That this Corporation execute and deliver to THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as Agent (in such capacity, the "AGENT") on behalf of the Lenders (as that term is hereafter defined), a guaranty (the "GUARANTY") whereby this Corporation jointly and severally guarantees payment of any and all indebtedness of RELIANT BUILDING PRODUCTS, INC. (the "COMPANY"), a Delaware corporation, to the Lenders and the Agent now or hereafter existing, arising out of or in connection with that certain Credit Agreement executed or to be executed by and among the Company, the Agent and such financial institutions which the Company and the Agent may approve or which otherwise may be made a party thereto pursuant to the terms thereof (collectively, the "LENDERS"), as the same may be amended, supplemented or restated from time to time (collectively, the "CREDIT AGREEMENT") and under the Notes (as defined in the Credit Agreement); the Guaranty to cover interest on the principal amount of said indebtedness and all expenses of the Agent and the Lenders in collecting said indebtedness or enforcing the Guaranty, or both, and certain other costs and expenses more fully described in the Guaranty;

         RESOLVED, FURTHER: That this Corporation enter into a Contribution Agreement (the "CONTRIBUTION AGREEMENT") with the other guarantors (together with any other party which becomes a guarantor under the Guaranty from time to time, the "OTHER GUARANTORS") under the Guaranty, pursuant to which, among other things, this Corporation agrees to pay to any of the Other Guarantors on which demand for payment of any of the indebtedness guaranteed by the Guaranty and payment has been made, this Corporation's Proportionate Share (as defined in the Contribution Agreement) of the payment made under the Guaranty by such Other Guarantor;

                                     EXHIBIT G

         RESOLVED, FURTHER: That the form and content of the Guaranty and the Contribution Agreement be substantially in the forms of the drafts of such documents submitted to this meeting, together with such changes as the officer of this Corporation executing the same may in his or her discretion approve;

         RESOLVED, FURTHER: That the execution and delivery of the Guaranty and the Contribution Agreement will benefit, directly or indirectly, this Corporation and its shareholders;

         RESOLVED, FURTHER: That the Guaranty, the Contribution Agreement and other instruments as the Agent and the Lenders may reasonably require in connection with the Guaranty and the Contribution Agreement shall be in form and substance satisfactory to the Agent and the Lenders and in form and substance approved by the officer of this Corporation executing the same, his or her approval of each such instrument to be conclusively evidenced by the execution thereof; and

         RESOLVED, FURTHER: That the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of this Corporation be and each acting alone hereby is severally authorized and directed for and on behalf, and as the act and deed, of this Corporation to execute and deliver to the Agent and the Lenders said Guaranty, Contribution Agreement and such other instruments as the Agent and the Lenders may require, and to take such other action in the consummation of the transaction herein contemplated as the officer acting shall deem necessary or desirable, and any and all acts heretofore taken by the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of this Corporation to such end are hereby expressly ratified and confirmed as the acts and deeds of this Corporation; and

         RESOLVED, FURTHER: That the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of this Corporation be and each acting alone hereby is severally authorized and directed for and on behalf, and as the act and deed, of this Corporation, in connection with any renewal, modification or extension of the Credit Agreement or the Notes, to negotiate and agree to on terms acceptable to such officer any and all renewals, extensions, modifications and amendments to the Guaranty, the Contribution Agreement or any other document executed in connection with the transactions contemplated in any of the foregoing, and to execute and deliver to the Agent and the Lenders such documents as the Agent or any Lender shall require to evidence any such renewal, extension, modification or amendment and to take such other action in the consummation of the transactions therein contemplated as the officer acting shall deem to be necessary or desirable.

                                     EXHIBIT G

         I further certify that _______________________ is the duly elected and incumbent ____________________________ of the Corporation, that the true and correct signature of such officer is as set forth below:

                           ________________________________.

         I further certify that true, correct and complete copies of the Certificate of Incorporation and Articles of Incorporation of the Corporation, together with all amendments thereto have been delivered, or simultaneously herewith are being delivered, to The Chase Manhattan Bank, as Agent; and true, correct and complete copies of the Bylaws of the Corporation, together with all amendments thereto have been delivered, or simultaneously herewith are being delivered, to The Chase Manhattan Bank, as Agent.

     IN WITNESS WHEREOF, I have hereunto subscribed my hand by order of the Board of Directors of the Corporation thereof on this ______ day of ___________________________, 1997.


                                    ----------------------------------------
                                    Name:
                                          ----------------------------------

         I do hereby certify that I am the duly elected and acting ________________________ of _______________________, and that ______________
is a duly elected and acting _________________ Secretary of ________________.



                                    ----------------------------------------
                                    Name:
                                          ----------------------------------

                                EXHIBIT G

                         BORROWING BASE CERTIFICATE

To:                Chemical Bank, Asset Based Operation          Date:
                   200 Jericho Quadrangle                              ---------
                   Jericho, NY  11753

SUBJECT:      Reliant Building Products, Inc. ("Reliant")
              Borrowing Base Certificate #
                                          -------------

We hereby certify the following information:

I. ACCOUNTS RECEIVABLE:
     Accounts Receivable as of the date of the last submitted
      certificate                                                 $
                                                                   -------------
              Add: Sales                                             $
                                                                      ----------
              Less: Collections                                      $
                                                                      ----------
              Less: Adjustments to A/R                               $
                                                                      ----------
     Accounts Receivable as of      /      /                         $
                                 --------------                       ----------
     Accounts Receivable Aging as of      /     /
                                     ----------------
              Total A/R  Current   31-60    61-90  Over 90
              ---------  -------   -----    -----  -------
     Gross Accounts Receivable                                       $
                                                                      ----------
     Less:    Ineligibles:
              ------------
              Receivables over 90 days from invoice date   $(      )
                                                            --------
              Receivables from subsidiaries/affiliates     $(      )
                                                            --------
              Cross-aged Receivables at 50%                $(      )
                                                            --------
              Foreign Receivables not under L/C's or
               insurance                                   $(      )
                                                            --------
              Credits, Chargebacks & Disputes              $(      )
                                                            --------
              Concentrations over 10% (uninsured)          $(      )
                                                            --------
              Consignment, Progress Billing, Bill and Hold $(      )
                                                            --------
              Promotional                                  $(      )
                                                            --------
              Government                                   $(      )
                                                            --------
              Contras, offsets, etc.                       $(      )
                                                            --------
              Transportation/Backhauling Greater-than
               $500M                                       $(      )
                                                            --------
              C.O.D. and Cash in Advance                   $(      )
                                                            --------
              Warranty Reserve                             $(      )
                                                            --------
              Other: (Specify)                             $(      )
                                                            --------
              Total Ineligibles                            $(      )
                                                            --------
     Net Eligible Accounts Receivable                                $
                                                                      ----------
     Availability at 85% (subject to revision)(1)                    $
                                                                      ----------

                                   EXHIBIT "H"

II. INVENTORY:
     Gross Inventory                                                 $
                                                                      ----------
     Less:    Ineligibles                                  $(      )
              -----------                                  ---------
              Work in Process                              $(      )
                                                            --------
              Slow Moving, Discontinued or Obsolete        $(      )
                                                            --------
              In-Transit                                   $(      )
                                                           ---------
              Scrap or Remnants                            $(      )
                                                           ---------
              Returned or Damaged                          $(      )
                                                           ---------
              Inventory off premise (and not under
               landlord waiver)                            $(      )
                                                           ---------
              Packaging and Shipping Supplies              $(      )
                                                           ---------
              Other: (Specify)                             $(      )
                                                           ---------
              Total Ineligibles                            $(      )
                                                           ---------
     Net Eligible Inventory                                          $
                                                                      ----------
     Lesser of (i) Availability at 50% or (ii) $10,000M cap
      amount)(2)                                                     $
                                                                      ----------
TOTAL A/R AND INVENTORY AVAILABILITY(1+2)=(A)                        $
                                                                      ----------
Total Loans Outstanding (3)                                          $(        )
                                                                      ----------
Total Letters of Credit (4)                                          $(        )
                                                                      ----------
Amount Requested for Borrowing or Repayment(5)                       $(        )
                                                                      ----------
Total Revolving Credit Exposure(3+4+/-5)=(B)                         $(        )
                                                                      ----------
HORAN INDEBTEDNESS RESERVE $400,000(C)                               $(        )
                                                                      ----------
EXCESS AVAILABILITY(A-B-C)                                           $
                                                                      ----------

The undersigned hereby represents and warrants that this is a correct statement regarding the status of its accounts receivable, and inventory assigned to The Chase Manhattan Bank, as Agent, and that the figures set forth herein are accurate. The undersigned further warrants and represents that the company is in complete compliance with all the terms and conditions contained in the agreements between us. The undersigned further understands that the loans to the Company will be based upon reliance on the information contained herein.

ATTEST:                                RELIANT BUILDING PRODUCTS, INC.:


-----------------------------------    -------------------------------------
Name:                                  Name:
Title:                                 Title:


                                   EXHIBIT "H"

                                     SCHEDULE 1.1

                                (Lenders' Commitments)


                Lender                          Commitment Amount
                ------                          -----------------
1.  The Chase Manhattan Bank                       $ 7,500,000

1.  Texas Commerce Bank National Association        $ 7,500,000

1.  CIBC Inc.                                      $10,000,000